EXHIBIT 10.2

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (this “Agreement”), dated as of September 4, 2008, is by and among Taylor Capital Group, Inc., a Delaware corporation (the “Company”), and each of the investors listed on the Schedule of Buyers attached hereto (each individually, a “Buyer” and collectively, the “Buyers”). Certain of the capitalized terms used but not defined herein have the meanings assigned to them in Exhibit A (which is incorporated herein by reference).

WHEREAS:

A. The Company and each Buyer is executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the “1933 Act”), and Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the 1933 Act.

B. The Company’s board of directors (with each of Bruce Taylor, Jeffrey Taylor, Mark Hoppe and M. Hill Hammock abstaining and not participating in such vote) (the “Board”) has approved and recommended to the Company’s stockholders the adoption of a Third Amended and Restated Certificate of Incorporation of the Company (the “Restated Charter”), a copy of which is attached hereto as Exhibit B, that, among other things, will designate a new series of convertible preferred stock of the Company as Series A Non-Cumulative Convertible Perpetual Preferred Stock (the “Preferred Shares”), which Preferred Shares shall be convertible into shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), in accordance with the terms included in the Restated Charter.

C. Each Buyer wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, that aggregate number of Preferred Shares set forth opposite such Buyer’s name in column (3) on the Schedule of Buyers (which aggregate number for all Buyers shall be 2,400,000 Preferred Shares).

D. Contemporaneously with the execution and delivery of this Agreement, certain of the parties hereto, along with members of the Taylor family, are executing and delivering a Voting Agreement, substantially in the form attached hereto as Exhibit C (the “Voting Agreement”).

E. The Board (with each of Bruce Taylor, Jeffrey Taylor, Mark Hoppe and M. Hill Hammock abstaining and not participating in such vote) has approved the Certificate of Designation, a copy of which is attached hereto as Exhibit E (the “Designated Preferred Certificate of Designation”), that, among other things, will designate a new series of convertible preferred stock of the Company as Series B Convertible Preferred Stock (the “Designated Preferred”), which Designated Preferred may be issued in the event of a Potential Delay (as defined in Section 4(c)).

F. The Preferred Shares, Designated Preferred (if issued hereunder) and the shares of Common Stock issuable upon conversion of the Preferred Shares and the Designated Preferred (the “Conversion Shares”) are collectively referred to herein as the “Securities”.

G. As of the date hereof, the Company is seeking to effect a private placement of $60 million of subordinated bank notes issued by Cole Taylor Bank, a wholly-owned subsidiary of the Company (the “Bank”), and warrants to acquire Common Stock on substantially the terms attached hereto as Exhibit D (the “Subdebt and Warrant Transaction”).

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements set forth herein, the Company and each Buyer hereby agree as follows:

1. PURCHASE AND SALE OF PREFERRED STOCK.

(a) Preferred Shares. Subject to the satisfaction (or waiver) of the conditions set forth in Section 6 below, the Company shall issue and sell to each Buyer, and each Buyer severally, but not jointly, agrees to purchase from the Company on the Closing Date (as defined below) the number of Preferred Shares as is set forth opposite such Buyer’s name in column (3) on the Schedule of Buyers, all on the terms set forth herein.

(b) Closing. The closing of the acquisition of the Preferred Shares (or in the case of a Potential delay, the Designated Preferred) (the “Closing”) by the Buyers shall occur at the offices of Katten Muchin Rosenman LLP, 525 West Monroe Street, Chicago, Illinois 60661. The date and time of the Closing (the “Closing Date”) shall be 10:00 a.m., Chicago time, on the third Business Day after the satisfaction (or waiver) of the conditions to the Closing set forth in Section 6 below (other than any such condition required to be satisfied at the Closing) or such other date and time as is mutually agreed to by the Company and a Majority of Holders (as defined herein) not more than ten Business Days after such satisfaction (or waiver) of the conditions to the Closing. At the Closing, the Company and the Buyers shall make certain deliveries, as specified herein, and all such deliveries, regardless of chronological sequence, shall be deemed to occur contemporaneously and simultaneously on the occurrence of the last delivery and none of such deliveries shall be effective until the last of the same has occurred.

(c) Purchase Price. The aggregate purchase price for the Preferred Shares to be purchased by each Buyer (the “Purchase Price”) shall be the amount set forth opposite such Buyer’s name in column (4) on the Schedule of Buyers. Each Buyer shall pay $25.00 for each Preferred Share to be purchased by such Buyer at the Closing.

(d) Purchase and Sale of Preferred Shares. On the Closing Date, against payment therefor in accordance with Section 1(e) hereof, the Company shall deliver to each Buyer the Preferred Shares in such denominations as is set forth opposite such Buyer’s name in column (3) on the Schedule of Buyers, each duly executed on behalf of the Company and registered in the name of such Buyer or its designees.

(e) Deposit of Purchase Price. As soon as practicable, but in any event, within two Business Days after written notice of (i) the satisfaction (or waiver) of the conditions to the Closing set forth in Section 6 below, or (ii) such earlier date as is mutually agreed to by the Company and a Majority of Holders that is not more than five Business Days prior to the expected Closing Date, each Buyer shall deposit, or cause to be deposited, into an account established at ABA # 065000090, Federal Reserve Bank of New Orleans, n/o Capital One NO/Trust, Acct. # 38500 20002515, f/f/c KBW Escrow Acct #75N028024, 265 Broadhollow Road, Melville, New York 11747, or such other escrow account as may be designated in such notice by the Company’s financial advisor, Keefe, Bruyette & Woods, Inc., pursuant to wire transfer instructions set forth in such notice, cash in the amount necessary for the payment of its portion of the Purchase Price as set forth on the Schedule of Buyers. If the Closing has not occurred within ten Business Days after such funds are so deposited, the funds so deposited by each Buyer will be promptly refunded to such Buyer upon request.

2. BUYER’S REPRESENTATIONS AND WARRANTIES. Each Buyer represents and warrants with respect to itself only that:

(a) Organization; Authority; Legal Capacity.

(i) If such Buyer is a legal entity, such Buyer is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with, subject to the receipt of any required Bank Regulatory Approvals, the requisite power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents (as defined below) to which it is a party and otherwise to carry out its obligations hereunder and thereunder.

(ii) If such Buyer is a natural Person, such Buyer has the legal capacity and, subject to the receipt of any required Bank Regulatory Approvals, the right to execute, deliver, enter into, consummate and perform the transactions contemplated by the Transaction Documents to which it is a party and otherwise to carry out its obligations hereunder and thereunder.

(b) Validity; Enforcement. This Agreement and the other Transaction Documents to which such Buyer is or will be a party have been duly and validly authorized on behalf of such Buyer. This Agreement has been duly executed and delivered by such Buyer, and each other Transaction Document to which such Buyer is a party, when executed and delivered as contemplated herein, will have been duly executed and delivered by such Buyer, and, subject to the receipt of any required Bank Regulatory Approvals, this Agreement constitutes, and each other Transaction Document to which such Buyer is a party upon execution and delivery thereof by such Buyer will constitute, the legal, valid and binding obligation of such Buyer, enforceable against such Buyer in accordance with its respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies or as indemnification or contribution pursuant to the Registration Rights Agreement or the Restated Charter may be limited by the federal securities or banking laws or any public policy relating thereto.

(c) No Conflicts. The execution, delivery and performance by such Buyer of this Agreement and the other Transaction Documents to which such Buyer is a party and the consummation by such Buyer of the Transactions will not (i) if Buyer is a Business Entity, result in a violation of the Organizational Documents of such Buyer or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Buyer is a party, or (iii) subject to receipt of any Bank Regulatory Approvals, result in a violation of any Requirement of Law applicable to such Buyer, except in the case of clauses (ii) and (iii) above, for such for such defaults, terminations, amendments, accelerations, cancellations, or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Transactions or the authority or ability of such Buyer to perform its obligations under the Transaction Documents.

(d) No Public Sale or Distribution. Such Buyer is (i) acquiring the Preferred Shares and (ii) upon conversion of the Preferred Shares will acquire the Conversion Shares, in each case, for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempt from registration under the 1933 Act. Such Buyer does not presently have any agreement or understanding, directly or indirectly, with any Person to resell or distribute any of the Securities. Such Buyer is not a broker-dealer (registered or otherwise) or an Affiliate of a broker-dealer.

(e) Accredited Investor Status. Such Buyer is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D (which definition includes any director or executive officer of the Company) on the basis set forth on the signature page hereto executed by such Buyer. Such Buyer has such knowledge and experience in financial and business matters that Such Buyer is capable of evaluating the merits and risks of its investment in the Securities.

(f) No General Solicitation. Such Buyer has not received nor is it aware of any general solicitation or general advertising of the Securities, including, without limitation, (i) any communication published in any newspaper or magazine or broadcast or disseminated over television, radio or the internet, or (ii) any seminar or meeting to which people were invited by means of a general solicitation or general advertising.

(g) Reliance on Exemptions. Such Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Buyer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of such Buyer to acquire the Securities.

(h) Information. Such Buyer has been furnished with materials relating to the business, finances and operations of the Company, including information concerning the Bank, and materials relating to the offer and sale of the Securities that have been requested by such Buyer. Such Buyer has been afforded the opportunity to ask questions of the Company, and has reviewed and considered carefully all information it deems relevant in making an informed decision to purchase the Securities. Such Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities. Such Buyer understands that its investment in the Securities involves a high degree of risk.

(i) No Governmental Review. Such Buyer understands that no Governmental Authority has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor has any such Governmental Authority passed upon or endorsed the merits of the offering of the Securities, which are not deposits and are not insured by the Federal Deposit Insurance Corporation (“FDIC”).

(j) Transfer or Resale. Such Buyer understands that, except as provided in the Registration Rights Agreement: (i) the Securities have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder; or (B) such Buyer shall have delivered to the Company an opinion of counsel, in a form reasonably acceptable to the Company and its counsel, to the effect that such Securities to be sold, assigned or transferred are being sold, assigned or transferred pursuant to Rule 144 or Rule 144A promulgated under the 1933 Act (or a successor rule thereto) (collectively, “Rule 144”), or any other exemption from such registration; (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the Person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other Person is under any obligation to register the Securities under the 1933 Act or any state securities laws.

(k) Legends.

(i) Such Buyer understands that the certificates or other instruments representing the Preferred Shares and the stock certificates representing the Conversion Shares, except as set forth below, shall bear the following legend (and a stop transfer order consistent therewith may be placed against transfer of such share certificates):

[NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN][THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN] REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR

APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL, IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY AND ITS COUNSEL, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of the Securities upon which it is stamped or issue to such holder by electronic delivery at the applicable balance account at The Depository Trust Company (“DTC”), if, unless otherwise required by state securities laws, (A) such Securities are sold pursuant to an effective registration statement under the 1933 Act in accordance with the plan of distribution contained therein, or (B) in connection with a sale, assignment or other transfer, such holder provides the Company with an opinion of counsel, in a form reasonably acceptable to the Company and its counsel, to the effect that (I) such sale, assignment or transfer of such Securities has been made under the applicable requirements of Rule 144, or (II) such holder is not an Affiliate of the Company and that for purposes of any sale by such holder of such Securities, the applicable conditions of Rule 144 have been satisfied as set forth in paragraph (b)(1)(i) thereof and with the requirement for compliance with paragraph (c)(i) thereof.

(ii) Such Buyer further understands that until the Stockholder Approval Date, the certificates or other instruments representing the Preferred Shares shall bear the following additional legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE CONVERTED UNTIL THE STOCKHOLDER APPROVAL DATE (AS DEFINED IN THE SECURITIES PURCHASE AGREEMENT, DATED AUGUST [    ], 2008, BY AND AMONG THE COMPANY AND THE BUYERS PARTY THERETO).

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of such Securities upon request at any time following the Stockholder Approval Date.

(l) Residency. Such Buyer is a resident of that jurisdiction set forth opposite such Buyer’s name in column (2) on the Schedule of Buyers.

(m) Certain Trading Activities. Such Buyer has not directly or indirectly, nor to such Buyer’s knowledge has any Person who is subject to the direction or control of such Buyer and who is acting on behalf of or pursuant to any understanding with such Buyer, (i) engaged in any Short Sales (as defined below) involving the Company’s securities) since the date that such Buyer first became aware of the transactions contemplated hereby, or (ii) traded in securities of the Company while aware of material non-public information regarding the Company or its securities. For purposes of this Section, “Short Sales” include, without limitation, all “short sales” as defined in Rule 200 of Regulation SHO adopted under the Securities Exchange Act of 1934, as amended (the “1934 Act”), and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, short sales, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-US broker-dealers or foreign regulated brokers having the effect of hedging the securities of the Company or the investment contemplated under this Agreement. Such Buyer covenants that neither it, nor any person who is subject to the direction or control of such Buyer and who is acting on its behalf or pursuant to any understanding with it, will (i) engage in any Short Sales prior to the filing of the 8-K Filing (as defined below), or (ii) trade in securities of the Company while aware of material non-public information regarding the Company or its securities. Notwithstanding the foregoing to the contrary, any Short Sales or trades in securities of the Company occurring in any ETF or index fund, or effected by an investment adviser, investment company or pooled investment vehicle, or other Person that is not effected at the direction of such Buyer shall not be deemed a breach of any provision of this subsection (m).

(n) No Other Agreements. Other than as contemplated by the Transaction Documents, such Buyer has not, directly or indirectly, entered into any contract or agreement with any other Buyer, any executive officer of the Company, any member of the Board, or to the knowledge of such Buyer, any Affiliate of any such persons, with respect to, or otherwise in connection with, the Transactions.

(o) Bank Regulatory Approvals. Such Buyer knows of no reason why such Buyer should not be able to obtain such consents or approvals, if any, required to be obtained by Buyer from the Federal Reserve Board, the FDIC, or the Illinois Department of Financial and Professional Regulation (the “DFPR”, together with the Federal Reserve Board and the FDIC, the “Bank Regulatory Authorities”) with respect to the transactions contemplated by this Agreement, and such Buyer has not been rejected as an applicant for control, either individually or as part of any control application or notice, nor has such Buyer been asked by any Bank Regulatory Authority to withdraw any such control application or notice.

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to each of the Buyers as set forth below, except (i) to the extent set forth in the disclosure schedules hereto delivered to each of the Buyers prior to the execution of this Agreement, and (ii) other than with respect to Sections 3(a), (b), (c), (d), (e) and (z) of this Agreement, to the extent disclosed in a Company SEC Report filed by the Company with, or furnished by the Company to, the SEC after December 31, 2007 and at least two Business Days prior to the date of this Agreement, and publicly available as of the date of this Agreement (excluding any cautionary, predictive or forward-looking statements set forth in any section of such Company SEC Reports, including “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements”) (the “Available Company SEC Documents”). Each exception set forth in a disclosure schedule is identified by reference to, or has been grouped under a heading referring to, a specific individual section or subsection of this Agreement and relates only to such section or subsection; provided, however, that the inclusion of any item referenced in one section or subsection shall be deemed to refer to any other section or subsection, whether or not an explicit cross-reference appears, to the extent that the applicability of such item to the other section is readily apparent.

(a) Organization and Qualification. Except as set forth on Schedule (3)(a), the Company and each of the Subsidiaries (i) have been duly incorporated or organized and are validly existing in good standing under the laws of their respective jurisdictions of incorporation or organization, and (ii) are duly qualified to conduct business and are in good standing as foreign corporations or organizations in each jurisdiction in which their respective ownership or lease of property or the nature of their respective businesses requires such qualification, except where the failure to be so qualified would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. True and correct copies of the Organizational Documents of the Company and each of the Subsidiaries, as amended and currently in effect, have been made available by the Company to the Buyers. The Company and each of the Subsidiaries has all requisite power and authority to carry on the businesses in which it is engaged (as described in the Available Company SEC Documents) and to own or lease its properties.

(b) Bank Holding Company; State Banking Corporation Status. The Company is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended, and meets in all material respects the applicable requirements for qualification as such. The Bank holds the requisite authority from the DFPR to conduct business as a state-chartered banking corporation under the laws of the State of Illinois.

(c) Authorized Capital Stock.

(i) The authorized capital stock of the Company consists of: (A) 18,000,000 shares of Common Stock, and (B) 5,000,000 shares of preferred stock, none of which are issued and outstanding. As of the date of this Agreement, of the shares of Common Stock currently authorized: (x) 11,011,184 shares are outstanding, (y) 2,773,243 shares are reserved for issuance pursuant to the Taylor Capital Group, Inc. 2002 Incentive Compensation Plan, and (z) no shares were reserved for issuance pursuant to securities (other than the Preferred Shares and the Designated Preferred) exercisable or exchangeable for, or convertible into, shares of Common Stock.

(ii) In the event the Preferred Shares are issued at the Closing, upon filing the Restated Charter the authorized capital stock of the Company shall consist of: (A) 45,000,000 shares of Common Stock, and (B) 10,000,000 shares of preferred stock, 2,400,000 of which shall be designated as the Preferred Shares. In the event the Preferred Shares are issued upon mandatory exchange for the Designated Preferred, upon filing the Restated Charter the authorized capital stock of the Company shall consist of: (A) 45,000,000 shares of Common Stock, and (B) 10,000,000 shares of preferred stock, 2,400,000 of which shall be designated as Preferred Shares and 2,400,000 of which shall be designated as the Designated Preferred.

(iii) If a Potential Delay occurs and the Designated Preferred is issued at the Closing, upon filing of the Designated Preferred Certificate of Designation, the authorized capital stock of the Company shall consist of: (A) 18,000,000 shares of Common Stock, and (B) 5,000,000 shares of preferred stock, 2,400,000 of which shall be designated as the Designated Preferred.

(iv) Except as disclosed on Schedule 3(c)(iv), there are no (A) outstanding Convertible Securities or options, warrants or other rights exercisable for the purchase of any shares of Capital Stock or Convertible Securities (“Stock Purchase Rights”), (B) stock appreciation rights, performance stock awards or other employee incentive awards the value of which is determined by reference to the value of the Common Stock or (C) other agreements or commitments obligating the Company or any of its Subsidiaries to issue, sell, repurchase, redeem or otherwise acquire any shares of Capital Stock, Convertible Securities, Stock Purchase Rights or any securities of any Subsidiary. The issuance of the Preferred Shares and Conversion Shares as contemplated herein will not cause the number of shares of Common Stock issuable pursuant to any outstanding Convertible Securities or Stock Purchase Rights to increase as a result of any anti-dilution provisions relating thereto. There are no authorized or outstanding bonds, debentures, notes or other obligations of the Company the holders of which have the right to vote with the holders of Common Stock on any matter.

(v) All outstanding shares of Capital Stock (including any outstanding restricted stock) have been duly authorized and validly issued and are fully-paid and nonassessable and have been offered and issued without violation of any preemptive rights of any Person or any applicable registration requirements of applicable securities laws. All outstanding Stock Purchase Rights have been issued in compliance, in all material respects, with any applicable registration requirements of applicable securities laws, and all shares of Common Stock issued upon exercise thereof will have been, upon such issuance, duly authorized and validly issued without violation of any preemptive rights of any Person and will be fully-paid and nonassessable.

(vi) Except for Exhibits 9.1, 9.2 and 9.3 to the Company’s most recent Form 10-K included in the Available Company SEC Documents, and the Voting Agreement contemplated hereby, there are no voting trusts, proxies or other agreements to which the Company or, to the Knowledge of the Company any of its executive officers or directors, is a party or by which it is bound with respect to the voting of any shares of Capital Stock affecting the voting of any shares of Capital Stock.

(vii) Except for Exhibit 4.16 to the Company’s most recent Form 10-K included in the Available Company SEC Documents, and the Registration Rights Agreement contemplated hereby, there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the 1933 Act.

(viii) There are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem any security of the Company or any equity security, or security convertible into or exercisable for, any equity security of any of its Subsidiaries.

(d) Authorization; Enforcement; Validity. Subject to receipt of the Stockholder Approval (prior to the issuance of the Preferred Shares) and any required Bank Regulatory Approvals, and the filing with the Secretary of State of Delaware of the Restated Charter (prior to the issuance of the Preferred Shares) and the Designated Preferred Certificate of Designation (if the Designated Preferred is issued hereunder), the Company has the requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement, the Registration Rights Agreement, the Irrevocable Transfer Agent Instructions (as defined below), the Voting Agreement, the Management Services Agreement, the FIC Warrant, the Restated Charter, the Designated Preferred Certificate of Designation (if the Designated Preferred is issued hereunder) and each of the other agreements entered into by the Company in connection with the transactions contemplated by this Agreement (collectively, the “Transaction Documents”) and to consummate the Transactions. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the Transactions including, without limitation, the issuance of the Preferred Shares (whether at the Closing or upon mandatory exchange of the Designated Preferred), the issuance of the Designated Preferred (if any), and the reservation for issuance and the issuance of the Conversion Shares issuable upon conversion of the Preferred Shares and the Designated Preferred (if issued hereunder), have been duly authorized by the Board and, other than as described at the beginning of this Section 3(d), no further corporate action on the part of the Company is required in connection therewith. Except as disclosed on Schedule 3(d) or as otherwise specified in this Section 3(d), no filing, consent, or authorization is required by the Company, the Board or its stockholders with respect to the Transactions. Subject to the receipt of any required Bank Regulatory Approvals and the receipt of the Stockholder Approval (prior to the issuance of the Preferred Shares), this Agreement and the Voting Agreement have been duly executed and delivered by the Company and constitute, and, upon execution and delivery thereof by the Company as contemplated herein, each of the other Transaction Documents to which the Company is a party will constitute, legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity, applicable bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies or as indemnification or contribution may be limited by the securities laws and public policy relating thereto.

(e) Issuance of Securities. Upon issuance to the Buyers, the Preferred Shares (whether issued at the Closing or upon mandatory exchange of the Designated Preferred) and the Designated Preferred (if issued hereunder) will have been duly authorized and validly issued without violation of the preemptive rights of any Person and will be fully-paid and nonassessable, free and clear of any Liens, taxes or charges with respect to the use thereof and shall be entitled to the rights and preferences set forth in the Restated Charter and the Designated Preferred Certificate of Designation, respectively. As of the Closing, a number of shares of Common Stock shall have been duly authorized and reserved for issuance as Conversion Shares which equals at least the maximum number of shares of Common Stock then issuable upon conversion of the Preferred Shares purchased by the Buyers pursuant to this Agreement. Upon issuance or conversion in accordance with the Restated Charter or the Designated Preferred

Certificate of Designation, the Conversion Shares will be validly issued, fully paid and nonassessable and free from all preemptive (except as set forth in the Restated Charter) or similar rights, taxes, Liens or charges with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock. Subject to the accuracy of the representations and warranties of the Buyers in this Agreement, the offer, sale and issuance of the Securities hereunder is exempt from registration under the 1933 Act (pursuant to the exemption provided by Section 4(2) thereof) and all applicable state securities laws.

(f) No Defaults or Consents.

(i) Subject to receipt of the Stockholder Approval (prior to the issuance of the Preferred Shares) and any required Bank Regulatory Approvals, and the filing with the Secretary of State of the State of Delaware of the Restated Charter (prior to the issuance of the Preferred Shares), neither the execution, delivery or performance of this Agreement or any of the other Transaction Documents by the Company nor the consummation of any of the Transactions will (A) conflict with or violate any provision of the Second Amended and Restated Certificate of Incorporation of the Company or the Second Amended and Restated Bylaws of the Company (the “Bylaws”) or any Organizational Document of any of the Subsidiaries, (B) except as set forth on Schedule 3(f)(i)(B), result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, violate, result in the acceleration of, create in any party any right to accelerate, terminate, modify or cancel, or require any notice, consent, approval or waiver under, any material Contractual Obligation or any Requirement of Law material to the operation of the Company or any of the Subsidiaries or any of their respective properties and assets; (C) result in the imposition of any Lien upon any material properties or assets of the Company or any of the Subsidiaries, which Lien would materially detract from the value or materially interfere with the use of such properties or assets, (D) result in the Company or any Subsidiary being required to redeem, repurchase or otherwise acquire any outstanding equity or debt interests, securities or obligations in the Company or any of the Subsidiaries or any options or other rights exercisable for any of same, or (E) except as set forth on Schedule 3(f)(i)(E), cause the accelerated vesting of any employee stock options or restricted stock awards.

(ii) Neither the Company nor any of the Subsidiaries is required to obtain any consent, authorization or approval of, or make any filing, notification or registration with, any Governmental Authority or any self-regulatory organization in order for the Company to execute, deliver and perform this Agreement and each of the other Transaction Documents and to consummate the Transactions (“Company Approvals”).

(iii) Except as disclosed on Schedule 3(f)(iii), no Contractual Consents are required to be obtained under any Contractual Obligation applicable to the Company or any Subsidiary, delivery or performance of this Agreement or the other Transaction Documents or the consummation of any of the Transactions which if not obtained would reasonably be expected, individually or in the aggregate to have a Material Adverse Effect (“Company Contractual Consents”).

(g) Deposit Accounts. Depending on their nature and size, the deposit accounts of the Bank are insured up to the regulatory maximum amount provided by the FDIC and no proceedings for the modification, termination or revocation of any such insurance are pending or, to the knowledge of the Company, threatened or contemplated.

(h) Governmental and Regulatory Proceedings. There is no Action or Proceeding to which the Company or any of the Subsidiaries is a party pending or, to the Knowledge of the Company, threatened or contemplated, before any Governmental Authority, Regulatory Agency or self-regulatory organization (i) that challenges the validity or propriety of any of the Transactions or (ii) if determined adversely to the Company or any Subsidiary would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. To the Knowledge of the Company, no executive officer, director or employee of the Company or any of the Subsidiaries is the subject of any Action or Proceeding involving a claim of material breach of fiduciary duty relating to the Company or any of the Subsidiaries or is or may be permanently or temporarily enjoined by any order, judgment or decree of any Governmental Authority or self-regulatory organization from engaging in or continuing to conduct any of the businesses of the Company or any Subsidiary. Since January 1, 2006, the Company has not received a stop order or other order suspending the effectiveness of any registration statement filed by the Company under the 1934 Act or the 1933 Act and, to the Knowledge of the Company, the SEC has not issued any such order since such date. No order, judgment or decree of any Governmental Authority, Regulatory Agency or self-regulatory organization has been issued in any Action or Proceeding to which the Company or any of the Subsidiaries is or was a party that would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(i) No Restrictions. Except as set forth on Schedule 3(i), neither the Company nor any of the Subsidiaries is currently prohibited, directly or indirectly, under any order of the Federal Reserve Board (other than orders, regulations or policy statements applicable to bank holding companies and their subsidiaries generally), or any agreement or other instrument to which it is a party or is subject, from paying any dividends, from making any other distribution on its capital stock, from repaying any loans or advances or from transferring any of its properties or assets.

(j) Absence of Certain Changes or Events. Since December 31, 2007, (i) there has not been any Material Adverse Effect or any event, condition, change or development, or worsening of any existing event, condition, change or development that would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, (ii) the Company and the Subsidiaries have conducted their respective businesses only in the ordinary course consistent with past practices, and (iii) neither the Company nor any of its Subsidiaries has revalued any material assets of the Company or any Subsidiary resulting in a material impairment charge. Since December 31, 2007, neither the Company nor any of the Company Subsidiaries has (i) made or declared any distribution in cash or in kind to its stockholders, (ii) sold or otherwise disposed of any material asset outside of the ordinary course of business, or (iii) except as disclosed in Schedule 3(j)(iii), made or committed to make capital expenditures in excess of $1,000,000 with respect to any individual expenditure or in excess of $6,000,000 million for all capital expenditures in the aggregate. Neither the Company nor any of the Subsidiaries has taken any steps to seek protection pursuant to any bankruptcy law nor does the

Company have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so. The Company and the Subsidiaries, individually and on a consolidated basis, are not as of the date hereof, and after giving effect to the transactions contemplated hereby to occur at the Closing will not be, Insolvent.

(k) Governmental Permits, Etc.

(i) The Company and the Subsidiaries hold all Company Permits that are required for the conduct of the businesses of the Company and the Subsidiaries as currently being conducted, each as amended through the date hereof, other than such Miscellaneous Permits the absence of which would not reasonably be expected, individually or in the aggregate to have a Material Adverse Effect.

(ii) The Regulatory Permits are in full force and effect and have not been pledged or otherwise encumbered, assigned, suspended, modified, conditioned, or restricted in any material respect, canceled or revoked, and the Company and each of the Subsidiaries and, to the Knowledge of the Company, each of their respective executive officers and directors, have operated at all times in the past five (5) years, and are operating, in compliance in all material respects with all terms thereof or any renewals thereof applicable to them. To the Knowledge of the Company, no event has occurred, nor has any notice been received, with respect to any of the Regulatory Permits which allows or results in, or after notice or lapse of time or both would reasonably be expected to result in, revocation, suspension, or termination, modification, or the imposition of any condition or restriction, thereof or would reasonably be expected to result in any other material impairment of the rights of the holder of any such Regulatory Permit.

(iii) To the Knowledge of the Company, in the past five (5) years, no Governmental Authority or self-regulatory organization has initiated any material proceeding or investigation (other than examinations conducted in the ordinary course) into the business or operations of the Company or any Subsidiary, or any executive officer or director thereof, or has instituted any proceeding seeking to revoke, cancel or limit any Company Permit, and neither the Company or any Subsidiary, nor any executive officer or director thereof has received any notice of any unresolved material violation by any Governmental Authority or self-regulatory organization with respect to any report or statement relating to any examination of the Company or any Subsidiary. Without limiting the generality of the foregoing, neither the Company nor any Subsidiary nor, to the Knowledge of the Company, any of their respective executive officers or directors or Persons performing similar duties has been enjoined, indicted, convicted or made the subject of a disciplinary proceeding, censure, consent decree, memorandum of understanding, cease and desist or administrative order on account of any violation of any Requirement of Law applicable to the Company or any of the Subsidiaries.

(iv) Neither the Company or any Subsidiary, nor, to the Knowledge of the Company, any executive officer or director thereof is a party or subject to any agreement, consent, decree or order or other understanding or arrangement with, or any directive of any Governmental Authority or self-regulatory organization which imposes any material restrictions on or otherwise adversely affects in any material way the conduct of any of the business of the Company and the Subsidiaries.

(l) Company SEC Reports. The Company has timely filed all forms, reports, schedules, proxy statements, registration statements and other documents (including all exhibits thereto) required to be filed with the SEC since January 1, 2006 pursuant to the federal securities laws and the SEC rules and regulations thereunder, together with all certifications required pursuant to the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), (as they have been amended since the time of their filing, and including the exhibits thereto, collectively, the “Company SEC Reports”). The Company SEC Reports (including, without limitation, any financial statements or schedules included or incorporated by reference therein) at the time they became effective, in the case of registration statements, or when filed, in the case of any other Company SEC Report, complied in all material respects with the applicable requirements of the 1933 Act and the 1934 Act, as the case may be, and the rules and regulations of the SEC under all of the foregoing. None of the Company SEC Reports, including any financial statements or schedules included or incorporated by reference therein, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except as set forth in Schedule 3(l), none of the Subsidiaries is required to file any reports, forms or other documents with the SEC. There are no outstanding or unresolved comments in comment letters received from the SEC staff with respect to any of the Company SEC Reports.

(m) Financial Statements. The audited consolidated financial statements (including the related notes) included in the Company SEC Reports and in the reports filed by the Company with the Federal Reserve Board, as of their respective dates, complied in all material respects with applicable accounting requirements and the published rules and regulations of the SEC and Federal Reserve Board with respect thereto, present fairly, in all material respects, the consolidated financial condition and results of operations, changes in stockholders’ equity and cash flows of the Company and its Subsidiaries, at the dates and for the periods indicated, and were prepared in conformity with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis throughout the periods involved. The unaudited consolidated financial statements (including the related notes) included in the Company SEC Reports, as of their respective dates, complied in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, present fairly, in all material respects, the consolidated financial condition and results of operations, changes in stockholders’ equity and cash flows of the Company and its Subsidiaries, at the dates and for the periods indicated, and were prepared in conformity with GAAP applied on a consistent basis, except that such unaudited consolidated financial statements may omit statements of changes in financial position and certain footnote disclosures required by GAAP as permitted by Form 10-Q under the 1934 Act and are subject to normal year-end audit adjustments. Neither the Company nor any Subsidiary has any Liabilities or obligations that are of a nature (whether known, unknown, accrued, absolute, contingent or otherwise and whether due or to become due) that would be required to be reflected or reserved against on a consolidated balance sheet of the Company and its Subsidiaries prepared in accordance with GAAP, or in the notes thereto, other than any Liabilities to the extent (i) reserved against, reflected or disclosed on the most recent consolidated balance sheet of Company and its Subsidiaries contained in the Available Company SEC Documents, including the notes to financial statements contained therein, (ii) incurred in the ordinary course of business consistent with past practice since the date of the most recent financial statements included in the Available Company SEC Documents, or (iii) that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect.

(n) Listing Compliance. The Common Stock is listed on the NASDAQ Global Select Market (the “Nasdaq”) and, to the Knowledge of the Company, there are no proceedings to revoke or suspend such listing. The Company has taken no action designed to, or that would reasonably be expected to have the effect of, terminating the registration of the Common Stock under the 1934 Act or the listing of the Common Stock on Nasdaq. The Company is in compliance with the requirements of Nasdaq for continued listing of the Common Stock thereon and any other Nasdaq listing and maintenance requirements. In the past five (5) years, trading in the Common Stock has not been suspended by the SEC or Nasdaq (other than temporary suspensions, in each case during the course of one trading day, to allow dissemination of material information).

(o) Sarbanes-Oxley; Disclosure and Internal Controls.

(i) The Company is in compliance in all material respects with all of the provisions of the Sarbanes-Oxley Act that are applicable to it or any of the Subsidiaries.

(ii) The Company maintains a system of disclosure controls and procedures as defined in Rule 13a-15 under the 1934 Act that are designed to provide reasonable assurance that information required to be disclosed by the Company in reports that the Company is required to file under the 1934 Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms, and that such information is accumulated and communicated to the Company’s management, including the Company’s Chief Executive Officer and Chief Financial Officer, as appropriate, to allow timely decisions regarding required disclosures. As of June 30, 2008, to the Knowledge of the Company, such controls and procedures were effective, in all material respects, to provide such reasonable assurance.

(iii) The Company and its consolidated Subsidiaries have established and maintained a system of internal control over financial reporting (within the meaning of Rule 13a-15 under the 1934 Act) (“Internal Control Over Financial Reporting”). The Company’s certifying officers have evaluated the effectiveness of the Company’s Internal Control Over Financial Reporting as of the end of the period covered by the most recently filed annual report on Form 10-K of the Company under the 1934 Act (the “Evaluation Date”). The Company presented in such annual report the conclusions of the certifying officers about the effectiveness of the Company’s Internal Control Over Financial Reporting based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no changes in the Company’s Internal Control Over Financial Reporting that have materially affected, or are reasonably likely to materially affect, the Company’s Internal Control Over Financial Reporting. The Company

has devised and maintains a system of internal accounting controls sufficient to provide reasonable assurances that: (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(p) Integration; Other Issuances of Securities. The Company has not made, nor will the Company make, any offers or sales of any security, or solicited or will solicit any offers to buy any security under circumstances that would require registration under the 1933 Act of the issuance of the Securities to the Buyers.

(q) Tax Matters. Since January 1, 2006, the Company and the Subsidiaries have made or filed all federal, state and foreign income and all other material Tax Returns required by any jurisdiction to which they are subject (unless and only to the extent that the Company or any of the Subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported Taxes) and have paid all Taxes that are material in amount, shown or determined to be due on such Tax Returns, except those being contested in good faith and have set aside on their books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. To the Knowledge of the Company, there are no unpaid Taxes in any material amount claimed to be due by any Taxing Authority, and to the Knowledge of the Company there is no basis for any such claim. Neither the Company nor any Subsidiary has executed a waiver with respect to the statute of limitations relating to the assessment or collection of any Tax. Except as disclosed in Schedule 3(q), none of the Company’s, or any of the Subsidiaries’, Tax Returns is presently being audited by any Taxing Authority.

(r) Title to Assets. Except as set forth on Schedule 3(r), the Company and the Subsidiaries have good and marketable title in and to all property owned by them and that is material to their businesses, free and clear of all Liens, except for Liens reflected in the most recent consolidated balance sheet of the Company included in the Available Company SEC Documents, or that do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by them. Any material property and facilities held under lease by the Company and the Subsidiaries are held under valid, subsisting and enforceable leases concerning which the Company and the Subsidiaries are in material compliance.

(s) Employee Benefit Plans; Employees.

(i) Schedule 3(s)(i) sets forth all Employee Benefit Plans in effect as of the date of this Agreement. Except as disclosed on Schedule 3(s)(i), with respect to each Employee Benefit Plan, no Liability that either individually or in the aggregate would be materially adverse to the Company or any Subsidiary, has been incurred, and there exists no condition or circumstance in connection with which the Company or any Subsidiary could reasonably be expected to be subject to any Liability, that either individually or in the aggregate, would be materially adverse to the Company or any Subsidiary. Except as disclosed on Schedule 3(s)(i), each Employee Benefit Plan has been operated, and is in material compliance with the applicable provisions of ERISA, the Code and all other Requirements of Law. Except as disclosed on Schedule 3(s)(i), as of the date hereof, there is no material labor dispute, labor union organizing activity, strike or work stoppage against the Company or any Subsidiary pending or, to the Knowledge of the Company, threatened which may interfere with the business activities of the Company or any Subsidiary. Except as disclosed on Schedule 3(s)(i), there is not pending nor is it anticipated that the consummation of the Transactions could result in, and to the Knowledge of the Company there is not threatened, any claim, action or proceeding relating to any Employee Benefit Plan or the assets thereof (other than ordinary course claims for benefits).

(ii) Except as disclosed on Schedule 3(s)(ii), no current or former director, officer, employee or other service provider of the Company or any Subsidiary may be entitled to any payment (including severance, unemployment compensation, golden parachute, or otherwise), additional benefits or any acceleration of the time of payment or vesting of any benefits under any Employee Benefit Plan in connection with the Transactions (either alone or in conjunction with any other event including without limitation, a termination of employment). Schedule 3(s)(ii) sets forth all Change in Control Arrangements as of the date hereof with respect to which the Company, any Subsidiary or any ERISA Affiliate may have any Liability at any time. All plan documents and agreements concerning all Change in Control Arrangements have been provided to each Requesting Buyer.

(iii) Except as disclosed on Schedule 3(s)(iii), neither the Company nor any Subsidiary is a party to, or otherwise obligated, under any Employee Benefit Plan, to provide for the tax imposed by Section 409A(a)(1)(B) of the Code via gross-up or otherwise. Neither the Company nor any Subsidiary has any Liability with respect to, or is a signatory to, any collective bargaining agreement. No Employee Benefit Plan provides any retiree welfare benefit, including without limitation, post-employment health, medical, dental, disability, life insurance or other benefits, other than benefits required pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended. No Employee Benefit Plan is or has ever been subject to Title IV of ERISA, any multiemployer plan within the meaning of ERISA Section 3(37) or 4001(a)(3) or Code Section 414(f), or any “multiple employer welfare plan” or “multiple employer welfare arrangement” within the meaning of ERISA Section 514(b)(6) or 3(40).

(iv) Each of the Employee Benefit Plans disclosed on Schedule 3(s)(iv) has been terminated by the Company and neither the Company nor any Subsidiary has any further material obligations or Liabilities thereunder.

(t) Compliance. The Company and the Subsidiaries are not: (i) in violation of any of their respective Organizational Documents, (ii) in default under or in violation of (and, to the Knowledge of the Company, no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or the Subsidiaries under), nor has the Company or the Subsidiaries received notice of a claim that it is in default under or that it is in violation of, any Company Contract to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (iii) in violation of any order of any court, arbitrator or Governmental Authority, or (iv) in violation of any applicable Requirement of Law, and with respect to clauses (ii), (iii) or (iv) above, other than where such violation or default would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. The Company and each of the Subsidiaries and the conduct and operation of their respective businesses is and has been in compliance with each Requirement of Law that affects or relates to this Agreement or any of the other Transaction Documents or any of the Transactions, other than where the failure to be or to have been in compliance would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(u) Transactions with Affiliates. Since January 1, 2006, all transactions required to be disclosed by Company pursuant to Item 404 of Regulation S-K promulgated under the 1933 Act have been disclosed in an Available Company SEC Document. Other than the Transactions, no transactions, or series of related transactions, is currently proposed, by the Company or any of the Subsidiaries or, to the Knowledge of the Company, by any other Person, to which the Company or any of the Subsidiaries would be a participant that would be required to be disclosed under Item 404 of Regulation S-K promulgated under the 1933 Act if consummated.

(v) Investment Company. The Company is not, and after giving effect to the Transactions will not be, an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(w) No Corrupt Practices. Neither the Company nor any Subsidiary, nor to the Knowledge of the Company any director, officer, employee, agent or other Person acting on behalf of the Company or any Subsidiary has, in the course of his or its actions for, or on behalf of the Company or any of the Subsidiaries (i) used any corporate funds for any unlawful contribution gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employees from corporate funds; (iii) violated or is in violation of in any material respect any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

(x) No Brokers. Except as disclosed on Schedule 3(x), no broker, investment banker or other Person is entitled to any broker’s, finder’s or other similar fee or commission in connection with the execution and delivery of this Agreement or any of the other Transaction Documents or the consummation of any of the Transactions based upon arrangements made by or on behalf of the Company, and the Company shall indemnify and hold the Buyers harmless against any claim for any such fee or commission based on any such arrangements.

(y) Reports. The Company and each of the Subsidiaries have, filed all reports, forms, correspondence, registrations and statements, together with any amendments required to be made with respect thereto (“Reports”), that they were required to file since

January 1, 2006 with (i) any Bank Regulatory Authority and (ii) any other federal, state or foreign governmental or regulatory agency or authority (the agencies and authorities identified in clauses (i) through (ii), are, collectively, the “Regulatory Agencies”), and all other reports and statements required to be filed by them since January 1, 2006, including any report or statement required to be filed pursuant to the laws, rules or regulations of the United States, any state, or any Regulatory Agency and have paid all fees and assessments due and payable in connection therewith, except where the failure to file such report, registration or statement or to pay such fees and assessments would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect. Any such Report and any statement regarding the Company or any Subsidiaries made in any Report filed with or otherwise submitted to any Regulatory Agency complied in all material respects with relevant legal requirements, including as to content.

(z) Approvals; Voting Requirements; DGCL 203.

(i) The Board has, at a meeting duly called and held, by a unanimous vote (with Bruce Taylor, Jeffrey Taylor, Mark Hoppe and M. Hill Hammock abstaining and not participating in such vote), (A) declared that the Transactions, the Restated Charter and the Designated Preferred Certificate of Designation are advisable and in the best interests of the Company, (B) adopted the Transaction Documents, and (C) approved and resolved to recommend that the Company’s stockholders vote in favor of each of the Proposals (as defined below).

(ii) The only votes of the Company’s stockholders required to approve and adopt the Transaction Documents and the Transactions are (A) in the case of the Company’s issuance of the Preferred Shares, and any other Common Stock, Convertible Securities or Stock Purchase Rights, including the FIC Warrant, each as described in the Transaction Documents in accordance with applicable law and the rules and regulations of the Nasdaq, the affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy at a duly called meeting of the Company’s stockholders at which the requisite quorum is present, (B) in the case of the Restated Charter, the affirmative vote of the holders of a majority of the outstanding shares of Common Stock and (C) in the case of the Amended and Restated Bylaws, the affirmative vote of the holders of a majority of the outstanding shares of Common Stock present in person or represented by proxy at a duly called meeting of the Company’s stockholders at which the requisite quorum is present (such proposals are referred to herein collectively as the “Proposals”, and the receipt of sufficient votes required to approve all such Proposals is referred to herein as the “Stockholder Approval”).

(iii) The action taken by the Board constitutes approval of the Transactions under the provisions of Section 203 of the Delaware General Corporation Law, as amended (“DGCL”), such that Section 203 of the DGCL does not apply to the Transaction Documents or the Transactions, and such approval has not been amended, rescinded or modified. No other state takeover, anti-takeover, moratorium, fair price, interested stockholder, business combination or similar statute or rule is applicable to the Transactions.

4. COVENANTS.

(a) Stockholders Meeting. The Company shall take all action necessary to duly call, give notice of, convene and hold a special meeting of stockholders (the “Stockholders Meeting”) for the purpose of obtaining the Stockholder Approval (the date such approval is obtained, the “Stockholder Approval Date”) as promptly as reasonably practicable after the SEC confirms that it has no further comments on the Proxy Statement (as defined below) or the Company otherwise determines in good faith that such Proxy Statement will not be reviewed by the SEC. In the event that the Company does not obtain the Stockholder Approval at the Stockholders Meeting, the Company agrees that, upon the request of a Majority of Holders, it will seek to obtain the Stockholder Approval at any subsequent meeting of stockholders of the Company until the Stockholder Approval is obtained. Without limiting the generality of the foregoing, the Company will comply with the terms of Section 4(b) hereof with respect to each such meeting of stockholders as if it were the Stockholders Meeting.

(b) Proxy Material.

(i) In connection with the Stockholders Meeting, the Company will (A) as promptly as reasonably practicable after the date of this Agreement prepare and file with the SEC a proxy statement (as it may be amended or supplemented from time to time, the “Proxy Statement”) related to the consideration of the Proposals at the Stockholders Meeting, (B) respond as promptly as reasonably practicable to any comments received from the SEC with respect to such filings and provide copies of such comments to those Buyers who have so requested in a writing delivered to the Company prior to the date hereof to be a Requesting Buyer for purposes of this Agreement (each such Buyer delivering such request is listed on Schedule 4(b) hereto and referred to herein as a “Requesting Buyer”) promptly upon receipt and copies of proposed responses to each Requesting Buyer a reasonable time prior to filing to allow meaningful comment, (C) as promptly as reasonably practicable prepare and file any amendments or supplements necessary to be filed in response to any SEC comments or as otherwise required by law, (D) mail to its stockholders as promptly as reasonably practicable the Proxy Statement and all other customary proxy or other materials for meetings such as the Stockholders Meeting, (E) to the extent required by applicable law, as promptly as reasonably practicable prepare, file and distribute to the Company stockholders any supplement or amendment to the Proxy Statement if any event shall occur which requires such action at any time prior to the Stockholders Meeting, and (F) otherwise use commercially reasonable efforts to comply with all requirements of law applicable to any Stockholders Meeting. The Buyers shall cooperate with the Company in connection with the preparation of the Proxy Statement and any amendments or supplements thereto, including promptly furnishing the Company upon request with any and all information as may be required to be set forth in the Proxy Statement or any amendments or supplements thereto under applicable law. The Company will provide each Requesting Buyer a reasonable opportunity to review and comment upon the Proxy Statement, or any amendments or supplements thereto, and shall give reasonable consideration to any such comments proposed, prior to mailing the Proxy Statement to the Company’s stockholders. The Proxy Statement shall include the recommendation of the Board that stockholders vote in favor of the adoption of all of the Proposals at the Stockholders Meeting.

(ii) If, at any time prior to the Stockholders Meeting, any information relating to the Company or Buyers or any of their respective Affiliates should be discovered by the Company or Buyers which should be set forth in an amendment or supplement to the Proxy Statement so that the Proxy Statement shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, the party that discovers such information shall promptly notify the other parties and, to the extent required by applicable law, the Company shall disseminate an appropriate amendment thereof or supplement thereto describing such information to the Company’s stockholders.

(iii) The Company agrees that (A) none of the information included or incorporated by reference in the Proxy Statement or any other document filed with the SEC in connection with the transactions contemplated by this Agreement (all such other documents, the “Other Filings”) shall, in the case of the Proxy Statement, at the date it is first mailed to the Company’s stockholders or at the time of the Stockholders Meeting or at the time of any amendment or supplement thereof, or, in the case of any Other Filing, at the date it is first mailed to the Company’s stockholders or at the date it is first filed with the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no covenant is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by the Buyers or any of their Affiliates or representatives in connection with the preparation of the Proxy Statement or the Other Filings for inclusion or incorporation by reference therein, and (B) the Proxy Statement and the Other Filings that are filed by the Company shall comply as to form in all material respects with the requirements of the 1934 Act.

(iv) Each of the Buyers covenants that none of the information supplied in writing by or on behalf of such Buyer expressly for inclusion in the Proxy Statement or the Other Filings will, in the case of the Proxy Statement, at the date it is first mailed to the Company’s stockholders or at the time of the Stockholders Meeting or at the time of any amendment or supplement thereof, or, in the case of any Other Filing, at the date it is first mailed to the Company’s stockholders or at the date it is first filed with the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

(c) Potential Delay. If despite the reasonable best efforts of the Company a Potential Delay (as defined below) occurs, then neither the Stockholder Approval, nor the adoption of the Restated Charter (including the constitution of the Executive Committee as provided therein) shall be a condition to Closing (it being understood and agreed that all other conditions to Closing are not altered in any respect by this Section 4(c) and that the filing of the Designated Preferred Certificate of Designation with the Secretary of State of Delaware shall be an additional closing condition). If a Potential Delay occurs and Stockholder Approval has not been obtained on or before September 30, 2008, then, at Closing, and subject to terms and conditions of this Section 4(c), the Company will deliver certificates with respect to shares of the

Designated Preferred in lieu of the Preferred Shares contemplated in this Agreement. Furthermore, if a Potential Delay occurs, the Company and the Buyers will use their respective commercially reasonable efforts to effect the intent and purposes of the terms and conditions of this Section 4(c). Notwithstanding anything in this Agreement to the contrary, the Company shall not be obligated to sell, and no Buyer shall be obligated to purchase, any Designated Preferred hereunder unless a Potential Delay has occurred, Stockholder Approval has not been obtained on or before September 30, 2008 and, on or before September 30, 2008, all applicable closing conditions (giving effect to this Section 4(c) but excluding until the Closing any such condition that by its nature can only be satisfied at the Closing) shall have been satisfied or waived. For purposes of this Section 4(c), a “Potential Delay” shall be deemed to have occurred if: (i) (x) the Proxy Statement has not first been mailed to the Company’s stockholders on or before September 9, 2008, other than due to the Company’s failure to fulfill any of its obligations under this Agreement in a timely manner, and (y) each of the Company and a Majority of Holders otherwise agree (which agreement shall not unreasonably be withheld) on or after September 10, 2008 that the Stockholders Meeting is not reasonably expected to occur on or before September 29, 2008, other than due to the Company’s failure to fulfill any of its obligations under this Agreement in a timely manner, or (ii) the Company and the Majority of Holders otherwise mutually agree.

(d) Form D and Blue Sky. The Company agrees to file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to each Buyer promptly after such filing. The Company shall, on or before the Closing Date, take such action, at the Company’s sole expense, as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Securities for sale to the Buyers at the Closing pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification) and shall provide evidence of any such action so taken to the Buyers on or prior to the Closing Date. At the Company’s sole expense, the Company shall make all filings and reports relating to the offer and sale of the Securities required under applicable securities or “Blue Sky” laws of the states of the United States following the Closing Date.

(e) Listing. The Company shall promptly secure the listing of all of the Registrable Securities (as defined in the Registration Rights Agreement, except that such definition shall be revised for the purpose of this subsection (e) to exclude the Designated Preferred) on Nasdaq (subject to official notice of issuance) and shall use its reasonable best efforts to maintain such listing of all Registrable Securities from time to time issuable under the terms of the Transaction Documents unless a Majority of Holders otherwise agrees in writing. Unless a Majority of Holders otherwise agrees in writing, neither the Company nor any of its Subsidiaries shall take any action that would be reasonably expected to result in the delisting or suspension of the Common Stock on Nasdaq and, in the event that the Common Stock is delisted or suspended from trading on Nasdaq, the Company shall use its reasonable best efforts to cause the Common Stock to be listed and authorized for trading on a national securities exchange or automated quotation system.

(f) Disclosure of Transactions and Other Material Information. The Company and each Requesting Buyer hereunder will consult with each other and will mutually agree upon any press releases or public announcements pertaining to the Transactions and shall not issue any such press releases or make any such public announcements prior to such consultation and agreement, except as may be required by applicable Law or by obligations pursuant to any listing agreement with Nasdaq, in which case the party proposing to issue such press release or make such public announcement shall use its reasonable efforts to consult in good faith with the other party before issuing any such press releases or making any such public announcements. Subject to the preceding sentence, it is contemplated that as soon as reasonably practicable, but in no event later than the fourth Business Day following the date of this Agreement, the Company shall issue a press release and file a Current Report on Form 8-K describing the terms of the transactions contemplated by the Transaction Documents in the form required by the 1934 Act and attaching the material Transaction Documents (including, without limitation, this Agreement, the form of Restated Charter, the Voting Agreement, and the form of the Registration Rights Agreement) as exhibits to such filing (including all attachments, the “8-K Filing”). For purposes of this Agreement, “Business Day” means any day other than a Saturday or Sunday, a legal holiday or any other day on which the SEC is closed.

(g) Reservation of Shares. The Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance as Conversion Shares, no less than the maximum number of shares of Common Stock then issuable upon conversion of the outstanding Preferred Shares. The Company shall not issue any Preferred Shares or Designated Preferred other than in connection with the consummation of the transactions contemplated by this Agreement.

(h) Conduct of Business. The Company agrees that during the period from the date of this Agreement to the date the Restated Charter is duly filed with the Secretary of State of Delaware (unless a Majority of Holders shall have provided their prior written consent and except as otherwise expressly required or permitted by this Agreement), the business and operations of the Company and its Subsidiaries shall be conducted in the ordinary course of business consistent with past practices, and the Company shall use all commercially reasonable efforts, with no less diligence and effort than would be applied in the absence of this Agreement, to (a) preserve intact its current business organizations, material insurance policies and trade rights and goodwill; (b) preserve its present relationships with customers, suppliers, officers, employees, lessors, licensees and other Persons with which it has significant business relations; and (c) comply in all material respects with all Requirements of Law applicable to it or any of its properties, assets or business. Without limiting the generality of the foregoing, unless a Majority of Holders shall have provided their prior written consent and except as otherwise expressly required or permitted by this Agreement, or as required by applicable Requirements of Law, the Company shall not directly or indirectly (i) take any action which would require majority or unanimous approval of the Executive Committee pursuant to Article Fifth of the Restated Charter if such charter was then in effect (other than the dividends to be paid on trust preferred securities in the ordinary course of business consistent with past practice), (ii) increase the salary, bonus or other compensation payable or to become payable or the benefits (including fringe benefits or perquisites) provided to its current or former directors, officers, other employees or consultants, except for increases in the ordinary course of business and consistent with past practice in salaries or wages of employees of the Company or any Subsidiary who are not directors or officers of the Company or any Subsidiary, as provided in any existing agreements with current or former directors, officers, other employees or consultants of the Company or its Subsidiaries or as required by any collective bargaining agreement or applicable Requirement of Law; grant or increase any bonus, incentive compensation, retention payments, severance, change-in-control or termination pay to, or enter into, amend or modify any Employee Benefit Plan with any current or former director, officer, other employee or consultant of the Company or of any Subsidiary, except (X) in the case of any such actions (other than as to any Change In Control Arrangements) with respect to new or existing employees who are not directors or officers of the Company or any Subsidiary, in the ordinary course of business and consistent with past practice or (Y) as required by any collective bargaining agreement or applicable Requirement of Law; or establish, adopt, enter into, amend or modify (including any amendment or modification that increases or accelerates payment or requires any funding), except as required by any Requirement of Law, any collective bargaining or other Contract with a labor union; (iii) enter into, amend or modify any contract or arrangement with any executive officer or director of the Company or any stockholder of the Company holding five percent or more of the Company’s outstanding Common Stock, or (iv) change in any significant respect the terms of the Subdebt and Warrant Transaction from the terms described on Exhibit D hereto.

(i) Access to Information. Upon reasonable notice, the Company shall (and shall cause each of its Subsidiaries to) afford to officers, employees, counsel, accountants, consultants and other authorized representatives of Requesting Buyer (such persons, the “Representatives”), in order to evaluate the transactions contemplated by this Agreement, reasonable access, during normal business hours and upon reasonable notice throughout the period prior to the Closing Date, to its employees, assets, properties, contracts, books and records so that they may have the opportunity to make such investigations as they shall reasonably request in connection with the transactions contemplated by this Agreement; provided, however, that such investigation shall not affect the representations and warranties made by the Company in this Agreement. During such period, the Company shall (and shall cause each of its Subsidiaries and representatives to), to the extent permitted by law, furnish promptly to such Representatives all information concerning its finances, operations, business, properties and personnel as may reasonably be requested, and respond to such inquires as the Representatives shall from time to time reasonably request, and use commercially reasonable efforts to make available during normal business hours to such Representatives the appropriate individuals (including management, personnel, employees, attorneys, accountants and other professionals) for reasonable inquiries regarding the Company’s and the Subsidiaries’ businesses, properties and personnel. Without limiting the generality of the foregoing, the Company shall keep the Buyers apprised on a current and timely basis of the status of, and any significant issues relating to, the Company’s business, financial condition, results of operations and prospects. Notwithstanding the foregoing, nothing herein shall require the Company or any of its Subsidiaries to disclose any information that would cause a violation of law or any confidentiality agreement in effect as of the date of this Agreement (in which case the parties will make appropriate substitute disclosure arrangements, if such arrangements can be made by the parties using their reasonable best efforts and, if material to the Company, without such violation).

(j) Reasonable Best Efforts; Cooperation. Each party shall use its reasonable best efforts to satisfy on the timely basis each of the covenants and conditions to be satisfied by it as provided in Sections 4 and 6 of this Agreement. Each party shall refrain from taking any action which would render any representation or warranty contained in Sections 2 or 3 of this Agreement inaccurate in any material respect as of the Closing Date. Each party shall promptly notify the other of (i) any event or matter that would reasonably be expected to cause any of its representations or warranties to be untrue in any material respect as of the Closing Date or that would reasonably be expected to cause any of the conditions to closing provided in Section 6 not to be satisfied in the manner contemplated herein, or (ii) any action, suit or proceeding that shall be instituted or threatened against such party to restrain, prohibit or otherwise challenge the legality of any of the transactions contemplated by this Agreement. The parties shall cooperate fully with each other and assist each other in defending any lawsuits or other legal proceedings, whether judicial or administrative, brought against either party challenging this Agreement or any of the other Transaction Documents or the consummation of the Transactions, including seeking to have any stay or temporary restraining order entered by any court, Bank Regulatory Authority or other Governmental Authority vacated or reversed. Without limiting the generality of the foregoing, in the event that there is a Closing with respect to Designated Preferred hereunder, the Company shall use its best efforts to obtain the Stockholder Approval, file the Restated Charter including the Preferred Shares with the Secretary of State of the State of Delaware, and cause all Designated Preferred to be exchanged for Preferred Shares as expeditiously as reasonably practicable in accordance with the Certificate of Designation of the Designated Preferred.

(k) Contractual Consents and Regulatory Approvals.

(i) The Company shall act diligently and reasonably in attempting to obtain before the Closing Date, and the Buyers shall reasonably cooperate with the Company in such efforts, any Company Contractual Consents, including those referenced in Schedule 3(f)(iii), in form and substance reasonably satisfactory to each Requesting Buyer, provided that neither the Company nor the Buyers shall have any obligation to offer or pay any consideration in order to obtain any such Company Contractual Consents.

(ii) Each party shall use its reasonable best efforts to take, or cause to be taken, all commercially reasonable actions necessary or advisable to obtain (and cooperate with the other party to obtain) any consent, authorization, order or approval of, or any exemption by, any Governmental Authority which is required or advisable to be obtained by such party in connection with the Transactions. The parties shall file any and all required applications and notices (including any and all required ancillary documents) with the appropriate Bank Regulatory Authorities in connection with the transactions contemplated by the Transaction Documents to obtain as promptly as practicable any and all required Bank Regulatory Approvals. The Company and each Requesting Buyer shall have the right to review in advance and, to the extent practicable, each will consult the other on, in each case subject to applicable laws relating to confidentiality or the exchange of information, all the information relating to the Company or the Buyers, as the case may be, which appear in any filing made with, or written materials submitted to, any Bank Regulatory Authority in connection with the transactions contemplated by this Agreement. The Company and each Requesting Buyer shall promptly advise each other upon receiving any communication from any Governmental Authority or third party whose consent or approval is required for consummation of the transactions contemplated by this Agreement which causes such party to believe that there is a reasonable likelihood that any required regulatory approval or other consent or approval will not be obtained or that the receipt of any such approval will be materially delayed. Each party shall cooperate in good faith with the other parties hereto in connection with any applications, notices or other submissions to any Bank Regulatory Authority for the purpose of obtaining any required Bank Regulatory Approvals, and each party will keep the others apprised of the status of matters relating to completion of the Transactions. No party shall knowingly take any action that would materially impede or delay consummation of the transactions contemplated by the Transaction Documents or the receipt of any required Bank Regulatory Approvals. Notwithstanding anything in this Agreement to the contrary, the Buyers shall not be required to, and the Company may not, without the prior written consent of a Majority of Holders, become subject to, consent to, or offer or agree to, or otherwise take any action with respect to, any requirement, condition, limitation, understanding, agreement or order to (i) sell, license, assign, transfer, divert, hold separate or otherwise dispose of any assets, business or portion of business of the Company, its Subsidiaries or any of their respective Affiliates, (ii) conduct, restrict, operate, invest or otherwise change the assets, business or portion of business of the Company, its Subsidiaries or any of their respective Affiliates in any manner, or (iii) impose any restriction, requirement or limitation on the operation of the business or portion of the business of the Company, its Subsidiaries or on any of their respective Affiliates or on the rights of the holders of the Preferred Shares or the Designated Preferred (if issued hereunder) under the Restated Charter and the Designated Preferred Certificate of Designation, respectively,.

(l) Certain Actions. Subject to the accuracy of the representations and warranties of the Buyers in Section 2(n) of this Agreement, the Company shall not, and shall not permit its Subsidiaries, to take any position that the execution, delivery or performance by the Company of this Agreement and the other Transaction Documents to which the Company is a party and the consummation by the Company of the Transactions will constitute a “Change in Control” or “Change of Control” or similar definition as applicable under any Change in Control Arrangement.

(m) Director Designees. The Board shall take all action necessary so that Harrison I. Steans and Jennifer W. Steans shall have been duly appointed to the Board with a term commencing immediately following the Closing and ending at the next Annual Meeting of Stockholders and the Company shall have executed and delivered an indemnification agreement with each of them in substantially the form attached hereto as Exhibit H. The Board shall take all action necessary so that the size of the Board, after the appointment of Harrison I. Steans and Jennifer W. Steans, shall be thirteen directors. Harrison I. Steans and Jennifer W. Steans, to the extent that each is not an employee of the Company, shall be entitled to and shall receive customary cash, equity and other compensation for board service on the same terms and conditions as other non-employee directors of the Company.

(n) Takeover Laws. If any state takeover statute or other similar Requirement of Law becomes or is deemed to become applicable to this Agreement or any of the transactions contemplated hereby, the Company shall use its reasonable best efforts to render such Requirement of Law inapplicable to all of the foregoing.

(o) Use of Proceeds. The net proceeds received by the Company from the issuance of the Preferred Shares (or, if issued, the Designated Preferred) shall be used to increase the regulatory capital of the Bank, for debt service and dividends payable by the Company, and for other corporate purposes. The Company shall cause at least $15 million of the net proceeds received by the Company from the issuance of the Preferred Shares (or, if issued, the Designated Preferred) to be held at the Company (and not transferred to any Subsidiary). If the Designated Preferred is issued, the Company shall cause all of the net proceeds received by the Company from the issuance of the Designated Preferred to be held at the Company (and not transferred to any Subsidiary), except that, and only to the extent that, and subject to the limitation described in the preceding sentence (i) any such transfer to the Bank is required in order for the Bank to remain “well-capitalized” under applicable capital guidelines for banks as of September 30, 2008, and (ii) such transfer has been consented to by the Majority of Holders (which consent shall not unreasonably be withheld).

(p) Noncircumvention. The Company shall not, and shall not permit its Subsidiaries, by amendment of its Certificate of Incorporation, Bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Agreement, the Transaction Documents, the Designated Preferred and/or the Preferred Shares and will at all times in good faith carry out all of the provisions of this Agreement and the Transaction Documents, including, in the event that the Designated Preferred is issued, taking all reasonable actions as may be necessary to cause all Designated Preferred to be exchanged for Preferred Shares as expeditiously as reasonably practicable in accordance with the Certificate of Designation of the Designated Preferred. Without limiting the generality of the foregoing, the Company shall not initiate or support any action inconsistent with or designed to evade the requirements of Article Fifth of the Restated Charter.

(q) Registration Rights Agreement. Subject to the terms and conditions hereof, at or prior to Closing, the parties shall enter into a Registration Rights Agreement, substantially in the form attached hereto as Exhibit F (the “Registration Rights Agreement”), pursuant to which the Company agrees to provide certain registration rights with respect to the Registrable Securities (as defined in the Registration Rights Agreement), under the 1933 Act and the rules and regulations promulgated thereunder, and applicable state securities laws.

(r) Management Services Agreement. Subject to the terms and conditions hereof, at or prior to Closing, the Company and FIC shall enter into the Management Services Agreement, substantially in the form attached hereto as Exhibit G (the “Management Services Agreement”).

(s) Certain Payroll Practices. Unless a Majority of Holders otherwise agrees in writing, the Company shall take all action necessary to cause all employees receiving cash compensation from the Company as of the date of this Agreement and who provide services to the Bank to, beginning not later than January 1, 2009, be paid via the payroll of the Bank (provided that a portion of such expense may be allocated to the Company to the extent of services provided by such Person directly to the Company).

(t) Certain Equity Award Recommendations. Harrison I. Steans or, following the filing of the Restated Charter with the Secretary of State of Delaware, the Series A Designee (as defined in the Restated Charter) serving on the Executive Committee shall be entitled to recommend from time to time for good faith consideration by the Compensation Committee of the Board equity awards with respect to an aggregate of 300,000 shares of Common Stock under the Company’s 2002 Incentive Compensation Plan (as it may be amended from time to time) or any successor plan for awards to prospective directors and/or officers and/or key employees of the Company (who are not Affiliates of such recommending Person). Such right shall continue until the earlier of (i) such time as 300,000 shares of Common Stock have been granted in accordance with recommendations pursuant to this Section 4(t), and (ii) the date on which neither (x) 800,000 shares of Preferred Shares are issued and outstanding (subject to anti-dilution adjustment for stock splits, stock dividends and the like) (or, until the Preferred Shares are issued hereunder upon mandatory exchange of the Designated Preferred, 800,000 shares of Designated Preferred are issued and outstanding (subject to anti-dilution adjustment for stock splits, stock dividends and the like), nor (y) the outstanding Preferred Shares represent 10% or more of the total combined voting power of all outstanding shares of all classes of capital stock which are then entitled to vote in matters (other than the election of directors) presented to a vote of the Company’s stockholders generally.

(u) Bylaw Amendment. At or prior to Closing, the Company shall amend and restate its Bylaws to read substantially in the form attached hereto as Exhibit K (the “Amended and Restated Bylaws”).

(v) Certain Actions. At or prior to Closing, with respect to any and all Trusts under the Company Deferred Compensation Plan (collectively “Trusts”), the Company shall authorize, execute and deliver the amendments and take any other actions necessary or desirable to expressly and specifically exclude any requirement to fund the Trusts upon a “Change in Control” or “Change of Control” or similar definitions as applicable in a Change in Control Arrangement.

(w) Voting Agreement. The Company shall take all actions necessary to enforce the provisions of the Voting Agreement, including the obligations of each Stockholder (as defined in the Voting Agreement) and the Proxy (as defined in the Voting Agreement) to vote the Owned Shares (as defined in the Voting Agreement) as set forth in Article I of the Voting Agreement, and shall in the event of any breach thereof vigilantly seek to enforce all of its rights and remedies (including equitable remedies) thereunder to cause each Stockholder and the Proxy to comply with the terms of the Voting Agreement.

5. REGISTER; TRANSFER AGENT INSTRUCTIONS.

(a) Register. The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to each holder of Securities), a register for the Preferred Shares in which the Company shall record the name and address of the Person in whose name the Preferred Shares have been issued (including the name and address of each transferee), the number of Preferred Shares held by such Person and the number of Conversion Shares issuable upon conversion of such Preferred Shares. The Company shall keep the register open and available at all times during business hours for inspection of any Buyer or its legal representatives.

(b) Transfer Agent Instructions. The Company shall issue irrevocable instructions to its transfer agent, and any subsequent transfer agent, to issue certificates or credit shares to the applicable balance accounts at DTC, registered in the name of each Buyer or its respective nominee(s), for the Conversion Shares in such amounts as specified from time to time by each Buyer to the Company upon conversion of the Preferred Shares (the “Irrevocable Transfer Agent Instructions”). The Company warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 5(b), and stop transfer instructions to give effect to Section 2(k) hereof, will be given by the Company to its transfer agent with respect to the Securities, and that the Securities shall otherwise be freely transferable on the books and records of the Company, as applicable, and to the extent provided in this Agreement and the other Transaction Documents. If a Buyer effects a sale, assignment or transfer of the shares of Common Stock in accordance with Section 2(k), the Company shall permit the transfer and shall promptly instruct its transfer agent to issue one or more certificates or credit shares to the applicable balance accounts at DTC in such name and in such denominations as specified by such Buyer to effect such sale, transfer or assignment. In the event that such sale, assignment or transfer involves Conversion Shares sold, assigned or transferred pursuant to, and in accordance with the plan of distribution set forth in, an effective registration statement, as certified by the applicable Buyers, or pursuant to Rule 144 as set forth in an opinion delivered as required by Section 2(k), the transfer agent shall issue such Securities to the Buyer, assignee or transferee, as the case may be, without any restrictive legend.

6. CONDITIONS OF SALE AND PURCHASE.

(a) Conditions to the Obligations of Each Party. The respective obligations of each party to this Agreement is subject to the satisfaction or waiver on or prior to the Closing Date with respect to the Preferred Shares (or in the event of a Potential Delay, the Designated Preferred) of each of the following conditions:

(i) Stockholder Approval. Subject to the terms and conditions of Section 4(c), each of the Proposals shall have been duly approved by the stockholders of the Company in accordance with applicable Requirements of Law and the certificate of incorporation of the Company at the Stockholders Meeting;

(ii) Governmental Filings and Consents. All material governmental consents, orders and approvals legally required for the consummation of the transactions contemplated hereby shall have been obtained and be in full force and effect, including each of the Bank Regulatory Approvals.

(iii) No Injunctions or Restraints. No court or other Governmental Authority having jurisdiction over the Company or any of the Subsidiaries or any Buyer shall have instituted, enacted, issued, promulgated, enforced or entered any Requirement of Law (whether temporary, preliminary or permanent) that is then in effect and that (x) has the effect of making illegal or otherwise prohibiting or invalidating consummation of any of the Transactions or any provision of this Agreement or any of the other Transaction Documents or (y) seeks to restrain, prohibit or invalidate the consummation of any of the Transactions or to invalidate any provision of this Agreement or any of the other Transaction Documents.

(b) Conditions to Obligations of the Company. The obligation of the Company hereunder to issue and sell the Preferred Shares (or in the event of a Potential Delay, the Designated Preferred) to each Buyer at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing each Buyer with prior written notice thereof:

(i) Each Buyer shall have executed each of the Transaction Documents to which it is a party and delivered the same to the Company.

(ii) Each Buyer shall have delivered to the Company the Purchase Price for the Preferred Shares being purchased by such Buyer at the Closing by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company.

(iii) Each Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Buyer at or prior to the Closing Date.

(c) Conditions to Obligations of Each Buyer. The obligation of the Buyers hereunder to purchase the Preferred Shares (or in the event of a Potential Delay, the Designated Preferred) at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Buyers’ sole benefit and may be waived by Buyers representing the Requisite Vote of Holders in their discretion on behalf of all Buyers at any time by providing the Company with prior written notice thereof:

(i) The Company shall have duly executed and delivered (i) each of the Transaction Documents, and (ii) stock certificates representing the Preferred Shares (in such number as is set forth across from each Buyer’s name in column (3) of the Schedule of Buyers) being purchased by each Buyer at the Closing pursuant to this Agreement.

(ii) Subject to the terms and conditions of Section 4(c), the Restated Charter including the Series A Certificate of Designation shall have been duly filed with the Secretary of State of the State of Delaware and shall be in full force and effect, enforceable against the Company in accordance with its terms and shall not have been amended, and the Executive Committee shall be duly constituted in accordance with the Restated Charter.

(iii) The Company shall have performed, satisfied and complied in all material respects each of its respective covenants and agreements contained in this Agreement and required to be performed, satisfied or complied at or prior to the Closing.

(iv) (A) Each of the representations and warranties of the Company contained in Sections 3(a), (b), (c), (d), (e) and (z) of this Agreement shall be true and correct in all material respects (except that each of such representations and warranties that is qualified as to materiality shall be true and correct in all respects) on and as of the Closing Date as if made on and as of such date, other than representations and warranties which address matters only as of a certain date, which shall be true and correct as of such certain date and (B) the other representations and warranties of the Company shall be true and correct on and as of the Closing Date as if made on and as of such date, other than representations and warranties which address matters only as of a certain date, which shall be true and correct as of such certain date, except for such failures to be true and correct as individually or in the aggregate, did not, and would not reasonably be expected to result in, a Material Adverse Effect. For purposes of determining the satisfaction of clause (B) of this condition, the representations and warranties of the Company shall be deemed not qualified by any references therein to materiality generally or to a Material Adverse Effect (or qualifiers similar to the foregoing).

(v) Harrison I. Steans and Jennifer W. Steans shall have been duly appointed to the Board with a term commencing immediately following the Closing and ending at the next Annual Meeting of Stockholders, the Company shall have executed and delivered an indemnification agreement with each of them substantially in the form attached hereto as Exhibit H, and the size of the Board, after the appointment of Harrison I. Steans and Jennifer W. Steans, shall be not larger than thirteen (13) directors.

(vi) The Company shall have executed and delivered the Management Services Agreement, and in connection therewith the Company shall have duly granted the FIC Warrant and paid the $750,000 fee payable to FIC thereunder.

(vii) The Company shall have delivered the opinion of Katten Muchin Rosenman LLP, the Company’s outside counsel, and of Morris, Nichols, Arsht & Tunnell LLP, special Delaware counsel to the Company, each dated as of the Closing Date, and each in substantially the form of Exhibit I attached hereto.

(viii) The Company shall have delivered a certificate, executed by a duly authorized executive officer of the Company and dated as of the Closing Date, certifying (i) the resolutions consistent with Section 3(d) and 3(z) as adopted by the Board in a form reasonably acceptable to such Buyer, (ii) the Bylaws as in effect at the Closing, (iii) the conditions set forth in Sections 6(c) (iii) and (iv) have been satisfied, and (iv) all Bank Regulatory Approvals, if any, required to be obtained by the Company or any Subsidiary prior to consummation of the Transactions have been obtained.

(ix) The Company shall have delivered executed a fully executed copy of each Company Contractual Consent.

(x) The proposed Subdebt and Warrant Transaction shall either (a) be consummated concurrently with the Closing on the Closing Date or (b) the Company shall have received non-binding commitments or indications of interest with respect to not less than $30 million with respect to such proposed Subdebt and Warrant Transaction.

(xi) The Board of Directors of the Company shall have duly adopted the Amended and Restated By-laws.

(xii) Since the date of this Agreement, there shall not have been a Material Adverse Change.

7. TERMINATION.

(a) Termination by Mutual Consent. This Agreement may be terminated at any time prior to the Closing, by mutual written consent of the Company and a Majority of Holders.

(b) Termination by Either Company or Buyers. This Agreement may be terminated by either the Company or a Majority of Holders at any time prior to Closing: (i) if the Closing has not occurred on or before November 15, 2008 (the “Outside Date”); provided, however, that the right to terminate this Agreement under this clause will not be available to any party to this Agreement whose failure to fulfill any of its obligations under this Agreement has been a principal cause of, or resulted in, the failure of the Closing to have occurred by such date; and provided, further, that if the Closing has not occurred by the Outside Date solely due to the fact that the parties have not received all Bank Regulatory Approvals or the Stockholder Approval by such date, the Outside Date shall be automatically extended to December 31, 2008; or (ii) the Stockholder Approval is not obtained at the Stockholders Meeting.

(c) Conditions to Performance Not Met. Subject to the provisions of Section 7(b) hereof, this Agreement may be terminated:

(i) by the Company upon written notice in the event of a material breach of any covenant or agreement to be performed or complied with by the Buyers pursuant to the terms of this Agreement, which breach would result in a condition to Closing set forth in Section 6(b) hereof becoming incapable of fulfillment or cure (which condition has not been waived by the Company in writing) prior to the Outside Date; or

(ii) by a Majority of Holders upon written notice in the event of a material breach of any covenant or agreement to be performed or complied with by the Company pursuant to the terms of this Agreement, which breach would result in a condition to Closing set forth in Section 6(c) hereof becoming incapable of fulfillment or cure (which condition has not been waived by a Majority of Holders in writing) prior to the Outside Date.

(d) Effect of Termination. In the event that this Agreement shall be terminated pursuant to this Section 7, all further obligations of the parties under this Agreement shall terminate without further liability of any party to another. A termination under this Section 7 shall not relieve any party of any liability for a breach of, or for any misrepresentation under this Agreement, or be deemed to constitute a waiver of any available remedy (including specific performance if available) for any such breach or misrepresentation. Nothing in this Section 7(d) shall relieve either party to this Agreement of liability for a breach of a covenant or obligation under this Agreement prior to the Closing.

(e) Company Fee. In the event that (1) this Agreement is terminated by either the Company or a Majority of Holders pursuant to Section 7(b) because the parties have not received all Bank Regulatory Approvals (unless the failure to receive any such Bank Regulatory Approval was due to the failure of any Bank Regulatory Authority to approve Harrison I. Steans or Jennifer W. Steans to effect the transactions contemplated hereby) or the Stockholder Approval by the Outside Date or pursuant to Section 7(b)(ii), or (2) there is a Closing with respect to Designated Preferred hereunder and the Company has not obtained the Stockholder Approval, filed the Restated Charter including the Series A Preferred with the Secretary of State of the State of Delaware, and all Designated Preferred has not been exchanged for Preferred Shares on or before December 31, 2008, then the Company shall pay to FIC (i) $1.5 million (the “Company Fee”), and (ii) an amount equal to all of the reasonable out-of-pocket expenses incurred by or on behalf of FIC and its Affiliates as of the date of termination in connection with the negotiation and documentation of the Transactions, including reasonable fees and disbursements of counsel. The amounts payable to FIC under this Section 7(e) shall be paid by the Company by wire transfer of same day U.S. funds as promptly as reasonably practicable (and, in any event, within two Business Days following the occurrence of the event specified in (1) or (2) above). The Company shall not withhold any amount of the Company Fee or expense reimbursement. The parties acknowledge that the agreement with respect to the Company Fee and expense reimbursement is an integral part of the agreements contained herein, and that, without these agreements, Buyers would not have entered into this Agreement. Accordingly, if the Company fails to pay promptly any amounts due pursuant to Section 7(e), and, in order to obtain such payment, FIC commences any Action or Proceeding which results in a judgment against the Company for the fee or expense reimbursement set forth in Section 7(e), the Company shall pay to FIC its costs and expenses (including reasonable attorneys’ fees and expenses) in connection with such Action or Proceeding, together with interest on the amount due from each date for payment until the date of the payment at an annual rate equal to the “prime rate” (as published in the Money Rates Table of the Wall Street Journal) in effect on the date on which such payment was required to be made plus 5%.

(f) Notwithstanding anything in this Agreement to the contrary, in the event that a Closing with respect to Designated Preferred is consummated hereunder prior to obtaining Stockholder Approval, no party hereto shall have the right to terminate this Agreement for any reason.

8. MISCELLANEOUS.

(a) Action by Requisite Vote of Holders. Subject to the terms of this Section 8(a), each Buyer hereby agrees that prior to the Closing the affirmative approval of holders of at least two-thirds in interest of the Buyers as represented by the number of Preferred Shares for which such Buyers have subscribed (“Requisite Vote of Holders”) shall have full power and authority to: (i) waive any of the conditions set forth in Section 6(c) hereof; and (ii) amend or modify any of the provisions of this Agreement and the other Transaction Documents; provided, however, that any such amendment or modification pursuant to this clause (ii) that (A) changes the purchase price, dividend rate, voting rights, conversion price, conversion rights, or exchange rights of any of the Securities, or (B) materially and adversely affects any other significant rights of Buyers under this Agreement or any of the Transaction Documents, shall require the written consent of each Buyer (it being understood and agreed that the application of any provision of this Agreement or other Transaction Document in accordance with its terms, including Section 4(c) hereof, shall not be deemed an amendment or modification for purposes of this provision). For the avoidance of doubt, the foregoing sentence does not grant, and shall not be deemed to grant, any power or authority to Buyers representing the Requisite Vote of Holders or any other Person to exercise, waive or take other action with respect to rights provided to any Buyer after the Closing pursuant to and in accordance with any of the Transaction Documents, including, without limitation, any right to vote, convert, exercise preemptive rights, exercise certain rights under the Registration Rights Agreement or otherwise; provided, however, that it is understood and agreed that nothing in this sentence shall be deemed to limit or affect in any respect the application of any provision of this Agreement or other Transaction Document in accordance with its terms, whether before or after the Closing, including by way of examples the requirement that a Majority of Holders make any indemnification claims pursuant to Section 8(b) below and the requirement that not less than one-third of the Series A Registrable Common Securities (as such term is defined in the Registration Rights Agreement) then outstanding is required to initiate the exercise of certain demand registration rights pursuant to Section 1.2 of the Registration Rights Agreement. Each party hereto acknowledges that this Section 8(a) is intended to promote the efficient negotiation and handling of matters arising under or in connection with this Agreement and the Closing pursuant to this Section 8(a). The Company shall be entitled to rely upon, without independent investigation, any act, notice, instruction or communication from Buyers representing the Requisite Vote of Holders on behalf of all Buyers consistent with this Section 8(a) and shall not be liable in any manner whatsoever for any action taken or not taken in reliance upon the actions taken or not taken or communications or writings given or executed by Buyers representing the Requisite Vote of Holders in accordance with this Section 8(a). Subject to the provisions of this Section 8(a), each Buyer hereby agrees that Buyers representing the Requisite Vote of Holders will have full power and authority in such Buyer’s name, place and stead, to execute, certify, acknowledge, deliver, file and record all agreements, certificates, instruments and other documents and any amendment thereto, and take any other action which Buyers representing the Requisite Vote of Holders deem necessary or appropriate in connection with the power and authority granted under this Section 8(a). All actions, decisions and instructions of Buyers representing the Requisite

Vote of Holders in accordance with the power and authority granted under the terms of this Section 8(a) shall be conclusive and binding upon all Buyers and shall be deemed authorized, approved, ratified and confirmed by Buyers, having the same force and effect as if performed pursuant to the direct authorization of all Buyers. The provisions of this Section 8(a) shall be binding upon the executors, heirs, legal representatives, personal representatives, successor trustees, and successors of each Buyer, and any references in this Agreement to a Buyer shall mean and include the successors to such Buyer’s rights hereunder, whether pursuant to testamentary disposition, the laws of descent and distribution or otherwise. No Buyer shall be liable to any other Buyer by reason of any act, or failure to act, with respect to any matter requiring the approval of Buyers representing a specified percentage in interest, whether the Requisite Vote of Holders or a Majority of Holders or otherwise, in connection with this Agreement or any of the Transaction Documents.

(b) Survival. The respective representations, warranties, covenants and agreements of the Company and the Buyers set forth in this Agreement or any other Transaction Document or in any exhibit, schedule, certificate or instrument attached or delivered pursuant hereto or thereto (except covenants and agreements which are expressly required to be performed and are performed in full on or prior to the Closing Date) shall survive the Closing and the consummation of the Transactions contemplated by this Agreement (i) in the case of representations and warranties other than pursuant to Sections 3(a), (b), (c), (d), (e) and (z) of this Agreement (which shall survive indefinitely), for a period ending on the last to occur of (A) the date six months after Stockholder Approval is obtained, (B) June 30, 2009, and (C) the date 60 days after the filing by the Company of its Form 10-K for the year ending December 31, 2008 including audited financial statements for such fiscal year, and (ii) in the case of covenants and agreements, for a period ending when no shares of Designated Preferred or Series A Preferred are outstanding. Notwithstanding anything to the contrary in the previous sentence, any claim for indemnification hereunder asserted in writing on or before the applicable deadline described in the preceding sentence shall survive, and the representation, warranty, covenant and/or agreement referenced in such claim shall survive for purposes of such claim, until finally resolved or judicially determined. Each Buyer agrees that any claim by the Buyers with respect to any breach of such representations, warranties, covenants and/or agreements of the Company may only be made by a Majority of Holders on behalf of all Buyers, and the amount, net of fees and expenses reasonably incurred in connection with the making, pursuing and resolution of such claim, of any recovery pursuant thereto shall be shared ratably among all of the Buyers.

(c) Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Delaware. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the State of Delaware for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(d) Severability. The provisions of this Agreement are severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions of this Agreement. If any provision of this Agreement, or the application of that provision to any Person or any circumstance, is invalid or unenforceable, (i) a suitable and equitable provision will be substituted for that provision in order to carry out, so far as may be valid and enforceable, the intent and purpose of the invalid or unenforceable provision, and (ii) the remainder of this Agreement and the application of that provision to other Persons or circumstances will not be affected by such invalidity or unenforceability, nor will such invalidity or unenforceability affect the validity or enforceability of that provision, or the application of that provision, in any other jurisdiction.

(e) Entire Agreement; Amendments. This Agreement and the other Transaction Documents supersede all other prior oral or written agreements (including that certain letter of intent dated July 25, 2008) between the Buyers, the Company, their Affiliates and Persons acting on their behalf with respect to the matters discussed herein, and this Agreement, the other Transaction Documents and the instruments referenced herein and therein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters; provided, however, (i) the terms of that certain Non-Disclosure Agreement, dated as of July 22, 2008 and as amended by the amendment thereto dated September 4, 2008, between the Company and FIC shall survive and remain in full force and effect, and (ii) the terms of each of the Non-Disclosure Agreements with the Buyers indicated on Schedule 8(e) shall survive and remain in full force and effect; provided, however, that notwithstanding any provision therein to the contrary, the Company and each such Buyers severally agree that such Buyer shall not be restricted by the terms in the section of such Non-Disclosure Agreement captioned “Standstill” from purchasing up to that number of shares of Common Stock equal to the quotient obtained by dividing (x) the aggregate “Purchase Price” set forth beside such Buyer’s name on the Schedule of Buyers by (y) twenty (20) (e.g., a Buyer who subscribes for Preferred Shares with an aggregate Purchase Price of $1,000,000 would have the ability to purchase up to 50,000 shares of Common Stock without restriction under the Standstill provision of any such Non-Disclosure Agreement). Except as provided in Section 8(a) of this Agreement, no provision of this Agreement may be amended other than by an instrument in writing signed by the Company and each of the Buyers, and any amendment to this Agreement made in conformity with the provisions of this Section 8(e) shall be binding on all Buyers and holders of Securities, as applicable. Except as provided in Section 8(a) of this Agreement, no provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought and then only to the specific purpose, extent and instance so provided. No such amendment shall be effective to the extent that it applies to less than all of the holders of the Preferred Shares then outstanding.

(f) Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company:

Taylor Capital Group, Inc.
9550 West Higgins Road
Rosemont, Illinois 60018
Telephone:	(847) 653-7978
Facsimile:	(847) 653-7890
Attention:	Mr. Bruce W. Taylor

With a copy (for informational purposes only) to:

Katten Muchin Rosenman LLP
525 West Monroe Street
Chicago, Illinois 60661
Telephone:	(312) 902-5200
Facsimile:	(312) 902-1061
Attention:	Jeffrey R. Patt, Esq.

If to a Buyer, to its address and facsimile number set forth on the Schedule of Buyers attached hereto, with a copy to such Buyer’s counsel as set forth on the Schedule of Buyers attached hereto, or to such other address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) Business Days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or deposit with an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

(g) Expenses. Except as otherwise specified in this Section 8(g) or in any other Transaction Document, all costs and expenses incurred in connection with this Agreement, the Transaction Documents and the Transactions shall be paid by the party incurring such cost or expense. The Company shall promptly reimburse FIC upon presentation of appropriate invoices and documentation therefor for all Reimbursable Expenses incurred by or on behalf of FIC or its Affiliates. For purposes of this Agreement, “Reimbursable Expenses” shall mean all reasonable documented out-of-pocket fees and expenses incurred by or on behalf of FIC or its Affiliates, at any time prior to the earlier of (a) the date the Restated Charter is filed with the Secretary of State of Delaware or (b) termination of this Agreement, whether incurred before or after the date hereof or before or after the Closing Date, in connection with their due diligence investigation of the Company, the preparation, review, delivery and performance of this Agreement and the other Transaction Documents, the review of Proxy Statement and related matters in connection with the Stockholder Approval, and the consummation of the Transactions and related preparations therefor, including all reasonable documented fees and expenses of counsel, accountants, experts and consultants to FIC and its Affiliates. At or prior to the Closing, the Company shall have paid in accordance with this Section 8(g) all Reimbursable Expenses for which appropriate invoices and documentation had been submitted prior to such date. The parties acknowledge that this provision is an integral part of the agreements contained herein. Accordingly, if the Company fails to pay promptly any amounts due pursuant to this Section 8(g), and, in order to obtain such payment, FIC commences any Action or Proceeding which results in a judgment against the Company for Reimbursable Expenses, the Company shall also pay to FIC its costs and expenses (including reasonable attorneys’ fees and expenses) in connection with such Action or Proceeding, together with interest on the amount due from each date for payment until the date of the payment at an annual rate equal to the “prime rate” (as published in the Money Rates Table of the Wall Street Journal) in effect on the date on which such payment was required to be made plus 5%.

(h) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Preferred Shares. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of each of the Buyers. No Buyer shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the Company; provided, however, that after the Closing, a Buyer may assign some or all of its rights hereunder in connection with the transfer of any of its Preferred Shares in accordance with the terms of Section 2(j) hereof without the consent of the Company, in which event such assignee shall be deemed to be a Buyer hereunder with respect to such assigned rights.

(i) No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except that the provisions of this Agreement relating to the Company Fee and expense reimbursement provisions contemplated by Section 7(e) of this Agreement are intended to benefit, and be fully enforceable against the Company by, FIC.

(j) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(k) Schedules. The schedules shall be construed with and as an integral part of this Agreement to the same extent as if the same has been set forth verbatim herein. Any matter disclosed shall not be deemed to be an admission or representation as to the materiality of the item so disclosed.

(l) Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to specific performance of the terms and provisions hereof, in addition to any other remedy to which they are entitled at law or in equity.

(m) No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(n) Independent Nature of Buyers’ Obligations and Rights. The obligations of each Buyer under any Transaction Document are several and not joint with the obligations of any other Buyer, and no Buyer shall be responsible in any way for the performance of the obligations of any other Buyer under any Transaction Document. The decision of each Buyer to enter into to this Agreement has been made by such Buyer independently of any other Buyer. Nothing contained herein or in any other Transaction Document, and no action taken by any Buyer pursuant hereto or thereto, shall be deemed to constitute the Buyers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Buyers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents and the Company acknowledges that the Buyers are not acting in concert or as a group, and the Company will not assert any such claim, with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Buyer confirms that it has independently participated in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors, and has not relied upon or consulted any legal, financial or other advisors to the Company. Such Buyer hereby acknowledges and agrees that Keefe, Bruyette & Woods, Inc. has acted as financial advisor to the Company (and not as an underwriter or placement agent for the Securities) and has not acted as an advisor to, and does not represent, such Buyer. Each Buyer hereby acknowledges and agrees that counsel to FIC, Harrison I. Steans and Jennifer W. Steans represents only such Persons and does not represent such Buyer. The Company has elected to provide all Buyers with the same terms and Agreement for the convenience of the Company and not because it was required or requested to do so by the Buyers. Each Buyer shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other Transaction Documents in accordance with the terms and conditions hereof and thereof.

(o) Construction; Interpretation; Certain Terms. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Section, schedule, exhibit, recital and party references are to this Agreement unless otherwise stated. The words “hereof,” “herein,” “hereunder” and words of similar import shall refer to this Agreement as a whole and not to any particular section or provision of this Agreement, and reference to a particular section of this Agreement shall include all subsections thereof. No party, nor its counsel, shall be deemed the drafter of this Agreement for purposes of construing the provisions of this Agreement. The term “including” as used in this Agreement shall mean including, without limitation, and shall not be deemed to indicate an exhaustive enumeration of the items at issue. All terms and words used in this Agreement, regardless of the number or gender in which they are used, shall be deemed to include any other number and any other gender as the context may require.

(p) Counterparts; Effectiveness. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party. In the event that any signature to this Agreement or any amendment hereto is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof. No party hereto shall raise the use of a facsimile machine or e-mail delivery of a “.pdf” format data file to deliver a signature to this Agreement or any amendment hereto or the fact that such signature was transmitted or communicated through the use of a facsimile machine or e-mail delivery of a “.pdf” format data file as a defense to the formation or enforceability of a contract and each party hereto forever waives any such defense.

[Signature Page Follows]

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

COMPANY:

TAYLOR CAPITAL GROUP, INC.

By:	/s/ Bruce W. Taylor
Name:	Bruce W. Taylor
Title:	Chief Executive Officer

[Signature Page to Securities Purchase Agreement - Taylor Capital]

TAYLOR CAPITAL GROUP, INC.

STOCK PURCHASE AGREEMENT

Buyer Certification and Signature Page for Individual and Joint Accounts

The undersigned understands (i) that no offer of any securities has been made to the undersigned and (ii) that no offer of securities will be made to the undersigned unless the undersigned is an “accredited investor” as that term is defined in Rule 501 under the Securities Act of 1933, as amended. The undersigned certifies that (check all that are applicable):

(1)	I am an “accredited investor” because I had an individual income of more than $200,000 or my spouse and I had a joint income of more than $300,000 in each of past two calendar years and I reasonably expect to have an individual income in excess of $200,000 or my spouse and I reasonably expect to have a joint income in excess of $300,000 in the current calendar year.

(2)	I am an “accredited investor” because I have an individual net worth, or my spouse and I have a joint net worth, in excess of $1,000,000. For purposes of this certification, “net worth” (except as otherwise specifically defined) means the excess of total assets at fair market value, including home and personal property, over total liabilities, including mortgage.

    NAME OF BUYER(S): please print

1.

Joint Tenant/Tenant in Common	Signature:
(if applicable):	Date:

2.
Signature:
ADDRESS:	Date:

Mailing:	PHONE, FAX AND EMAIL:
Phone:
Fax:
Email:

UNITED STATES SOCIAL SECURITY NUMBER (IF APPLICABLE):

SSN 1.
SSN 2.	Joint Tenants with Right of Survivorship
TYPE OF OWNERSHIP:	Community Property (check only if a resident of a Community Property State)

Individual

Tenants In Common

[Signature Page and Buyer Certification to Securities Purchase Agreement -

Individual and Joint Accounts]

TAYLOR CAPITAL GROUP, INC.

STOCK PURCHASE AGREEMENT

Buyer Certification and Signature Page for Individual Retirement Accounts (IRA)

The undersigned understands (i) that no offer of any securities has been made to the undersigned and (ii) that no offer of securities will be made to the undersigned unless the undersigned is an “accredited investor” as that term is defined in Rule 501 under the Securities Act of 1933, as amended. The undersigned certifies that (check all that are applicable):

(1)	I am an “accredited investor” because I had an individual income of more than $200,000 or my spouse and I had a joint income of more than $300,000 in each of past two calendar years and I reasonably expect to have an individual income in excess of $200,000 or my spouse and I reasonably expect to have a joint income in excess of $300,000 in the current calendar year.

(2)	I am an “accredited investor” because I have an individual net worth, or my spouse and I have a joint net worth, in excess of $1,000,000. For purposes of this certification, “net worth” (except as otherwise specifically defined) means the excess of total assets at fair market value, including home and personal property, over total liabilities, including mortgage.

    NAME OF INDIVIDUAL: please print

1.	Signature:
Date:

CUSTODIAN INFORMATION:

Registration
Name:

Address:

U. S. Tax ID
(if applicable):

Phone:
Fax:
Email:

CUSTODIAN’S SIGNATURE:

INDIVIDUAL’S ADDRESS:	PHONE, FAX AND EMAIL:
Phone:
Fax:
Email:

[Signature Page and Buyer Certification to Securities Purchase Agreement - IRAs]

TAYLOR CAPITAL GROUP, INC.

STOCK PURCHASE AGREEMENT

Buyer Certification and Signature Page for Entities

The undersigned understands (i) that no offer of any securities has been made to the undersigned and (ii) that no offer of securities will be made to the undersigned unless the undersigned is an “accredited investor” as that term is defined in Rule 501 under the Securities Act of 1933, as amended (the “Act”). The undersigned certifies that (check all that are applicable):

(1)	It is a trust with total assets in excess of $5,000,000 and was not formed for the specific purpose of acquiring the securities offered.

(2)	Each equity owner of the undersigned is an accredited investor.

(3)	It is either: (a) a bank as defined in Section 3(a)(2) of the Act or a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity, or a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; (b) an insurance company as defined in Section 2(13) of the Act; (c) an investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act; (d) a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Act of 1958; or (e) an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which plan fiduciary is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000, or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors; or

(4)	It is a private business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940.

(5)	It is an organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Illinois or similar business trust, or partnership, with total assets in excess of $5,000,000 and was not formed for the specific purpose of acquiring the securities offered.

[Signature Page and Buyer Certification to Securities Purchase Agreement - Entities]

Form of Organization (check one):

Partnership
Corporation
Limited Liability Company
Trust
Bank

Full Name of Buyer:

    Tax ID:

Address:

Phone:
Fax:
Email:

The undersigned warrants that he/she/it has full power and authority to execute this Agreement on behalf of the above entity, and an investment in the Company is not prohibited by the governing documents of the entity or by any law applicable to such entity.

Entity Name:

By:
(Signature)

(Signer’s Printed Name)

Its:
Date:

[Signature Page and Buyer Certification to Securities Purchase Agreement - Entities]

SCHEDULE OF BUYERS

(1)	(2)
Buyer	Aggregate Number of Preferred Shares
SIMC CT, LLC	280,000

Harrison I. Steans, Trustee of the Harrison I. Steans Self Declaration of Revocable Trust	270,000

Prairie Capital IV, L.P.	190,000

Prairie Capital IV QP, L.P.	190,000

KBW Capital Partners I, L.P.	136,000

Thomas B. Hunter, III, Trustee of the Thomas B. Hunter III Self-Declaration of Revocable Trust	128,000

USAmeribancorp, Inc.	120,000

George P. Bauer Revocable Trust	100,000

Foursquare Investments LLC	68,000

Helen H. Morrison, Trustee of the Helen H. Morrison 2002 Trust	50,000

(1)	(2)
Buyer	Aggregate Number of Preferred Shares
Michael Sharkey and Susan L. Sharkey, as Joint Tenants with Right of Survivorship	48,000

Mark A. Hoppe and Mary C. Hoppe, as Joint Tenants with Right of Survivorship	40,000

Maxine M. Hunter Charitable Lead Annuity Trust	40,000

Heather A. Steans, Trustee of the Heather A. Steans 2001 Trust	40,000

Ernsteen of Boynton Beach, L.P.	40,000

Lanigan Holdings, LLC	40,000

Jeffrey Taylor and Susan D. Taylor, as Tenants in Common	40,000

PCB, LP	33,720

Jennifer W. Steans, Trustee of the Jennifer W. Steans 2000 Trust	30,000

Margot M. Brinley, Trustee of the Margot M. Morrison 1999 Trust	26,000

Jeremiah J. Kelliher	24,000

(1)	(2)
Buyer	Aggregate Number of Preferred Shares
Michael H. Moskow Trust dated 3/23/00	20,000

M. Hill Hammock Jr. Living Trust	20,000

Thomas B. Hunter IV, Trustee of the Thomas B. Hunter IV Revocable Trust	20,000

Harold M. Morrison Trust, Harold M. Morrison, Trustee	20,000

Lois L. Morrison, Trustee of the Lois L. Morrison 1999 Trust	20,000

Robin M. Steans, Trustee of the Robin M. Steans Revocable Trust	20,000

Leonard A. Gail, Trustee of the Leonard A. Gail Revocable Trust	20,000

Bruce W. Taylor Revocable Trust under agreement dated 4/10/1984	20,000

Cindy Robinson	20,000

Lawrence Ryan	20,000

Amy M. Heinrich, Trustee of the Amy M. Heinrich 2000 Trust	16,000

(1)	(2)
Buyer	Aggregate Number of Preferred Shares
Patrick Stoltz and Megan Stoltz	13,000

Willard M. Hunter, Trustee of the Willard M. Hunter 2002 Revocable Trust	12,000

Thomas W. Ryan and Mary E. Ryan, as Joint Tenant with Right of Survivorship	12,000

John Kolbus and Michelle Kolbus, as Joint Tenants with Right of Survivorship	12,000

SIP of Illinois Limited Partnership	10,000

James P. Kastenholz, Trustee of the James P. Kastenholz 2000 Trust	10,000

Michael D. Smith and Margaret W. Smith, as Tenants in Common	10,000

Michael J. Morton	9,000

Redfish Retreat LLC	8,000

Alan L. Clark and Nancy Dusevic Clark, as Joint Tenants with Right of Survivorship	8,000

Stieven Financial Offshore Investors, Ltd.	8,000

(1)	(2)
Buyer	Aggregate Number of Preferred Shares
Allan S. Martin	8,000

Thomas C. Wallace	7,200

Joseph V. & Patricia A. Chillura	6,000

Michael Hara Revocable Trust, Michael Hara Trustee	6,000

Elowe Survivorship Insurance Trust, Michael Elowe Trustee	6,000

Siena Capital Partners I, L.P.	6,000

Avy Stein	4,000

Steven E. Fansler	4,000

Suzanne M.K. Moskow Marital Trust dated 3/8/08	4,000

Mary Cunningham and Thomas Watson, as Joint Tenants	4,000

John R. Willis and Mary S. Willis, as Joint Tenants with Right of Survivorship	4,000

William J. Friend Trust	4,000

Leisure Investments, LLC	4,000

(1)	(2)
Buyer	Aggregate Number of Preferred Shares
John F. Timmer and Barbara J. Timmer, as Joint Tenants with Right of Survivorship	4,000

Kevin A. Hughes	4,000

Howard Bernick	4,000

Robin VanCastle as trustee for the Robin VanCastle Revocable Trust	4,000

Barbara A. Serbus and Allan L. Serbus, as Joint Tenants with Right of Survivorship	4,000

Mark R. Ptacek and Patricia G. Ptacek, as Tenants in Common	4,000

John O’Sullivan and Kathrine O’Sullivan Living Trust	3,000

Richard A. Simons	2,400

Ronald M. Golden and Sheri L. Golden, as Joint Tenants with Right of Survivorship	2,000

Curtis Hurst and Anna Hurst, as Joint Tenants with Right of Survivorship	2,000

Marion Zehner	2,000

Julie K. Boyer	2,000

(1)	(2)
Buyer	Aggregate Number of Preferred Shares
David M. Gervase	2,000

Frank Reppenhagen	2,000

Kimberly A. Parks	2,000

Ian G. Ross	2,000

Patricia A. Fosmoe	2,000

Kenneth D. Hooten	2,000

Raymond Rusnak	2,000

Jennifer W. Steans 1999 Descendants Trust	2,000

Robin M. Steans 1999 Descendants Trust	2,000

Robert F. Barnett, Trustee of the Robert F. Barnett, III 1997 Trust	2,000

Michaels Family Thrush, L.P.	2,000

John C. Kosik	2,000

Richard M. Rieser Jr.	2,000

Heather A. Steans 1999 Descendants Trust	2,000

Jeffrey A. Jones and Sonja Jones, as Joint Tenants with Right of Survivorship	1,400

(1)	(2)
Buyer	Aggregate Number of Preferred Shares
Linda Weber and Richard Weber, as Joint Tenants with Right of Survivorship	1,280

Nicholas Sayers	1,000

Maria Tabrizi or her successors in trust, as trustee of the Maria Tabrizi 2006 Declaration of Trust dated 11/22/06	1,000

Nancy Karasek	1,000

EXHIBITS

Exhibit A	Defined Terms
Exhibit B	Form of Third Amended and Restated Certificate of Incorporation
Exhibit C	Form of Voting Agreement
Exhibit D	Terms of Subdebt and Warrant Transaction
Exhibit E	Form of Designated Preferred
Exhibit F	Form of Registration Rights Agreement
Exhibit G	Management Services Agreement
Exhibit H	Form of Indemnification Agreement
Exhibit I	Form of Company Counsel Opinion
Exhibit J	Form of FIC Warrant
Exhibit K	Form of Amended and Restated Bylaws

EXHIBIT A

DEFINED TERMS

“8-K Filing” has the meaning set forth in Section 4(f).

“1933 Act” has the meaning set forth in the recitals.

“1934 Act” has the meaning set forth in Section 2(m).

“Action or Proceeding” means any suit, action, proceeding (including any compliance, enforcement or disciplinary proceeding), arbitration, formal or informal inquiry, audit, inspection, investigation or formal order of investigation of complaint.

“Affiliate” has the meaning set forth in Rule 12b-2 under the 1934 Act as in effect as on the date hereof.

“Agreement” has the meaning set forth in the introductory paragraph.

“Amended and Restated Bylaws” has the meaning set forth in Section 4(u).

“Available Company SEC Documents” has the meaning set forth in the preamble to Section 3.

“Bank” has the meaning set forth in the recitals.

“Bank Regulatory Approvals” means the approvals and consents of each of the Bank Regulatory Authorities which are required to be obtained by any party hereto prior to consummation of the Transactions.

“Bank Regulatory Authorities” has the meaning set forth in Section 2(o).

“Board” has the meaning set forth in the recitals.

“Business Day” has the meaning set forth in Section 4(f).

“Business Entity” means any corporation, partnership, limited liability company, joint venture, association, partnership, business trust or other business entity.

“Buyer” and “Buyers” has the meaning set forth in the introductory paragraph.

“Bylaws” has the meaning set forth in Section 3(f)(i).

“Capital Stock” means the Common Stock and the Preferred Stock.

“Change in Control Arrangement” means any plan, agreement, program, policy, arrangement, trust, or instrument that provides for a benefit or a payment or vesting in any benefit or payment, to or for the benefit of any person as a result of any event, simultaneous events, or series of events over time, at least one of which would include a corporate transaction of any kind (including by way of example only and not limitation, any reorganization, merger, consolidation, liquidation, dissolution, sale or other disposition of any securities or assets, or a “going private” transaction within the meaning of Section 13(e) of the 1934 Act), any addition to or change in the composition of the board of directors or other governing body of the Company or any Subsidiaries or other affiliates, any change in the beneficial ownership of the Company or any Subsidiaries or other affiliates, or any other similar transactions.

“Closing” has the meaning set forth in Section 1(b).

“Closing Date” has the meaning set forth in Section 1(b).

“Common Stock” has the meaning set forth in the recitals.

“Company” has the meaning set forth in the introductory paragraph.

“Company Approvals” has the meaning set forth in Section 3(f)(ii).

“Company Contractual Consents” has the meaning set forth in Section 3(f)(iii).

“Company Permits” means all Regulatory Permits and all Miscellaneous Permits.

“Company SEC Reports” has the meaning set forth in Section 3(l).

“Company Fee” has the meaning set forth in Section 7(e).

“Contractual Consent” applicable to a specified Person in respect of a specified matter means any consent required to be obtained by such Person from any other Person party to any Contractual Obligation to which such first Person is a party or by which it is bound in order for such matter to occur or exist without resulting in, in any material respect, the occurrence of a default or event of default or termination, the creation of any lien, the triggering of any decrease in the rights of such first Person, any increase in the obligations of such first Person or any other consequence adverse to the interests of such first Person, under any provision of such Contractual Obligation.

“Contractual Obligation” means, as to any Person, any obligation arising out of any indenture, mortgage, deed of trust, contract, agreement, insurance policy, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound (including, without limitation, any debt security issued by such Person).

“Conversion Shares” has the meaning set forth in the recitals.

“Convertible Securities” means securities or obligations that are convertible into or exchangeable for shares of Capital Stock.

“Designated Preferred” has the meaning set forth in the recitals.

“Designated Preferred Certificate of Designation” has the meaning set forth in the recitals.

“DFPR” has the meaning set forth in Section 2(n).

“DGCL” has the meaning set forth in Section 3(y)(iii).

“DTC” has the meaning set forth in Section 2(k)(i).

“Employee Benefit Plan” means any of the following plans, policies, programs, agreements, trusts, instruments, or arrangements, whether written or unwritten, as set forth in clause (A), (B) or (C) below that the Company or any Subsidiary, with respect to its or their current and/or former employees, directors, officers, retirees, independent contractors, and/or other service providers, is party to, sponsors or has sponsored, maintains or has maintained, or contributes to or has contributed to, or with respect to which the Company or any Subsidiary together with any ERISA Affiliate had, has or may have any Liability: (A) an executive compensation or employment agreement with any current or former director, officer, employee or other service provider, (B) a severance, retention, equity, bonus, incentive, or retirement program or policy, plan, agreement or arrangement relating to its current or former directors, officers, employees or other service providers, which contains change in control provisions or any Change in Control Arrangement, or (C) any “employee benefit plan” as defined in Section 3(3) of ERISA, collective bargaining agreement, consulting agreement, deferred compensation, retiree welfare, vacation, health, medical, dental, vision, life, long term disability, short term disability, supplemental executive retirement, fringe benefit, perquisite, bonus, incentive compensation, long term incentive, stock ownership, stock purchase, stock option, stock appreciation, restricted stock, or other equity or equity-based plan, agreement, program or arrangement, or any other benefit plan, fund, agreement, trust, program, policy, or arrangement.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means any entity (whether or not incorporated) which is or was, together with the Company, treated as a single employer under Section 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended (the “Code”).

“Evaluation Date” has the meaning set forth in Section 3(o)(iii).

“Executive Committee” has the meaning set forth in Section 4(n).

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System.

“FDIC” has the meaning set forth in Section 2(i).

“FIC” means Financial Investments Corporation, an Illinois corporation.

“FIC Warrant” means the warrant dated the date hereof, substantially in the form attached hereto as Exhibit J, to purchase 500,000 shares of Common Stock, at an exercise price of $20 per share, issued to FIC (or any Affiliate of FIC specified by FIC prior to issuance) pursuant to the Management Services Agreement (subject to approval by the stockholders of the Company to the extent required by Nasdaq Marketplace rules).

“GAAP” has the meaning set forth in Section 3(m).

“Governmental Authority” means any government or political subdivision or department thereof, any governmental or regulatory body, commission, board, bureau, agency or instrumentality, or any court or arbitrator or alternative dispute resolution body, in each case whether federal, state, local, foreign or supranational.

“Indebtedness” of any Person means, without duplication (i) all items arising from the borrowing of money that, according to GAAP, would be included in determining total liabilities as shown on the consolidated balance sheet of such Person or any Subsidiary of such Person; (ii) all obligations secured by any Lien in property owned by such Person whether or not such obligations shall have been assumed; (iii) all guarantees and similar contingent liabilities with respect to obligations of others; (iv) all monetary obligations under any leasing or similar arrangement which, in accordance with GAAP, consistently applied for the periods covered thereby, is classified as a capital lease; and (v) all other obligations (including, without limitation, letters of credit, surety bonds and other similar instruments) evidencing obligations to others; provided, however, Indebtedness shall not include trade payables incurred in the ordinary course of business and, in the case of Cole Taylor Bank, Indebtedness shall not include deposits or other indebtedness incurred in the ordinary course of business and in accordance with customary banking practices and applicable laws and regulations.

“Insolvent” means, with respect to any Person (i) the present fair saleable value of such Person’s assets is less than the amount required to pay such Person’s total Indebtedness, (ii) such Person is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured or (iii) such Person intends to incur or believes that it will incur debts that would be beyond its ability to pay as such debts mature.

“Irrevocable Transfer Agent Instructions” has the meaning set forth in Section 5(b).

“Internal Control Over Financial Reporting” has the meaning set forth in Section 3(o)(iii).

“Knowledge” means the actual knowledge of any Person serving on the senior management team of the Company (including the Chairman and Chief Executive Officer, President and Chief Financial Officer), after reasonable inquiry.

“Liability” means any direct or indirect Indebtedness, guaranty, endorsement, claim, loss, damage, deficiency, cost, expense, obligation or responsibility, fixed or unfixed, known or unknown, asserted or unasserted, absolute or contingent, liquidated or unliquidated, secured or unsecured.

“Liens” means any security interests, liens, claims, pledges, mortgages, options, rights of first refusal, agreements, limitations on voting rights, charges, easements, servitudes, encumbrances and other restrictions of any nature whatsoever.

“Majority of Holders” means (i) on any date during the period from the date hereof through the Closing, the holders of at least a majority in interest of the Buyers as represented by the number of Preferred Shares for which such Buyers have subscribed, and (ii) on any date during the period from and after the Closing through the termination of this Agreement, the holders of at least a majority of the outstanding Preferred Shares or outstanding shares of Designated Preferred, as the case may be, on such date.

“Management Services Agreement” has the meaning set forth in Section 4(r).

“Material Adverse Change” or “Material Adverse Effect” means any fact, event, change, effect, condition, factor or circumstance that individually or in the aggregate with all other facts, changes, events, effects, conditions, factors and circumstances (i) is or is reasonably likely to be materially adverse to the business, financial condition, results of operations, assets, or Liabilities of the Company and its Subsidiaries taken as a whole or (ii) prevents in any material respect the Company’s ability to perform its obligations under this Agreement and the other Transaction Documents or to consummate the Transactions contemplated hereby and thereby; provided that a “Material Adverse Effect” or “Material Adverse Change” shall not be deemed to include any effects to the extent relating to or resulting from (A) changes in accounting principles generally accepted in the United States or regulatory accounting requirements applicable to banks or their holding companies generally (except in each such case for any changes which disproportionately affect the business, financial condition, results of operations, assets, or Liabilities of the Company and its Subsidiaries, taken as a whole, as compared to other industry participants); (B) changes in laws, rules or regulations of general applicability or interpretations thereof (except in each such case for any changes which disproportionately affect the business, financial condition, results of operations, assets, or Liabilities of the Company and its Subsidiaries, taken as a whole, as compared to other industry participants), (C) changes in general economic or market conditions in the United States, including the credit and securities markets, (D) changes in general economic or market conditions in the regions in which the Company and/or its Subsidiaries operate or conduct business or in the markets in which the Company and/or its Subsidiaries conduct lending operations, including the commercial and residential real estate lending markets in the Chicago area (except in each such case for any changes which disproportionately affect the business, financial condition, results of operations, assets, or Liabilities of the Company and its Subsidiaries, taken as a whole, as compared to other industry participants), (E) any changes in the market price or trading volume of the Company’s securities (but not any effect, event, development or change underlying such decrease to the extent that such effect, event, development or change otherwise would constitute a Material Adverse Effect), (F) the announcement or disclosure of the sale of the Securities or other transactions contemplated by this Agreement, (G) any action taken by the Company that is expressly required by the terms of this Agreement, (H) the failure of the Bank to remain “well capitalized” under applicable capital guidelines for banks as of September 30, 2008 prior to giving effect to the sale of Series A Preferred or Designated Preferred, as applicable; provided, however that this exception (H) shall not apply in the event that (i) the Company or the Bank has publicly disclosed that it is not “well-capitalized” prior to the Closing Date or (ii) the Bank would not be “well capitalized” after giving effect to such Transaction and the application of the net proceeds therefrom in accordance with Section 4(o) of this Agreement, or (I) the failure of the Company to remain “well capitalized” under applicable capital guidelines for bank holding companies as of September 30, 2008 prior to giving effect to the sale of Series A Preferred or Designated Preferred, as applicable; provided, however that this exception (I) shall not apply in the event that (i) the Company or the Bank has publicly disclosed that it is not “well-capitalized” prior to the Closing Date, or (ii) the Company would not be “well capitalized” after giving effect to such Transaction and the application of the net proceeds therefrom in accordance with Section 4(o) of this Agreement in the case of a Closing with respect to the Series A Preferred or the Company would not be “adequately capitalized” after giving effect to such Transaction and the application of the net proceeds therefrom in accordance with Section 4(o) of this Agreement in the case of a Closing with respect to the Designated Preferred.

“Miscellaneous Permits” means all licenses, permits, certificates, franchises, ordinances, registrations, qualifications, and other rights, privileges, applications or authorizations filed with, granted or issued by any Governmental Authority other than Regulatory Permits.

“Nasdaq” has the meaning set forth in Section 3(n).

“Organizational Documents” means, as to any Person (other than an individual), the articles or certificate of incorporation, bylaws, certificate of limited partnership, partnership agreement, certificate of formation, limited liability company operating agreement, and all other organizational documents of such Person, its certificate or articles of incorporation, by-laws and other organizational documents.

“Other Filings” has the meaning set forth in Section 4(b)(iii).

“Outside Date” has the meaning set forth in Section 7(b).

“Person” means any individual, Business Entity, unincorporated association or Governmental Authority.

“Potential Delay” has the meaning set forth in Section 4(c).

“Preferred Shares” has the meaning set forth in the recitals.

“Proposals” has the meaning set forth in Section 3(z)(ii).

“Proxy Statement” has the meaning set forth in Section 4(b)(i).

“Purchase Price” has the meaning set forth in Section 1(c).

“Registration Rights Agreement” has the meaning set forth in Section 4(q).

“Regulation D” has the meaning set forth in the recitals.

“Regulatory Agencies” has the meaning set forth in Section 3(y).

“Regulatory Permits” means all licenses, permits, certificates, franchises, ordinances, registrations, qualifications, and other rights, privileges, applications or authorizations filed with, granted or issued by the SEC, any Bank Regulatory Authority, any state securities or blue sky regulatory authority in which the Company maintains offices, or any self-regulatory organization.

“Reports” has the meaning set forth in Section 3(y).

“Representatives” has the meaning set forth in Section 4(i).

“Requirement of Law” means any judgment, order (whether temporary, preliminary or permanent), writ, injunction, decree, statute, rule, regulation, notice, law or ordinance and shall also include any rules, regulations and interpretations of any applicable self -regulatory organizations.

“Requisite Vote of Holders” has the meaning set forth in Section 8(a).

“Restated Charter” has the meaning set forth in the recitals.

“Rule 144” has the meaning set forth in Section 2(j).

“Sarbanes-Oxley Act” has the meaning set forth in Section 3(l).

“SEC” has the meaning set forth in the recitals.

“Securities” has the meaning set forth in the recitals.

“Short Sales” has the meaning set forth in Section 2(m).

“Stock Purchase Rights” has the meaning set forth in Section 3(c)(iv).

“Stockholder Approval” has the meaning set forth in Section 3(z)(ii).

“Stockholder Approval Date” has the meaning set forth in Section 4(a).

“Stockholders Meeting” has the meaning set forth in Section 4(a).

“Subdebt and Warrant Transaction” has the meaning set forth in the recitals.

“Subsidiaries” means the subsidiaries of the Company set forth on Schedule 3(a) which includes any Business Entity of which the Company (either alone or through or together with one or more other Subsidiaries) (x) owns, directly or indirectly, more than 20% of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such Business Entity, (y) is a general partner, managing member, trustee or other Person performing similar functions or (z) has control (as defined in Rule 405 under the 1933 Act).

“Tax” means any tax, governmental fee or other like assessment or charge of any kind whatsoever (including, but not limited to, any tax imposed under Subtitle A of the Internal Revenue Code of 1986, as amended, and any net income, alternative or add-on minimum tax, gross income, gross receipts, sale, bulk sales, use, real property, personal property, ad valorem, value added, transfer, franchise, profits, license, withholding tax on amounts paid, withholding, payroll, employment, excise severance, stamp, capital stock, occupation, property, environmental or windfall profits tax, premium, custom, duty or other tax or assessment), together with any interest, penalty, addition to tax or additional amount thereto, imposed by any Governmental Authority.

“Tax Return” means any return, report or similar statement (including the attached schedules) required to be filed with respect to any Tax, including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax.

“Taxing Authority” means any Governmental Authority (domestic or foreign) responsible for the imposition of any Tax.

“Transaction Documents” has the meaning set forth in Section 3(d).

“Transactions” means the sale and issuance of the Preferred Shares to the Buyers (or in the event the Designated Preferred is issued hereunder, the sale and issuance of the Designated Preferred to the Buyers and the subsequent exchange of the Designated Preferred for Preferred Shares), the issuance of the Conversion Shares, and the execution and delivery of the Transaction Documents and the consummation by the Company of all of the transactions contemplated therein.

“Voting Agreement” has the meaning set forth in the recitals.

EXHIBIT B

FORM OF THIRD AMENDED AND RESTATED CERTIFICATE OF

INCORPORATION

THIRD AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

TAYLOR CAPITAL GROUP, INC.

(Original Certificate of Incorporation Filed October 9, 1996;

Amended and Restated Certificate of Incorporation Filed             , 2008)

Taylor Capital Group, Inc., a corporation originally incorporated on October 9, 1996 and organized and existing under, and by virtue of, the General Corporation Law of the State of Delaware, as amended (“DGCL”), does hereby certify that this Third Amended and Restated Certificate of Incorporation of the corporation (the “Certificate of Incorporation”) set forth below has been duly adopted in accordance with Sections 242 and 245 of the DGCL.

FIRST: The name of the corporation is Taylor Capital Group, Inc.

SECOND: The corporation’s registered office in the State of Delaware is located at 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the corporation’s registered agent at such address is The Corporation Trust Company.

THIRD: The nature of the business and the objects and purposes to be transacted, promoted and carried on are to engage in any lawful act or activity for which corporations may be organized under the DGCL.

FOURTH: The total number of shares of all classes of stock which the corporation shall have authority to issue is Fifty Five Million (55,000,000), consisting of (a) Forty Five Million (45,000,000) shares of common stock, par value $0.01 per share (the “Common Stock”), and (b) Ten Million (10,000,000) shares of Preferred Stock, par value $0.01 per share (“Preferred Stock”), [Two Million Four Hundred Thousand (2,400,000)] [Subject to increase in certain circumstances if Designated Preferred is issued] shares of which shall be designated as 8.0% Non-Cumulative Convertible Perpetual Preferred Stock, Series A (the “Series A Preferred”) with the voting powers, preferences, rights and qualifications, limitations set forth in Section B.2 below.

The designations, powers, preferences and relative participating, optional or other special rights of the common stock and the preferred stock, and the qualifications, limitations or restrictions thereof, are as follows:

A. COMMON STOCK

1. Voting. Except as otherwise provided by law, on all matters on which the holders of Common Stock shall be entitled to vote, each share of Common Stock shall entitle the holder thereof to one vote per share.

2. Dividends. Subject to the express terms of any series of the Preferred Stock outstanding from time to time, such dividend or distribution as may be determined by the Board of Directors of the corporation may from time to time be declared and paid or made upon the Common Stock out of any source at the time lawfully available for the payment of dividends.

3. Liquidation. The holders of Common Stock shall be entitled to share ratably upon any liquidation, dissolution or winding up of the affairs of the corporation (voluntary or involuntary), all assets of the corporation which are legally available for distribution, if any, remaining after payment of all debts and other liabilities and subject to the prior rights of any holders of Preferred Stock of the preferential amounts, if any, to which they are entitled.

4. Purchases. Subject to any applicable provisions of this Article FOURTH, the corporation may at any time or from time to time purchase or otherwise acquire shares of its Common Stock in any manner now or hereafter permitted by law, publicly or privately, or pursuant to any agreement.

B. PREFERRED STOCK

1. Subject to the other provisions of this Certificate of Incorporation, the Board of Directors is expressly authorized to provide for the issue of all or any of the shares of the Preferred Stock in one or more series, and to fix the number of shares and to determine or alter for each such series, such voting rights, designations, powers, preferences and relative, participating, optional or other rights, and such qualifications, limitations, or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issue of such shares as may be permitted by law. Each series shall be so designated as to distinguish the shares thereof from the shares of all other series and classes. The authority of the Board of Directors of the corporation with respect to each series shall include, but not be limited to, the determination or fixing of the following: (i) the designation of such series; (ii) the dividend rate of such series, the conditions and dates upon which such dividends shall be payable, the relation which such dividends shall bear to the dividends payable on any other class or classes of stock or any other series of any class of stock of the corporation, and whether such dividends shall be cumulative or non-cumulative; (iii) whether the shares of such series shall be subject to redemption by the corporation and, if made subject to such redemption, the times, prices and other terms and conditions of such redemption; (iv) the terms and amount of any sinking fund provided for the purchase or redemption of the shares of such series; (v) whether or not the shares of such series shall be convertible into or exchangeable for shares of any other class or classes of any stock or any other series of any class of stock of the corporation, and, if provision is made for conversion or exchange, the times, prices, rates, adjustments, and other terms and conditions of such conversion or exchange; (vi) the extent, if any, to which the holders of shares of such series shall be entitled to vote with respect to the election of directors or otherwise; (vii) the restrictions, if any, on the issue or reissue of any additional shares of such series; and (viii) the rights of the holders of the shares of such series upon the liquidation, dissolution or distribution of assets of the corporation.

2. In accordance with this Article FOURTH, the Board of Directors has designated certain shares of preferred stock into a series with the voting powers, preferences, rights, qualifications, limitations and restrictions with respect to the Series A Preferred of the corporation as set forth herein in Article Fourth, paragraph C below.

C. SERIES A PREFERRED STOCK

1. Designation. The designation of the series of preferred stock shall be “8.0% Non-Cumulative Convertible Perpetual Preferred Stock, Series A”. Each share of Series A Preferred shall be identical in all respects to every other share of Series A Preferred. The Series A Preferred will rank senior to Junior Stock with respect to the payment of dividends and/or the distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company.

2. Number of Shares. The number of authorized shares of Series A Preferred shall be 2,400,000 [Subject to increase in certain circumstances if Designated Preferred is issued]. The Company shall have the authority to issue fractional shares of Series A Preferred.

3. Definitions. As used solely within this paragraph C of this Article FOURTH, the following terms shall have the meanings set forth below:

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Beneficial Ownership Limitation” shall have the meaning set forth in paragraph C(7)(b) of this Article FOURTH.

“Business Day” means any weekday that is not a legal holiday in New York, New York or Chicago, Illinois and is not a day on which banking institutions in New York, New York or Chicago, Illinois are authorized or required by law or regulation to be closed.

“Closing Price” of the Common Stock on any date of determination means the closing sale price or, if no closing sale price is reported, the last reported sale price at 4:00 p.m., New York City time of the Common Stock on the Nasdaq Global Select Market on such date. If the Common Stock is not traded on the Nasdaq Global Select Market on any date of determination, the Closing Price of the Common Stock on such date of determination means the closing sale price as reported in the composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock is so listed, or, if no closing sale price is reported, the last reported sale price on the principal U.S. national or regional securities exchange on which the Common Stock is so listed at 4:00 p.m., New York City time, or if the Common Stock is not so listed on a U.S. national or regional securities exchange, but is quoted on the OTC Bulletin Board (or any successor thereof), the last quoted bid price thereon at 4:00 p.m., New York City time, or if the Common Stock is not listed on a national or regional securities exchange or quoted on the OTC Bulletin Board (or any successor thereof), the last quoted bid price for the Common Stock in the over-the-counter market as reported by Pink Sheets LLC or similar organization at 4:00 p.m., New York City time, or, if that bid price is not available, the market price of the Common Stock on that date as determined by a nationally recognized investment banking firm (unaffiliated with the corporation) retained by the corporation for this purpose.

“Common Stock” means the common stock of the corporation, par value $0.01 per share, or any other shares of the capital stock of the corporation into which such shares of common stock shall be reclassified or changed.

“Conversion Agent” means the Transfer Agent acting in its capacity as conversion agent for the shares of the Series A Preferred, and its successors and assigns.

“Conversion at the Option of the Corporation Date” has the meaning set forth in paragraph C(9)(c) of this Article FOURTH.

“Conversion Date” has the meaning set forth in paragraph C(8)(d) of this Article FOURTH.

“Conversion Price” is $10.00, as adjusted from time to time as provided in Section 10.

“Conversion Rate” means, for each share of Series A Preferred, an amount equal to the quotient of $25.00 (subject to adjustment for stock splits, combinations or reclassifications of the Series A Preferred), divided by the Conversion Price in effect at the time of conversion.

“Distribution” shall have the meaning set forth in paragraph C(10)(b) of this Article FOURTH.

“Dividend Conversion Date” means the earliest to occur of the following:

(i) the first date on which the average of VWAP of the Common Stock has exceeded 200% of the then applicable Conversion Price of the Series A Preferred for at least 20 Trading Days within any period of 30 consecutive Trading Days occurring after the second anniversary of the Closing (as defined in the Stock Purchase Agreement); or

(ii) the first date on which the average of the VWAP of the Common Stock has exceeded 130% of the then-applicable Conversion Price of the Series A Preferred for at least 20 Trading Days within any period of 30 consecutive Trading Days occurring after the third anniversary of the Closing; and

(iii) the Fifth Anniversary Date.

“Dividend Payment Date” shall have the meaning set forth in paragraph C(4)(a) of this Article FOURTH.

“Dividend Period” shall have the meaning set forth in paragraph C(4)(a) of this Article FOURTH.

“Dividend Record Date” shall have the meaning set forth in paragraph C(4)(a) of this Article FOURTH.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder.

“Ex-date” when used with respect to any issuance or distribution, means the first date on which the shares of Common Stock or other securities trade without the right to receive an issuance or distribution.

“Fifth Anniversary Date” is             , 2013 [the fifth anniversary of the issuance of the Series A Preferred].

“Holder” means the Person in whose name shares of the Series A Preferred are registered, which may be treated by the corporation, Transfer Agent, Registrar, paying agent and Conversion Agent as the absolute owner of such shares of Series A Preferred for the purpose of making payment and settling the related conversions and for all other purposes.

“Junior Stock” means the Common Stock and any other class or series of stock of the corporation now or hereafter authorized.

“Liens” means any security interests, liens, claims, pledges, mortgages, options, rights of first refusal, agreements, limitations on voting rights, charges, easements, servitudes, encumbrances and other restrictions of any nature whatsoever.

“Limited Holder” shall have the meaning set forth in paragraph C(7)(b) of this Article FOURTH.

“Liquidation Event” shall have the meaning set forth in paragraph C(5)(a) of this Article FOURTH.

“Mandatory Conversion Event” means the earlier to occur of the following dates:

(i) the Fifth Anniversary Date; and

(ii) the first date after a Dividend Conversion Date has occurred on which the outstanding shares of Series A Preferred represent less than 10% of the Total Voting Power of Company.

“Market Disruption Event” means any of the following events that has occurred:

(i) any suspension of, or limitation imposed on, trading by any exchange or quotation system on which the Closing Price is determined pursuant to the definition of the Trading Day (a “Relevant Exchange”) during the one-hour period prior to the close of trading for the regular trading session on the Relevant Exchange (or for purposes of determining the VWAP per share of Common Stock any period or periods aggregating one hour or longer during the regular trading session on the relevant day) and whether by reason of movements in price exceeding limits permitted by the Relevant Exchange, or otherwise relating to the Common Stock or in futures or options contracts relating to the Common Stock on the Relevant Exchange;

(ii) any event (other than an event described in clause (iii)) that disrupts or impairs (as determined by the corporation in its reasonable discretion) the ability of market participants during the one-hour period prior to the close of trading for the regular trading session on the Relevant Exchange (or for purposes of determining the VWAP per share of Common Stock any period or periods aggregating one hour or longer during the regular trading session on the relevant day) in general to effect transactions in, or obtain market values for, the Common Stock on the Relevant Exchange or to effect transactions in, or obtain market values for, futures or options contracts relating to the Common Stock on the Relevant Exchange; or

(iii) the failure to open of the Relevant Exchange on which futures or options contracts relating to the Common Stock are traded or the closure of such exchange prior to its respective scheduled closing time for the regular trading session on such day (without regard to after hours or any other trading outside of the regular trading session hours) unless such earlier closing time is announced by such exchange at least one hour prior to the earlier of the actual closing time for the regular trading session on such day and the submission deadline for orders to be entered into such exchange for execution at the actual closing time on such day.

“Notice of Conversion at the Option of the Corporation” has the meaning set forth in paragraph C(9)(c) of this Article FOURTH.

“Officer” means each of the Chief Executive Officer, the Chairman, the Chief Administrative Officer, any Vice Chairman, the Chief Financial Officer, the Controller, the Chief Accounting Officer, the Treasurer, the General Counsel and Corporate Secretary and any Assistant Secretary of the corporation.

“Officers’ Certificate” means a certificate signed (i) by the Chief Executive Officer, the Chairman, the Chief Administrative Officer, any Vice Chairman, the Chief Financial Officer, the Controller or the Chief Accounting Officer of the corporation, and (ii) by the Treasurer, the General Counsel and Corporate Secretary or any Assistant Secretary of the corporation, and delivered to the Conversion Agent.

“Person” means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint-stock company, limited liability company or trust.

“Purchase Rights” shall have the meaning set forth in paragraph C(10)(c) of this Article FOURTH.

“Registrar” means the Transfer Agent acting in its capacity as registrar for the Series A Preferred, and its successors and assigns.

“Relevant Exchange” has the meaning set forth above in the definition of Market Disruption Event.

“Sale Transaction” means any consolidation or merger of the corporation or similar transaction or any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the property and assets of the corporation to any Person, in each case pursuant to which the Common Stock will be converted into cash, securities or other property, other than pursuant to a transaction in which the Persons that “beneficially owned” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, voting stock of the corporation immediately prior to such transaction beneficially own, directly or indirectly, voting stock representing a majority of the total voting power of all outstanding classes of voting stock of the continuing or surviving Person immediately after the transaction.

“SEC” means the Securities and Exchange Commission.

“Stock Purchase Agreement” means the Securities Purchase Agreement, dated as of September 4, 2008, by and among the corporation and each of the investors listed on the Schedule of Buyers attached thereto.

“Total Voting Power of the Company” means the total combined voting power of all outstanding shares of all classes of capital stock of the corporation that are then entitled to vote in matters presented to a vote of the corporation’s stockholders generally.

“Trading Day” means, for purposes of determining a VWAP or Closing Price per share of Common Stock or a Closing Price, a Business Day on which the Relevant Exchange is scheduled to be open for business and on which there has not occurred or does not exist a Market Disruption Event.

“Transfer Agent” means                                          acting as Transfer Agent, Registrar, paying agent and Conversion Agent for the Series A Preferred, and its successors and assigns.

“VWAP” per share of the Common Stock on any Trading Day means the per share volume-weighted average price as displayed under the heading Bloomberg VWAP on Bloomberg page C UN <equity> AQR (or its equivalent successor if such page is not available) in respect of the period from the official open of trading on the relevant Trading Day until the official close of trading on the relevant Trading Day (or if such volume-weighted average price is unavailable, the market price of one share of Common Stock on such Trading Days determined, using a volume-weighted average method, by a nationally recognized investment banking firm (unaffiliated with the corporation) retained for this purpose by the corporation).

4. Dividends.

(a) Rate. Holders shall be entitled to receive, if, as and when declared by the corporation’s Board of Directors or any duly authorized committee thereof, but only out of assets legally available therefor, non-cumulative dividends on the liquidation preference of $25.00 per share (subject to adjustment for stock splits, combinations or reclassifications of the Series A Preferred) of Series A Preferred, and no more, payable quarterly in arrears on each January 15, April 15, July 15 and October 15, commencing on January 15, 2009; provided, however, if any such day is not a Business Day, then payment of any dividend otherwise payable on that date will be made on the next succeeding day that is a Business Day, unless that next succeeding day falls in the next calendar year, in which case payment of such dividend will occur on the immediately preceding Business Day (in either case, without any interest or other payment in respect of such delay) (each such day on which dividends are payable a “Dividend Payment Date”). The period from and including the date of issuance of the Series A Preferred or any Dividend Payment Date to, but excluding, the next Dividend Payment Date is a “Dividend Period.” Dividends on each share of Series A Preferred will accrue on the liquidation preference of $25.00 per share (subject to adjustment for stock splits, combinations or reclassifications of the Series A Preferred) at a rate per annum equal to 8.0%. The record date for payment of dividends on the Series A Preferred will be the 30th day of the calendar month immediately preceding the month during which the Dividend Payment Date falls or such other record date fixed by the corporation’s Board of Directors or any other duly authorized committee thereof that is not more than 30 nor less than 10 days prior to such Dividend Payment Date (each, a “Dividend Record Date”). Any such day that is a Dividend Record Date will be a Dividend Record Date whether or not such day is a Business Day. The amount of dividends payable will be computed on the basis of a 360-day year of twelve 30-day months. Dividends shall be payable in cash.

(b) Limitation on Accrual of Dividends. Notwithstanding anything in this paragraph C(4) of this Article FOURTH to the contrary, from and after a Dividend Conversion Date, except for any previously declared dividends, Holders shall no longer be entitled to receive any dividends pursuant to paragraph C(4)(a) of this Article FOURTH; provided that, in the event that the Board of Directors or any duly authorized committee thereof shall determine to pay any cash or non cash dividends or distributions on shares of Common Stock on or after the Dividend Conversion Date, the Holders shall be entitled to receive cash and non cash dividends or distributions in an amount and of kind equal to the dividends or distributions that would have been payable to such Holder if the shares of Series A Preferred held by such Holder had been converted into Common Stock immediately prior to the record date for the determination of the holders of Common Stock entitled to each such dividend or distribution.

(c) Non-Cumulative Dividends. Subject to paragraph C(4)(b) of this Article FOURTH, if the corporation’s Board of Directors or any duly authorized committee thereof does not declare a dividend on the Series A Preferred for any Dividend Period prior to the related Dividend Payment Date, that dividend will not accrue, and the corporation will have no obligation to pay, and Holders shall have no right to receive, a dividend for that Dividend Period on the related Dividend Payment Date or at any future time, whether or not dividends on the Series A Preferred or any other series of preferred stock or common stock are declared for any subsequent Dividend Period with respect to Series A Preferred, Junior Stock or any other class or series of authorized preferred stock of the corporation. References herein to the “accrual” of dividends refer only to the determination of the amount of such dividend and do not imply that any right to a dividend arises prior to the date on which a dividend is declared.

(d) Priority of Dividends. So long as any share of Series A Preferred remains outstanding, unless as to a Dividend Payment Date, full dividends on all outstanding shares of the Series A Preferred have been declared and paid or declared and a sum sufficient for the payment of those dividends has been set aside for the Dividend Period then ending, the corporation will not, and will cause its subsidiaries not to, during the next succeeding Dividend Period that commences on such Dividend Payment Date, declare or pay any dividend on, make any distributions relating to, or redeem, purchase, acquire or make a liquidation payment relating to, any Junior Stock, or make any guarantee payment with respect thereto, other than:

(i) purchases, redemptions or other acquisitions of shares of Junior Stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants of the corporation or any of its subsidiaries;

(ii) purchases of shares of Common Stock pursuant to a contractually binding requirement to buy stock existing prior to the commencement of the then-current dividend period, including under a contractually binding stock repurchase plan; or

(iii) as a result of an exchange or conversion of any class or series of Junior Stock for any other class or series of Junior Stock.

The foregoing restriction, however, will not apply to any Junior Stock dividends paid by the corporation where the dividend stock is the same stock as that on which the dividend is being paid.

Except as provided below, for so long as any share of Series A Preferred remains outstanding, if dividends are not declared and paid in full upon the shares of Series A Preferred, all dividends declared upon shares of Series A Preferred will be declared on a proportional basis so that the amount of dividends declared per share will bear to each other the same ratio that accrued dividends for the then-current Dividend Period per share of Series A Preferred bear to each other.

Subject to the foregoing and paragraph C(4)(b) of this Article FOURTH , and not otherwise, such dividends payable in cash, stock or otherwise, as may be determined by the corporation’s Board of Directors or any duly authorized committee thereof, may be declared and paid on any Junior Stock from time to time out of any assets legally available for such payment, and Holders will not be entitled to participate in those dividends.

(e) Conversion Following A Record Date. If a Conversion Date for any shares of Series A Preferred is prior to the close of business on a Dividend Record Date for any declared dividend for the then-current Dividend Period, the Holder of such shares will not be entitled to any such dividend. If the Conversion Date for any shares of Series A Preferred is after the close of business on a Dividend Record Date for any declared dividend for the then-current Dividend Period, but prior to the corresponding Dividend Payment Date, the Holder of such shares shall be entitled to receive such dividend, notwithstanding the conversion of such shares prior to the Dividend Payment Date. However, such shares, upon surrender for conversion, must be accompanied by funds equal to the dividend on such shares; provided that no such payment need be made (i) if the corporation has issued a notice of a Sale Transaction during the then-current Dividend Period or (ii) if the corporation has issued a notice of conversion at its option of the Series A Preferred.

5. Liquidation Rights.

(a) Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the corporation (a “Liquidation Event”), Holders shall be entitled, out of assets legally available therefor, before any distribution or payment out of the assets of the corporation may be made to or set aside with respect to any Junior Stock and subject to the rights of the corporation’s creditors, to receive in full a liquidating distribution in the amount of the liquidation preference of $25.00 per share (subject to adjustment for stock splits, combinations or reclassifications of the Series A Preferred), plus an amount equal to any accrued dividends thereon from the last Dividend Payment Date to, but excluding, the date of the Liquidation Event if and to the extent declared. Holders shall not be entitled to any further payments in the event of any such Liquidation Event other than what is expressly provided for in this paragraph C(5) of this Article FOURTH.

(b) Partial Payment. If the assets of the corporation are not sufficient to pay in full the liquidation preference plus any dividends which have been declared but not yet paid to all Holders, the amounts paid to the Holders shall be pro rata in accordance with the respective aggregate liquidating distributions to which they would otherwise be entitled.

(c) Residual Distributions. If the respective aggregate liquidating distributions to which all Holders are entitled have been paid, the holders of Junior Stock shall be entitled to receive all remaining assets of the corporation according to their respective rights and preferences.

6. Sale Transaction.

(a) Liquidation Event. A Sale Transaction shall be deemed to be a Liquidation Event for purposes of paragraph C(5) of Article FOURTH.

(b) Notices. In case at any time or from time to time:

(i) the corporation shall declare a dividend (or any other distribution) on its shares of Common Stock; or

(ii) the corporation shall enter into a binding, definitive agreement with respect to a Sale Transaction;

then the corporation shall mail to each Holder of shares of Series A Preferred at such holder’s address as it appears on the transfer books of the corporation, as promptly as possible but in any event at least 30 days prior to the applicable date hereinafter specified, a notice stating (A) the date on which a record is to be taken for the purpose of such dividend, distribution or, if a record is not to be taken, the date as of which the holders of Common Stock of record will be entitled to such dividend or distribution or (B) the date on which such Sale Transaction is expected to become effective.

(c) Notwithstanding anything contained herein to the contrary, (i) each Holder shall have the right, at such Holder’s option, to convert all or any portion of such Holder’s Series A Preferred at any time prior to the consummation of a Sale Transaction into shares of Common Stock as set forth in paragraph C(7) of this Article FOURTH and subject to the conversion procedures of paragraph C(8) of this Article FOURTH; and (ii) the corporation will not effect any Sale Transaction unless proper provision is made to ensure that the Holders of shares of Series A Preferred outstanding immediately prior to the Sale Transaction shall be entitled to liquidating distributions as provided in paragraph C(5) of this Article FOURTH.

7. Right of the Holders to Convert.

(a) General. Each Holder shall have the right, at such Holder’s option, to convert all or any portion of such Holder’s Series A Preferred at any time into shares of Common Stock at the Conversion Rate per share of Series A Preferred (subject to the conversion procedures of paragraph C(8) of this Article FOURTH and the other provisions hereof), plus cash in lieu of fractional shares.

(b) Beneficial Ownership Limitation. Notwithstanding paragraph C(7)(a) of this Article FOURTH, the corporation shall not effect any conversion of shares of Series A Preferred held by a Holder other than member of the Steans Family or the Taylor Family (each as defined in Article FIFTH of this Third Amended and Restated Certificate of Incorporation) or any Affiliate of any such member (any such other Holder, a “Limited Holder”), and a Limited Holder shall not have the right to convert any shares of Series A Preferred, to the extent that, after giving effect to the conversion set forth in the applicable Conversion Notice, such Limited Holder (together with such Limited Holder’s Affiliates, and any other person or entity acting as a group together with such Limited Holder or any of such Limited Holder’s Affiliates) would beneficially own in excess of the Beneficial Ownership Limitation (as defined below); provided, however that the limitations set forth in this sentence shall not apply to any conversion of the Series A Preferred (i) at the option of the corporation pursuant to paragraph 9 of this Article FOURTH or (ii) immediately prior to the consummation of a Sale Transaction (provided that the Limited Holder may submit a Conversion Notice with respect to such conversion prior thereto and contingent thereon). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by such Limited Holder and its Affiliates shall include the number of shares of Common Stock issuable upon conversion of the Series A Preferred with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which are issuable upon (A) conversion of the remaining, unconverted shares of Series A Preferred beneficially owned by such Limited Holder or any of its Affiliates and (B) exercise or conversion of the unexercised or unconverted portion of any other securities of the corporation subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by such Limited Holder or any of its Affiliates. Except as set forth in the preceding sentence, for purposes of this paragraph C(7)(b) of this Article FOURTH, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. The submission by a Holder of a Conversion Notice shall be deemed to be a representation by such Holder that such Holder has determined that all of the shares of Series A Preferred to be converted as set forth in such Conversion Notice may be converted without violating the restrictions set forth in this paragraph C(7)(b) of this Article FOURTH, and the corporation shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this paragraph C(7)(b) of this Article FOURTH, in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as stated in the most recent of the following: (A) the corporation’s most recent quarterly or annual report filed with Commission, as the case may be, (B) a more recent public announcement by the corporation or (C) a more recent written notice by the corporation or the corporation’s transfer agent setting forth the number of shares of Common Stock outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the corporation, including the Series A Preferred, by such Holder or its Affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon the conversion of the Series A Preferred by the applicable Holder as set forth in the applicable Conversion Notice. The provisions of this paragraph C(7)(b) of this Article FOURTH shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this paragraph C(7)(b) of this Article FOURTH to correct this paragraph C(7)(b) of this Article FOURTH (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph C(7)(b) of this Article FOURTH shall apply to any successor Limited Holder of shares of Series A Preferred.

8. Conversion Procedures.

(a) Conversion Date. Effective immediately prior to the close of business on any applicable Conversion Date, dividends shall no longer be declared on any such converted shares of Series A Preferred, and such shares of Series A Preferred shall represent only the right to receive shares of Common Stock issuable upon conversion of such shares, as set forth in paragraph C(7) of this Article FOURTH, in each case, subject to the right of Holders to receive any declared and unpaid dividends on such shares and any other payments to which they are otherwise entitled pursuant to the terms hereof.

(b) Rights Prior to Conversion. No allowance or adjustment, except pursuant to paragraph C(10) of this Article FOURTH, shall be made in respect of dividends payable to holders of the Common Stock of record as of any date prior to the close of business on any applicable Conversion Date. Prior to the close of business on any applicable Conversion Date, shares of Common Stock issuable upon conversion of, or other securities issuable upon conversion of, any shares of Series A Preferred shall not be deemed outstanding for any purpose, and Holders shall have no rights with respect to the Common Stock or other securities issuable upon conversion (including voting rights, rights to respond to tender offers for the Common Stock or other securities issuable upon conversion or rights to receive any dividends or other distributions on the Common Stock or other securities issuable upon conversion) by virtue of holding shares of Series A Preferred.

(c) Record Holder as of Conversion Date. The Person or Persons entitled to receive the Common Stock issuable upon conversion of Series A Preferred shall be treated for all purposes as the record holder(s) of such shares of Common Stock as of the close of business on any applicable Conversion Date. In the event that a Holder shall not by written notice designate the name in which shares of Common Stock and/or cash, securities or other property (including payments of cash in lieu of fractional shares) to be issued or paid upon conversion of shares of Series A Preferred should be registered or paid or the manner in which such shares should be delivered, the corporation shall be entitled to register and deliver such shares, and make such payment, in the name of the Holder and in the manner shown on the records of the corporation.

(d) Conversion Procedure. On the date of any conversion, if a Holder’s interest is in certificated form, a Holder must do each of the following in order to convert:

(i) complete and manually sign an irrevocable conversion notice in the form provided by the Conversion Agent (a “Conversion Notice”), or a facsimile of such Conversion Notice, and deliver such Conversion Notice to the Conversion Agent;

(ii) surrender the shares of Series A Preferred to the Conversion Agent;

(iii) if required, furnish appropriate endorsements and transfer documents;

(iv) if required, pay any stock transfer, documentary, stamp or similar taxes not payable by the corporation pursuant to paragraph C(19)(a) of this Article FOURTH; and

(v) if required, pay funds equal to any declared and unpaid dividend payable on the next Dividend Payment Date to which such Holder is entitled.

Notwithstanding the foregoing, a Conversion Notice given by any Holder in contemplation of a Sale Transaction or a public offering of Common stock may be revocable and conditional upon the consummation of such Sale Transaction or public offering, as applicable.

The term “Conversion Date” means the earlier of (x) the Conversion at the Option of the Corporation Date (as defined in paragraph C(9)(c) of this Article FOURTH), or (y) the date on which a Holder satisfies all of the requirements of this paragraph C(8)(d) of this Article FOURTH. The Conversion Agent shall, on a Holder’s behalf, convert the Series A Preferred into shares of Common Stock, in accordance with the terms of the notice delivered by such Holder described in clause (i) of this paragraph C(8)(d) of this Article FOURTH above.

9. Conversion at the Option of the Corporation.

(a) Corporation Conversion Right. The corporation shall have the right, at its option, to cause some or all of the Series A Preferred to be converted into shares of Common Stock at the then-applicable Conversion Rate at any time after a Mandatory Conversion Event.

(b) Partial Conversion. If the corporation elects to cause less than all the shares of the Series A Preferred to be converted under clause (a) above, the Conversion Agent shall select the Series A Preferred to be converted on a pro rata basis.

(c) Conversion Procedure. In order to exercise the conversion right described in this paragraph C(9) of this Article FOURTH, the corporation shall provide notice of such conversion to each Holder (such notice, a “Notice of Conversion at the Option of the Corporation”). The Conversion Date shall be a date selected by the corporation (the “Conversion at the Option of the Corporation Date”) and shall be no more than 20 days after the date on which the corporation provides such Notice of Conversion at the Option of the Corporation. In addition to any information required by applicable law or regulation, the Notice of Conversion at the Option of the Corporation shall state, as appropriate:

(i) the Conversion at the Option of the Corporation Date;

(ii) the aggregate number of shares of Series A Preferred to be converted; and

(iii) the number of shares of Common Stock to be issued upon conversion of each share of Series A Preferred and, if fewer than all the shares of Series A Preferred of a Holder are to be converted, the number of such shares to be converted.

10. Anti-Dilution Adjustments.

(a) General. If the corporation at any time after the effective date hereof subdivides (by any stock split, stock dividend, recapitalization or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced and the number of shares of Common Stock obtainable upon exercise of the Series A Preferred will be proportionately increased. If the corporation at any time after the effective date hereof combines (by combination, reverse stock split or otherwise) its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination will be proportionately increased and the number of shares of Common Stock obtainable upon exercise of the Series A Preferred will be proportionately decreased. Any subdivision or combination of shares of Common Stock, and adjustment of the Conversion Price resulting therefrom pursuant to this paragraph C(10) of this Article FOURTH, shall be subject to the prior approval of the Executive Committee in accordance with Article FIFTH hereof.

(b) Distribution of Assets. If the corporation shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of Common Stock, by way of return of capital or otherwise (including any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement or other similar transaction but excluding any ordinary cash dividend payable with respect to the Common Stock consistent with past practice) (a “Distribution”), at any time after the issuance of the Series A Preferred and prior to a Dividend Conversion Date, then, in each such case, the Conversion Price in effect immediately prior to the close of business on the record date fixed for the determination of holders of Common Stock entitled to receive the Distribution shall be reduced, effective as of the close of business on such record date, to a price determined by multiplying such Conversion Price by a fraction of which (A) the numerator shall be the VWAP of the Common Stock on the trading day immediately preceding such record date minus the value of the Distribution (as determined in good faith by the Board of Directors) applicable to one share of Common Stock, and (B) the denominator shall be the VWAP of the Common Stock on the trading day immediately preceding such record date.

(c) Purchase Rights. If at any time the corporation grants, issues or sells any options to purchase shares of Common Stock, convertible securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of its capital stock (the “Purchase Rights”) prior to a Dividend Conversion Date, then each Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights that such Holder could have acquired if such Holder had held the number of shares of Common Stock acquirable upon complete conversion of such Holder’s shares of Series A Preferred immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

(d) No Fractional Shares. No fractional shares of Common Stock will be issued to holders of the Series A Preferred upon conversion. In lieu of fractional shares otherwise issuable, holders will be entitled to receive an amount in cash equal to the fraction of a share of Common Stock, calculated on an aggregate basis in respect of the shares of Series A Preferred being converted, multiplied by the Closing Price of the Common Stock on the Trading Day immediately preceding the applicable Conversion Date.

11. Voting Rights.

(a) General. The Holders shall not be entitled to vote on any matter except as set forth in this paragraph C(11) of this Article FOURTH or as required by Delaware law.

(b) General Voting Rights. Each share of Series A Preferred shall entitle the Holder thereof to vote on all matters voted on by holders of the capital stock of the corporation into which such share of Series A Preferred is convertible, voting together as a single class with the other shares entitled to vote, at all meetings of stockholders of the corporation, including with respect to the election of directors. With respect to any such vote in which the Holders participate, the shares of Series A Preferred shall entitle the Holder thereof to cast the number of votes equal to the lesser of (i) the total number of votes which could be cast in such vote by a holder of the number of shares of capital stock of the corporation into which such shares of Series A Preferred are convertible on the record date for such vote (giving effect to paragraph C(7)(b) of this Article FOURTH) and (ii) the product of the aggregate number of shares of Series A Preferred held by such Holder, multiplied by 1.961 (subject to adjustment for stock splits, combinations or reclassifications).

12. Consents. Except as otherwise required by applicable law, the consent of the Holders of a majority of the number of shares of Series A Preferred at the time outstanding, given in person or by proxy, either in writing or by vote, at a special or annual meeting, voting or consenting as a separate class, shall be necessary to: (i) authorize or issue, or obligate the corporation to issue, any other capital stock or security or right convertible or exchangeable for capital stock of the corporation that is senior to or on a parity with the Series A Preferred as to payment of dividends or rights on liquidation; (ii) issue any shares of Series A Preferred; (iii) increase the authorized number of shares of the Series A Preferred; (iv) enter any agreement, contract or understanding or otherwise incur any obligation which by its terms would violate or be in conflict in any material respect with the rights or preferences of the Series A Preferred designated hereunder; (v) amend the Certificate of Incorporation or By-laws of the corporation, if such amendment would alter or change the powers, preferences or special rights of the holders of the Series A Preferred so as to affect them adversely; or (vi) amend or waive any provision of this paragraph C of this Article FOURTH.

13. Preemptive Rights. For so long as either (x) at least 800,000 shares of Series A Preferred are issued and outstanding (subject to anti dilution adjustment for stock splits, stock dividends and the like) or (y) the outstanding shares of Series A Preferred represent 10% or more of the Total Voting Power of the Company:

(a) Each Holder shall have the right to purchase, pro rata, a portion of any New Securities (as hereinafter defined) that the corporation may, from time to time hereafter, propose to sell and issue. Each such Holder’s pro rata share of New Securities, for the purposes of this right, is the ratio of the sum of (x) the number of shares of Common Stock into which the shares of Series A Preferred have been converted and which are held of record by such Holder at the time the New Securities are offered and (y) the number of shares of Common Stock into which the shares of Series A Preferred held by such Holder at the time the New Securities are offered are then convertible (the “Conversion Shares”) to the total number of then outstanding shares of Common Stock, including such Conversion Shares and the Conversion Shares then issuable upon all other then outstanding shares of Series A Preferred. “New Securities” shall mean any shares of capital stock or securities or rights convertible, exercisable or exchangeable for capital stock of the corporation (“Convertible Securities”); provided, however, that New Securities does not include:

(i) capital stock issued or issuable on conversion or exercise of the Series A Preferred, options or warrants to purchase Common Stock or other convertible securities that either are (x) outstanding on the date of the effectiveness of this paragraph C of this Article FOURTH, (y) warrants to purchase Common Stock issued on or within 90 days after the date of the effectiveness of this paragraph C of this Article FOURTH in connection with the offering of up to $60,000,000 of subordinated indebtedness by the corporation’s wholly-owned subsidiary Cole Taylor Bank; or (z) issued after the date of the effectiveness of this paragraph C of this Article FOURTH, provided that, in the case of this clause (z) only, the rights established by this paragraph C(13) of this Article FOURTH applied with respect to the initial issuance by the corporation of such options, warrants or convertible securities;

(ii) capital stock or Convertible Securities issued by the corporation pursuant to any public offering;

(iii) Common Stock issued in connection with any stock split, payment of a dividend or other distribution in respect of its capital stock or recapitalization of the corporation;

(iv) capital stock or Convertible Securities issued to a third party in connection with any acquisition of the stock or assets of another Person by the corporation or any of its subsidiaries by merger, purchase, joint venture or other reorganization or business combination;

(v) shares of Common Stock, options to purchase Common Stock or other rights with respect thereto issued to employees, officers, directors or consultants of the corporation or any of its subsidiaries;

(vi) capital stock or Convertible Securities issued to a third party in consideration of services provided by such third party;

(vii) capital stock issued to a third party in connection with a debt financing consummated by the corporation or any of its subsidiaries; and

(vii) trust preferred securities.

(b) If the corporation proposes to undertake an issuance of New Securities, it shall give each Holder written notice of its intention, describing the type of New Securities, the price and the general terms and conditions upon which the corporation proposes to issue the same. Each such Holder shall have 25 calendar days from the giving of such notice to agree to purchase its pro rata share of New Securities for the price and upon the terms and conditions specified in the notice by giving written notice to the corporation and stating therein the quantity of New Securities to be purchased.

(c) If any of the Holders fail to exercise its right under this paragraph C(13) of this Article FOURTH to purchase its pro-rata share of the New Securities within 25 calendar days following the date of the first notice contemplated by paragraph C(13)(b) of this Article FOURTH, the corporation shall have until the 90th day following such date to enter into a letter of intent or definitive agreement and a period of 90 days thereafter to sell any of the New Securities in respect of which such Investor’s rights were not exercised, at a price and upon terms and conditions no more favorable to the purchasers thereof than specified in the corporation’s notice to the Holders pursuant to paragraph C(13)(b) of this Article FOURTH. If the corporation has not entered into such a letter of intent or agreement or sold such New

Securities within such period, the corporation shall not thereafter issue or sell any such New Securities without again first offering such securities to the Holders in the manner provided in this paragraph C(13) of this Article FOURTH.

14. Unissued or Reacquired Shares. Shares of Series A Preferred that have been issued and converted, redeemed or otherwise purchased or acquired by the corporation shall be retired upon their acquisition, shall not be reissued as shares of Series A Preferred and, upon the taking of any action required by law, shall be restored to the status of authorized but unissued shares of preferred stock without designation as to series.

15. No Sinking Fund. Shares of Series A Preferred are not subject to the operation of a sinking fund.

16. Reservation of Common Stock.

(a) Sufficient Shares. The corporation shall at all times reserve and keep available out of its authorized and unissued Common Stock or shares acquired by the corporation, solely for issuance upon the conversion of shares of Series A Preferred as provided in this paragraph C of this Article FOURTH, free from any preemptive or other similar rights, such number of shares of Common Stock as shall from time to time be issuable upon the conversion of all the shares of Series A Preferred then outstanding (without giving effect to the paragraph C(7)(b) of this Article FOURTH). For purposes of this paragraph C(16)(a) of this Article FOURTH, the number of shares of Common Stock that shall be deliverable upon the conversion of all outstanding shares of Series A Preferred shall be computed as if at the time of computation all such outstanding shares were held by a single Holder (without giving effect to paragraph C(7)(b) of this Article FOURTH).

(b) Use of Acquired Shares. Notwithstanding the foregoing, the corporation shall be entitled to deliver upon conversion of shares of Series A Preferred, as herein provided, shares of Common Stock acquired by the corporation and held as treasury shares (in lieu of the issuance of authorized and unissued shares of Common Stock), so long as any such acquired shares are free and clear of all liens, charges, security interests or encumbrances (other than liens, charges, security interests and other encumbrances created by the Holders).

(c) Free and Clear Delivery. All shares of Common Stock delivered upon conversion of the Series A Preferred shall, upon issuance, be duly authorized, validly issued, fully paid and non-assessable, free and clear of all liens, claims, security interests and other encumbrances (other than liens, charges, security interests and other encumbrances created by the Holders).

(d) Compliance with Law. Prior to the delivery of any securities that the corporation shall be obligated to deliver upon conversion of the Series A Preferred, the corporation shall use its reasonable best efforts to comply with any federal and state laws and regulations thereunder requiring the registration of such securities with, or any approval of or consent to the delivery thereof by, any governmental authority.

(e) Listing. The corporation hereby covenants and agrees that, if at any time the Common Stock shall be traded on the Nasdaq Global Select Market or any other national securities exchange, the corporation will, if permitted by the rules of such exchange, list and keep listed, so long as the Common Stock shall be so listed on such exchange, all the Common Stock issuable upon conversion of the Series A Preferred; provided, however, that if the rules of such exchange require the corporation to defer the listing of such Common Stock until the first conversion of Series A Preferred into Common Stock in accordance with the provisions hereof, the corporation covenants to list such Common Stock issuable upon conversion of the Series A Preferred in accordance with the requirements of such exchange at such time.

17. Transfer Agent, Conversion Agent, Registrar and Paying Agent. The duly appointed Transfer Agent, Conversion Agent, Registrar and paying agent for the Series A Preferred shall be [                    ]. The corporation may, in its sole discretion, remove the Transfer Agent in accordance with the agreement between the corporation and the Transfer Agent; provided that the corporation shall appoint a successor transfer agent that shall accept such appointment prior to the effectiveness of such removal. Upon any such removal or appointment, the corporation shall send notice thereof by first-class mail, postage prepaid, to the Holders.

18. Replacement Certificates.

(a) Mutilated, Destroyed, Stolen and Lost Certificates. If physical certificates are issued, the corporation shall replace any mutilated certificate at the Holder’s expense upon surrender of that certificate to the Transfer Agent. The corporation shall replace any certificate that becomes destroyed, stolen or lost at the Holder’s expense upon delivery to the corporation and the Transfer Agent of satisfactory evidence that the certificate has been destroyed, stolen or lost, together with any indemnity and bond that may be required by the Transfer Agent and the corporation.

(b) Certificates Following Conversion. If physical certificates are issued, the corporation shall not be required to issue any certificates representing the Series A Preferred on or after the applicable Conversion Date. In place of the delivery of a replacement certificate following the applicable Conversion Date, the Transfer Agent, upon delivery of the evidence and indemnity described in clause (a) above, shall deliver the shares of Common Stock pursuant to the terms of the Series A Preferred formerly evidenced by the certificate.

19. Taxes.

(a) Transfer Taxes. The corporation shall pay any and all stock transfer, documentary, stamp and similar taxes that may be payable in respect of any issuance or delivery of shares of Series A Preferred or shares of Common Stock or other securities issued on account of Series A Preferred pursuant hereto or certificates representing such shares or securities; provided, however, that the corporation shall not be required to pay any such tax that may be payable in respect of any transfer involved in the issuance or delivery of shares of Series A Preferred, shares of Common Stock or other securities in a name other than that in which the shares of Series A Preferred with respect to which such shares or other securities are issued or delivered were registered, or in respect of any payment to any Person other than a payment to the registered holder thereof, and shall not be required to make any such issuance, delivery or payment unless and until the Person otherwise entitled to such issuance, delivery or payment has paid to the corporation the amount of any such tax or has established, to the satisfaction of the corporation, that such tax has been paid or is not payable.

(b) Withholding. All payments and distributions (or deemed distributions) on the shares of Series A Preferred (and on the shares of Common Stock received upon their conversion) shall be subject to withholding and backup withholding of tax to the extent required by law, subject to applicable exemptions, and amounts withheld, if any, shall be treated as received by the Holders.

20. Notices. All notices referred to in this paragraph C of this Article FOURTH shall be in writing, and, unless otherwise specified herein, all notices hereunder shall be deemed to have been given (i) upon receipt, when delivered personally; (ii) one Business Day after deposit with an overnight courier service; or (iii) three Business Days after the mailing thereof if sent by registered or certified mail (unless first class mail shall be specifically permitted for such notice under the terms of this paragraph C of this Article FOURTH) with postage prepaid, in each case addressed: (x) if to the corporation, to its office at 9550 West Higgins Road, Rosemont, Illinois 60018 (Attention: Corporate Secretary) or to the Transfer Agent at its office at [                    ] (Attention: Corporate Trust Office), or other agent of the corporation designated as permitted by this paragraph C of this Article FOURTH, or (y) if to any Holder, to such Holder at the address of such Holder as listed in the stock record books of the corporation (which may include the records of the Transfer Agent) or (z) to such other address as the corporation or any such Holder, as the case may be, shall have designated by notice similarly given.

D. ISSUANCE OF STOCK. Subject to any applicable preemptive rights of any series of Preferred Stock as may then be outstanding, shares of capital stock of the corporation may be issued by the corporation from time to time, in accordance with the procedures set forth in the corporation’s By-laws, in such amounts and proportions and for such consideration (not less than the par value thereof in the case of capital stock having par value) as may be fixed and determined from time to time by the Board of Directors and as shall be permitted by law.

FIFTH: For the management of the business and for the conduct of the affairs of the corporation, and in further definition, limitation and regulation of the powers of the corporation and of its directors and stockholders, it is further provided that:

A. Upon the initial issuance of Series A Preferred by the corporation and continuing until the earlier of (i)             , 2013 [the 5th anniversary of Series A closing], and (ii) the date on which neither (x) at least 800,000 shares of Series A Preferred are issued and outstanding (subject to anti-dilution adjustment for stock splits, stock dividends and the like with respect to the Series A Preferred), nor (y) the outstanding shares of Series A Preferred represent 10% or more of the total combined voting power of all outstanding shares of all classes of capital stock which are then entitled to vote in matters presented to a vote of the corporation’s stockholders generally:

1. The power and authority conferred upon the Board of Directors by the DGCL shall be exercised and performed, in accordance with Section 141(a) thereof, by the Board of Directors of the corporation; provided, however, that pursuant to Section 141(a) of the DGCL certain of such powers and authority of the Board of Directors shall also be exercised by and require the further approval of the Executive Committee as provided in this paragraph A of Article FIFTH.

2. There is hereby established the Executive Committee, which shall have the power and authority provided herein. The Executive Committee shall not be a committee of the Board of Directors as provided in Section 141(c) of the DGCL, but shall instead be a separate body pursuant to Section 141(a) of the DGCL and shall consist of three members of the Board of Directors, one of whom shall at all times be Harrison I. Steans, Jennifer W. Steans, or a director designated for nomination by Financial Investments Corporation (“FIC”) (the “FIC Designee”), one of whom shall at all times be a director designated for nomination by the Taylor Family at all times that such right exists (the “Taylor Designee”), and one of whom shall be the most senior executive of the corporation serving on the Board of Directors of the corporation who, other than through involvement in the corporation, is not an affiliate of either the Steans Family or the Taylor Family (the “Senior Officer”). The Executive Committee initially shall be comprised of Harrison I. Steans as Chairman (the initial FIC Designee), Mark A. Hoppe, President of the corporation (the initial Senior Officer), and Bruce W. Taylor, Chief Executive Officer of the corporation (the initial Taylor Designee). Each such person shall be a member of such committee for so long as such person remains a member of the Board of Directors or until his earlier death, Permanent Disability (as defined herein) or resignation by written notice delivered to the Corporate Secretary at the principal executive office of the corporation (the “Term of Service”). Each of Jennifer W. Steans and Jeffrey W. Taylor shall have the right to attend and observe Executive Committee meetings for so long as they serve on the Board of Directors of the corporation.

Vacancies.

FIC Designee. Upon the conclusion of the Term of Service of Harrison I. Steans as a member of the Executive Committee, he shall be succeeded as Chairman and a member of the Executive Committee by Jennifer W. Steans. Upon the conclusion of the Term of Service of Jennifer W. Steans, the resulting vacancy in such seat on the Executive Committee, and any subsequent vacancies in such seat of the Executive Committee, shall be filled by one of the then-serving directors nominated by FIC within 30 days thereafter by written notice signed by the then-serving directors nominated by FIC to the Corporate Secretary at the principal executive offices of the corporation; provided, however, that in the event such then-serving directors nominated by FIC do not designate such successor within 30 days or there are no then-serving directors nominated by FIC, then the successor FIC Designee shall, within 30 days after the end of such first 30-day period, be filled by the then-serving director who was issued (directly or to an Affiliate of such person) by the Company, in its initial issuance of the Series A Preferred, the greatest number of shares of Series A Preferred (or if such person is unwilling to serve as the FIC Designee, the then-serving director who was issued (directly or to an Affiliate of such person) by the Company, in its initial issuance of the Series A Preferred, the second greatest number of shares of Series A Preferred) upon the initial issuance of the Series A Preferred (in each case other than any director who is a member of the Taylor Family or nominated by the Taylor Family and other than the Senior Officer) within 30 days thereafter by written notice delivered by such person to the Corporate Secretary at the principal executive offices of the corporation; provided, however, that if no such notice is delivered within such time period, the successor FIC Designee shall be appointed by a majority of all of the members of the Board of Directors (excluding any director who is a member of the Taylor Family or was nominated by the Taylor Family and excluding the Senior Officer).

Taylor Designee. Upon the conclusion of the Term of Service of Bruce W. Taylor as a member of the Executive Committee, the resulting vacancy on the Executive Committee, and any subsequent vacancies in such seat of the Executive Committee, shall be filled by one of the then-serving directors nominated by the Taylor Family within 30 days thereafter by written notice signed by the then-serving directors nominated by the Taylor Family to the Corporate Secretary at the principal executive offices of the corporation; provided, however, that in the event such then-serving directors nominated by the Taylor Family do not designate such successor within 30 days or there are no then-serving directors nominated by the Taylor Family, then the successor Taylor Designee shall, within 30 days after the end of such first 30-day period, be appointed by a majority of all of the members of the Board of Directors (excluding any director who is a member of the Steans Family or nominated by FIC and excluding the Senior Officer).

Senior Officer. Upon the conclusion of the Term of Service of Mark A. Hoppe as a member of the Executive Committee, the resulting vacancy on the Executive Committee, and any subsequent vacancies in such seat of the Executive Committee, shall be filled by the then-current Senior Officer.

Chairman. The Chairman of the Executive Committee shall provide reasonable notice of all meetings to each other member of the Executive Committee. Each member of the Executive Committee shall have the right to propose matters for consideration by the Executive Committee. Harrison I. Steans shall serve as Chairman of the Executive Committee for so long as he is a member of such committee. Jennifer W. Steans shall serve as Chairman of the Executive Committee for so long as she is a member of such committee. Following the Term of Service of Jennifer W. Steans, the Chairman of the Executive Committee shall be Bruce W. Taylor or his successor selected pursuant to the last sentence of the paragraph above captioned “Taylor Designee” for so long as such person’s Term of Service on the Executive Committee is continuing). In the event Bruce W. Taylor or his successor is for any reason unable to succeed Harrison I. Steans or Jennifer W. Steans (as the case may be) as Chairman of the Executive Committee or if he succeeds either of them and thereafter ceases to serve as Chairman of the Executive Committee, the Senior Officer serving on the Executive Committee at such time shall succeed him as Chairman of the Executive Committee.

Other. A quorum of the Executive Committee shall not be deemed present unless at least two-thirds of the members of the Executive Committee are present. The Executive Committee shall have the authority to retain special legal, accounting or other consultants or experts as necessary or advisable to advise the Executive Committee. The corporation shall provide appropriate funding for such matters and for the ordinary administrative expenses of the Executive Committee that are necessary or appropriate in carrying out its duties.

3. Matters Requiring Unanimous Executive Committee Approval: Pursuant to Section 141(a) of the DGCL, the corporation and/or the Board of Directors of the corporation (or any committee thereof) shall not, without the prior approval of all of the members of the Executive Committee (by affirmative vote at a duly called meeting or by written consent signed by all three members of the Executive Committee), directly or indirectly:

(a) authorize, approve, or enter into any agreement with respect to, or consummate, any merger, consolidation or other business combination by the corporation or any Controlled Affiliate of the corporation into or with any other Person, other than any transaction involving only the corporation and/or one or more directly or indirectly wholly-owned Subsidiaries of the corporation;

(b) authorize, approve, or enter into any agreement with respect to, or consummate, any acquisition by the corporation or any Controlled Affiliate of any assets or properties (including stock or other equity interests of a third party) of any other Person in one transaction or a series of related transactions, where such transaction has (or considering any contingent consideration could have) an aggregate purchase price or value in excess of $1,000,000;

(c) authorize, approve, or issue, or obligate the corporation or any Controlled Affiliate to issue any equity securities, including securities convertible, exercisable or exchangeable for any equity security, other than in connection with: (i) that certain Securities Purchase Agreement dated September 4, 2008, and any of the securities issued pursuant to, or upon the exercise, conversion or exchange of securities issued pursuant to, any of the Transactions contemplated by the Transaction Documents, including the securities issued pursuant to the Subdebt and Warrant Transaction (as such terms are defined therein); (ii) the exercise of employee stock options or other compensatory equity incentives outstanding upon the effectiveness of this Third Amended and Restated Certificate of Incorporation, and (iii) the grant and exercise of equity compensation awards to employees, officers, directors or consultants of the corporation or its subsidiaries; provided, however, that this exception (iii) shall apply with respect to employees, officers, directors or consultants of the corporation or its Subsidiaries who are Related Persons only if such awards are (A) comparable in size and terms to grants being made to similarly situated Persons who are not Related Persons, (B) approved by the Compensation Committee of the Board of Directors, the Audit Committee of the Board of Directors or the full Board of the Directors, or (C) with respect to any Related Person who is not an employee of the corporation or its Subsidiaries, compensation for service on the Board of Directors of the corporation or committees thereof;

(d) authorize, approve, or enter into any agreement with respect to, or consummate, any (i) disposition by the corporation or any Controlled Affiliate of any assets or properties (including stock or other equity interests of a third party) in one transaction or a series of related transactions having an aggregate value in excess of $1,000,000, or (ii) any liquidation or dissolution of the corporation or any Controlled Affiliate with assets or properties (including stock or other equity interests of a third party) having an aggregate value in excess of $1,000,000 (other than, in the case of a Controlled Entity, a disposition (or liquidation or dissolution where all of the assets and properties of the liquidated or dissolved Controlled Entity are distributed) solely to the Company and/or one or more of its wholly-owned Subsidiaries);

(e) authorize, approve, or issue, or obligate the corporation or any Controlled Affiliate to, directly or indirectly, issue, guarantee or otherwise become obligated with respect to any Indebtedness other than Permitted Indebtedness;

(f) authorize, approve, or issue, or obligate the corporation or any Controlled Affiliate to, directly or indirectly, purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness of the corporation or any of its Controlled Affiliates excluding (i) any inter-company Indebtedness between or among the corporation and any of its wholly-owned Subsidiaries, or (ii) any Permitted Indebtedness, except for regularly scheduled or otherwise required payments;

(g) authorize, approve, or issue, or obligate the corporation or any Controlled Affiliate to, directly or indirectly, create or permit to exist any Lien on any of its real or personal properties, assets or rights of whatsoever nature (whether now owned or hereafter acquired) except (i) for Permitted Liens and (ii) in connection with real property leases, letters of credit and other agreements and documentation entered into in connection therewith;

(h) authorize, approve, or issue, or obligate the corporation or any Controlled Affiliate to, enter into any agreement, contract or arrangement restricting the ability of any Controlled Affiliate of the corporation to pay or make dividends or distributions in cash or kind to the corporation, to make loans, advances or other payments of whatsoever nature to the corporation, or to make transfers or distributions of all or any part of its assets to the corporation, in each case other than (i) restrictions on specific assets which assets are the subject of purchase money security interests or deposit arrangements, (ii) customary anti-assignment provisions contained in leases and licensing agreements entered into by the corporation or such Controlled Affiliate in the ordinary course of its business, (iii) in connection with any Requirement of Law and (iv) in connection with any agreement for the sale or other disposition of a Controlled Affiliate that restricts distributions by that Controlled Affiliate pending the sale or other disposition;

(i) authorize, approve or permit the corporation or any of its Controlled Affiliates to, directly or indirectly, create or otherwise permit, cause or suffer to exist or become effective, including without limitation by authorizing, approving or permitting any election to defer the payment of interest related to any Indebtedness (including, without limitation, any subordinated debentures of the corporation or any Controlled Affiliate), any consensual encumbrance or restriction on the ability of the corporation or any Controlled Affiliate to (a)(i) pay dividends or make any other distributions on its capital stock to the corporation or any of its Controlled Affiliates or with respect to any other interest or participation in, or measured by, its profits or (ii) pay any Indebtedness owed to the corporation or any of its Controlled Affiliates, (b) make loans or advances to the corporation or any of its Controlled Affiliates or (c) sell, lease or transfer any of its properties or assets to the corporation or any of its Controlled Affiliates, except for such encumbrances or restrictions existing under or by reason of (i) the terms of the Transaction Documents; (ii) the Series A Preferred; (iii) an applicable Requirement of Law; (iv) customary non-assignment provisions in contracts and licenses entered into in the ordinary course of business; (v) any agreement for the sale or other disposition of a Controlled Affiliate that restricts distributions by that Controlled Affiliate pending the sale or other disposition; and (vi) Permitted Liens;

(j) authorize, approve, or enter into or modify any transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) (including any Indebtedness or guarantee of Indebtedness) in which the corporation (including any of its Controlled Affiliates) was, is or will be a participant and the amount involved will or may reasonably be expected to exceed $120,000, and in which any Related Person (as defined below) had, has or will have a direct or indirect interest, other than (i) transactions subject to Regulation O (Loans to Executive Officers, Directors and Principal Shareholders) that have been reviewed and approved by the Loan Committee and the Board of Directors of the Cole Taylor Bank and the corporation, as required, in accordance with Cole Taylor Bank’s policy with respect thereto, (ii) with respect to any Related Party who is an employee of the corporation or any of its Subsidiaries (but not an executive officer or director of the corporation), compensation matters to (A) the extent that the total compensation and benefits being provided to such Related Person is comparable in size and terms as those being provided to similarly situated persons serving in the same or similar capacity, or (B) approved by the Compensation Committee of the Board of Directors, the Audit Committee of the Board of Directors or the full Board of the Directors, (iii) with respect to any Related Party who is a director or executive officer of or consultant to the corporation, compensation matters to the extent approved by the Compensation Committee of the Board of Directors, the Audit Committee of the Board of Directors or the full Board of the Directors, (iv) with respect to any Related Person who is not an employee of the corporation or its Subsidiaries, compensation for service on the Board of Directors of the corporation or committees thereof; (v) compensatory benefits provided to all employees of the corporation or its Subsidiaries generally or to all salaried employees of the corporation or its Subsidiaries generally; or (vi) transactions in which the interest of the Related Person arises solely from the ownership of a class of the corporation’s securities and all holders of that class receive the same benefit on a pro rata basis;

(k) authorize, approve, adopt, amend or repeal (A) any provision of any board committee charter or other document in a manner that would usurp any power or authority of the Executive Committee provided for herein, or impair the ability of the Executive Committee to exercise any such power or authority, (B) any provision of any Bylaw (as it may be amended from time to time) of the corporation (other than any such Bylaw actions taken solely by action of stockholders of the corporation in their capacity as such), or (C) any provision of this Certificate of Incorporation (as it may be amended from time to time);

(l) change the authorized size of the Board to fewer than 11 members or greater than 13 members;

(m) authorize any stock split, reorganization, consolidation, recapitalization or similar action involving the corporation or any Controlled Affiliate;

(n) authorize or approve the hiring, promotion or termination of any Person who reports directly to the President or Chief Executive Officer of the corporation; or

(o) authorize, approve, adopt or enter into any Change in Control Arrangement with any Person; provided that, if the members of the Executive Committee approve a form of Change in Control Arrangement for officers at or above a certain level, the corporation may thereafter enter into such Change in Control Arrangement with any newly hired or promoted officers at or above such level.

Any purported approval or action with respect to any of the foregoing matters without such unanimous approval of the Executive Committee shall be void and of no effect and shall not be an authorized act of the corporation.

4. Matters Requiring Majority Executive Committee Approval: Pursuant to Section 141(a) of the DGCL, the corporation and/or the Board of Directors of the corporation (or any committee thereof other than the Executive Committee) shall not, without the approval by a majority of all of the members of the Executive Committee, directly or indirectly:

(a) authorize or approve the entry by Cole Taylor Bank into any significant new line of business;

(b) authorize or approve Cole Taylor Bank to open any new branch bank or otherwise commence conducting business in any material respect within a new geographic location;

(c) authorize or approve the annual budget of the corporation; or

(d) authorize the declaration or payment of any dividend on any capital stock of the Corporation or any Controlled Affiliate, or the making of any distribution to, or any other action with respect to the declaration or payment of dividends or distributions to, stockholders of the corporation or the equity holders of any Controlled Affiliate of the corporation (other than to the corporation or a wholly-owned Subsidiary).

Any action required or permitted to be taken at any meeting of the Executive Committee may be taken without a meeting if all three members of the Executive Committee consent thereto in writing or by electronic transmission. Any action of the Executive Committee effected by written consent hereunder shall be effective only upon delivery of an executed copy thereof to (i) each member of the Executive Committee and (ii) to the Corporate Secretary at the principal executive office of the corporation.

Any purported approval or action with respect to any of the foregoing matters without such majority approval of the Executive Committee shall be void and of no effect and shall not be an authorized act of the corporation.

5. Certain Definitions. Unless the context otherwise requires, the terms defined in this paragraph shall have, for all purposes of this Article FIFTH, the meanings herein specified:

“Change in Control Arrangement” means any plan, agreement, program, policy, arrangement, trust, or instrument that provides for a benefit or a payment or vesting in any benefit or payment, to or for the benefit of any Person as a result of any event, simultaneous events, or series of events over time, at least one of which would include a corporate transaction of any kind (including by way of example only and not limitation, any reorganization, merger, consolidation, liquidation, dissolution, sale or other disposition of any securities or assets, or a “going private” transaction within the meaning of Section 13(e) of the 1934 Act), any addition to or change in the composition of the Board of Directors or other governing body of the corporation or any Subsidiaries or other Controlled Affiliates of the corporation, any change in the beneficial ownership of the corporation or any Subsidiaries or other Controlled Affiliates of the corporation, or any other similar transactions.

“Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto, other than obligations resulting from the endorsement of negotiable instruments for collection in the ordinary course of business.

“Control” shall mean the direct or indirect power to direct the management and policies of any Person, whether through the ownership of voting securities, by contract, management agreement or otherwise.

“Controlled Affiliate” shall mean, as to any Person, any other Person which is Controlled by such Person; provided, however, that the corporation shall not be deemed to be a Controlled Affiliate of any Person or such Person’s Controlled Affiliates.

“Indebtedness” of any Person means, without duplication (i) all items arising from the borrowing of money that, according to generally accepted accounting principles in the United States, would be included in determining total liabilities as shown on the consolidated balance sheet of such Person or any Subsidiary of such Person; (ii) all obligations secured by any Lien in property owned by such Person whether or not such obligations shall have been assumed; (iii) all guarantees and similar contingent liabilities with respect to obligations of others; (iv) all monetary obligations under any leasing or similar arrangement which, in connection with generally accepted accounting principles in the United States, consistently applied for the periods covered thereby, are classified as a capital leases; and (v) all other obligations (including, without limitation, letters of credit, surety bonds and other similar instruments) evidencing obligations to others; provided, however, Indebtedness shall not include trade payables incurred in the ordinary course of business and, in the case of Cole Taylor Bank, Indebtedness shall not include deposits or other indebtedness incurred in the ordinary course of business and in accordance with customary banking practices and applicable laws and regulations.

“Liens” means any security interests, liens, claims, pledges, mortgages, options, rights of first refusal, agreements, limitations on voting rights, charges, easements, servitudes, encumbrances and other restrictions of any nature whatsoever.

“Permanent Disability” shall mean a mental or physical condition that renders an Executive Committee member incapable, after reasonable accommodation, of carrying out such Person’s essential duties with respect to the Executive Committee, which condition has existed for at least consecutive three months, and which, in the professional opinion of a physician selected by the Board and reasonably acceptable to the Executive Committee member or his legal representative, is permanent or expected to last for an indefinite duration.

“Permitted Indebtedness” means (i) Indebtedness in existence as of the date of adoption of the Third Amended and Restated Certificate of Incorporation and reflected in the corporation’s consolidated balance sheet for the fiscal quarter ended June 30, 2008 as filed by the corporation with the Securities and Exchange Commission on August 8, 2008, (ii) Contingent Obligations in existence as of the date of adoption of the Third Amended and Restated Certificate of Incorporation and reflected in the corporation’s consolidated balance sheet for the fiscal quarter ended June 30, 2008 as filed by the corporation with the Securities and Exchange Commission on August 8, 2008, (iii) purchase money Indebtedness incurred in connection with the acquisition, repair, improvement or construction of any property, equipment or other asset of the corporation or any of its Subsidiaries, (iv) any compensation related loans, guarantees or other arrangements with employees of the corporation or any of its Subsidiaries, (v) any Indebtedness incurred in the ordinary course of business by the corporation or any of its Subsidiaries, and (vi) any replacement or refinancing or any of the Indebtedness described (A) in clauses (i) and (ii) above if the amount of such replacement or refinancing, whether in a single transaction or in a series of related transactions, involves less than $1,000,000; or (B) in clauses (iii) through (v) above.

“Permitted Liens” means (i) Liens securing the Permitted Indebtedness; (ii) Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings and for which the corporation maintains adequate reserves; (iii) Liens to secure payment of workers’ compensation, employment insurance, old age pensions, social security or other like obligations incurred in the ordinary course of business; (iv) Liens incurred in connection with the extension, renewal or refinancing of indebtedness secured by Liens of the type described in clauses (i) through (iii) above, provided that any extension, renewal or replacement Lien shall be limited to the property (together with any accessions thereto and proceeds thereof) encumbered by any such Lien and the amount of such Permitted Lien does not exceed the amount of the Lien extended, renewed or refinanced; (v) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business and securing obligations that are not due and payable or which are being contested in good faith for which adequate reserves have been established; (vi) pledges and deposits made in the ordinary course of business in compliance with workmen’s compensation, unemployment insurance and other social security laws or regulations; and (vii) easements, rights-of-way, restrictions and other similar encumbrances on the use of real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the corporation and the Subsidiaries.

“Person” shall mean any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization, government or agency or political subdivision thereof, or other entity, whether acting in an individual, fiduciary or other capacity.

“Related Person” shall mean (i) any person who is, or at any time since the beginning of the corporation’s last completed fiscal year was, a director or executive officer of the corporation or a nominee to become a director of the corporation; (ii) any person who is known to be the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (“Exchange Act”)) of more than 5% of any class of the corporation’s voting securities registered pursuant to Section 12(b) or 12(g) of the Exchange Act; (iii) any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the director, executive officer, nominee or more than 5% beneficial owner, and any person (other than a tenant or employee) sharing the household of such director, executive officer, nominee or more than 5% beneficial owner; or (iv) any firm, corporation or entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position, or in which such person, together with all other Related Persons, have in the aggregate a 10% or greater beneficial ownership interest.

“Requirement of Law” shall mean any judgment, order (whether temporary, preliminary or permanent), writ, injunction, decree, statute, rule, regulation, notice, law or ordinance and shall also include any rules, regulations and interpretations of any applicable self-regulatory organizations.

“Steans Family” shall mean Harrison I. Steans, Jennifer W. Steans, the spouses, descendants, or spouses of descendants of any one or more of the foregoing persons, any estates, trusts (including charitable remainder trusts), custodianships or guardianships formed or to be formed primarily for the benefit of any one or more of the foregoing persons, and any proprietorships, partnerships, limited liability companies, foundations or corporations controlled directly or indirectly by any one or more of the foregoing persons or entities.

“Subsidiary” of any Person shall mean (i) a corporation a majority of the capital stock of which, having voting power under ordinary circumstances to elect directors, is at the time, directly or indirectly, owned by such Person and/or one or more Subsidiaries of such Person and (ii) any other Person (other than a corporation) in which such Person and/or one or more Subsidiaries of such Person, directly or indirectly, has (x) a majority ownership interest or (y) the power to elect or direct the election of a majority of the members of the governing body of such first-named Person.

“Taylor Family” shall mean Jeffrey W. Taylor, Bruce W. Taylor, Iris Tark Taylor, Cindy Taylor Robinson, the spouses, descendants, or spouses of descendants of any one or more of the foregoing persons, any estates, trusts (including charitable remainder trusts), custodianships or guardianships formed or to be formed primarily for the benefit of any one or more of the foregoing persons, and any proprietorships, partnerships, limited liability companies, foundations or corporations controlled directly or indirectly by any one or more of the foregoing persons or entities.

6. The members of the Executive Committee shall be fully entitled to all rights and benefits to the same extent as a director of the corporation, including with respect to actions and inactions as a member of such Executive Committee, in respect of indemnification, the advancement of expenses by the corporation, and related matters as provided in this Third Amended and Restated Certificate of Incorporation, the By-Laws, the DGCL and any agreements between the corporation and any such Person. Such rights for indemnification and advancement of expenses shall each vest at the time a Person first becomes a member of the Executive Committee, shall remain vested as to a Person who has ceased to be a member of the Executive Committee, shall inure to the benefit of the heirs, executors and administrators of such Person, and shall not be decreased or diminished in scope without such Person’s written consent.

B. 1. From and after the date that is the earlier of (i)                     , 2013 [the 5th anniversary of Series A closing], and (ii) the first date on which both (x) fewer than 800,000 shares of Series A Preferred are issued and outstanding (subject to anti-dilution adjustment for stock splits, stock dividends and the like with respect to the Series A Preferred), and (y) the outstanding shares of Series A Preferred represent less than 10% of the total combined voting power of all outstanding shares of all classes of capital stock which are then entitled to vote in matters presented to a vote of the corporation’s stockholders generally, the business and affairs of the corporation shall be managed by, or under the direction of, the Board of Directors and no actions of the Board of Directors shall require the separate approval of the Executive Committee pursuant to Article FIFTH, Paragraph A. 3 and A.4 of this Third Amended and Restated Certificate of Incorporation.

2. Each director shall be elected for a one-year term. At each annual meeting of the corporation’s stockholders, directors will be elected, by the holders of the shares entitled to vote generally in the election of directors, to succeed those directors whose terms are expiring. Except as hereinafter provided, a director shall hold office until the annual meeting of stockholders of the corporation in the year in which his or her term expires and until his or her successor shall be elected and shall qualify, subject, however, to such director’s prior death, resignation, retirement or removal from office. Subject to the terms of any series of Preferred Stock then outstanding, one or more directors may be removed from office, and a new director or directors may be elected to fill the vacancy or vacancies created by such removal, by a vote of stockholders at a duly called meeting of stockholders. Except as required by law or the provisions of this Certificate of Incorporation or the terms of any series of Preferred Stock then outstanding, all vacancies on the Board of Directors and newly-created directorships may be filled by the Board of Directors. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his or her predecessor.

Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the corporation shall have the right, voting separately by class or series, to elect one or more directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Certificate of Incorporation and any resolutions of the Board of Directors applicable thereto.

SIXTH: Stockholder Action. Any action required or permitted to be taken by the stockholders of the corporation shall be effected only at a duly called annual or special meeting of stockholders of the corporation and shall not be effected by consent in writing by the holders of outstanding stock pursuant to Section 228 of the DGCL or any other provisions thereof.

Notwithstanding the foregoing, any vote required or permitted to be taken at any annual or special meeting of stockholders of the corporation that requires a separate vote of the holders of Series A Preferred voting as a single class, may be taken by the holders of Series A Preferred without a meeting, without prior notice and without a vote, if a consent or consents in writing or electronic transmission, setting forth the action so taken, shall be given by the holders of Series A Preferred having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of Series A Preferred entitled to vote thereon were present and voted and shall be delivered to the corporation by delivery to the Corporate Secretary of the corporation at its principal executive offices.

SEVENTH:

A. Amendment of By-Laws. Except as otherwise provided in Article FIFTH and this Article SEVENTH, the Board of Directors of the corporation is authorized to adopt, amend or repeal the By-laws of the corporation, subject to applicable law. The affirmative vote of the holders of a majority of the total outstanding voting stock of the corporation, present in person or represented by proxy, at any meeting of stockholders at which a quorum is present shall be required to amend, alter or repeal, or to adopt any provision inconsistent with, Sections 2.3, 2.6, 2.9, 3.2, 4.4, and 8.1(b) of the By-laws of the corporation, as amended, and in effect on the date hereof; provided that, so long as either of the last two paragraphs of Section 2.9 of the By-laws of the corporation, as amended, and in effect on the date hereof, is and remains operative, then the affirmative vote of the holders of at least 85% of the total outstanding voting stock of the corporation, present in person or represented by proxy, at any meeting of stockholders at which a quorum is present shall be required to amend, alter or repeal, or to adopt any provision inconsistent with each such paragraph.

B. Election of Directors. Elections of Directors need not be by written ballot unless the By-laws of the corporation shall so provide.

C. Meetings of Stockholders. Meetings of stockholders may be held within or without the State of Delaware, as the By-laws of the corporation may provide.

D. Books of Corporation. The books of the corporation may be kept at such place within or without the State of Delaware as the By-laws of the corporation may provide or as may be designated from time to time by the Board of Directors of the corporation.

EIGHTH: Whenever a compromise or arrangement is proposed between the corporation and its creditors or any class of them and/or between the corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or the stockholders or class of stockholders of the corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the corporation, as the case may be, and also on the corporation.

NINTH: No Director or Executive Committee member of the corporation shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director or Executive Committee member, provided that this Article NINTH shall not eliminate or limit the liability of a Director or Executive Committee member: (i) for any breach of the Director or Executive Committee member’s duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the DGCL (or the corresponding provision of any successor act or law); or (iv) for any transaction from which the Director or Executive Committee member derived an improper personal benefit. No amendment, alteration or repeal of this Article NINTH shall apply to or have any effect on the rights of any individual referred to in this Article NINTH or with respect to acts or omissions of such individual occurring prior to such amendment, alteration or repeal. If the DGCL is amended after the effective date of this Article to further eliminate or limit, or to authorize further elimination or limitation of, the personal liability of directors or Executive Committee members for breach of fiduciary duty as a director or Executive Committee member, then the personal liability of a director or Executive Committee member to the corporation or its stockholders shall be eliminated or limited to the full extent permitted by the DGCL.

TENTH: Subject to paragraph A of Article FIFTH, the corporation reserves the right to amend or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon a stockholder herein are granted subject to this reservation; provided, however, that until the earlier of (i)                     , 2013 [the 5th anniversary of Series A closing], and (ii) the first date on which both (x) fewer than 800,000 shares of Series A Preferred are issued and outstanding (subject to anti-dilution adjustment for stock splits, stock dividends and the like with respect to the Series A Preferred), and (y) the outstanding shares of Series A Preferred represent less than 10% of the total combined voting power of all outstanding shares of all classes of capital stock which are then entitled to vote on matters presented to a vote of the corporation’s stockholders generally, the affirmative vote of the holders of at least 66- 2/3 % of the total outstanding voting stock of the corporation, present in person or represented by proxy, at any meeting of stockholders at which a quorum is present shall be required to amend, alter or repeal, or to adopt any provision inconsistent with Article FIFTH.

IN WITNESS WHEREOF, the corporation has caused this Certificate of Incorporation to be signed by its Chairman of the Board on                     , 2008.

TAYLOR CAPITAL GROUP, INC.

By:
Bruce W. Taylor Chairman of the Board c/o Cole Taylor Bank 9550 West Higgins Road Rosemont, Illinois 60018

EXHIBIT C

FORM OF VOTING AGREEMENT

[Copy of Voting Agreement attached as Exhibit 10.1 to this Form 8-K]

EXHIBIT D

SUBORDINATED BANK DEBT AND WARRANT TERM SHEET

Contemplated Terms of Subordinated Bank Notes

Issuer:	Cole Taylor Bank (the “Bank”), a wholly-owned subsidiary of Taylor Capital Group, Inc. (the “Company”).

Securities Offered:	8-year subordinated notes (the “Notes”).

Amount Offered:	$60,000,000 aggregate principal amount; $1,000 face amount.

Settlement Date:	Upon the closing of the Company’s Preferred Stock Offering (the “Closing”).

Maturity:	The Notes will mature on the eighth anniversary of the Closing.

Coupon Rate:	The Notes will pay interest at an annual rate of 10% until maturity, and at an annual rate of 15% on any accrued interest outstanding on and after the maturity date.

Interest Payments:	Interest on the Notes will be payable quarterly, in arrears. Interest will be computed on the basis of a 360-day year and twelve 30-day months.

Redemption Provisions:	The Bank will have the option to redeem the Notes, in whole or in part, at any time after three years of the Closing (subject to certain conditions).

Transfer restrictions:	The Notes may be assigned or transferred without the consent of the Bank, subject to compliance with applicable federal securities laws.

Credit Rating:	The Notes will not be rated.

Ranking:	The Notes will be subordinated unsecured obligations of the Bank and will not be guaranteed by the Company or any subsidiary of the Company or the Bank. For so long as they are deemed to be Tier 2 capital under applicable banking regulations, the Notes will be subordinate to all deposits and general creditors of the Bank.

Manner of Sale:	Private placement exempt from registration pursuant to Rule 506 of Regulation D.

Contemplated Terms of Warrants

Issuer:	The Company

Eligible Investors:	Persons who are accredited investors as defined under Regulation D of the Securities Act of 1933, as amended.

Securities Offered:	For each $1,000 face amount of the Notes purchased, the Company shall issue one detachable warrant (collectively, the “Warrants”) to acquire fifteen (15) shares of its common stock, par value $0.01 per share (the “Common Stock”).

Manner of Sale:	Private placement pursuant to Rule 506 of Regulation D.

Exercise Price:	The exercise price for the Warrants will be equal to $10.00 per share (subject to customary adjustment for stock splits, stock dividends and similar events).

Settlement Date:	The settlement date shall be the date of Closing.

Expiration Date:	The Warrants shall expire on the fifth anniversary of the Closing.

Exercise:	On or after the 180th day following the Closing, the Warrants may be exercised at any time prior to their expiration date, at the holder’s option, in cash provided for the Exercise Price thereof.

Company Conversion Option:	The Company may require holders of the Warrants to convert each Warrant into shares of Common Stock, if at any time after (a) the third anniversary of the Closing, the volume weighted-average per share price of the Common Stock equals or exceeds 130% of the Exercise Price for at least 20 trading days in a period of 30 consecutive trading days, or (b) after the second anniversary of the Closing, the volume weighted-average per share price of the Common Stock equals or exceeds 200% of the Exercise Price for at least 20 trading days in a period of 30 consecutive trading days.

Transfer and Lock-Up Provisions:

The Warrants shall be detachable from the Notes and, subject to applicable limitations, may be transferred separately from the Notes.

50% of the Warrants will be transferable on or after the first anniversary of the Closing, and 100% of the Warrants will be freely transferable on or after the second anniversary of the Closing.

EXHIBIT E

FORM OF DESIGNATED PREFERRED

CERTIFICATE OF DESIGNATION

OF

SERIES B CONVERTIBLE PREFERRED STOCK

OF

TAYLOR CAPITAL GROUP, INC.

Pursuant to Section 151 of the

General Corporation Law of the State of Delaware

Taylor Capital Group, Inc., a Delaware corporation (the “Company”), hereby certifies that:

1. The Second Amended and Restated Certificate of Incorporation of the Company (the “Certificate of Incorporation”) fixes the total number of shares of all classes of capital stock that the Company shall have the authority to issue at eighteen million (18,000,000) shares of common stock, par value $.01 per share, and five million (5,000,000) shares of preferred stock, par value $.01 per share.

2. The Certificate of Incorporation expressly grants to the Board of Directors of the Company (the “Board of Directors”) authority to provide for the issuance of the shares of preferred stock in series, and to establish from time to time the number of shares to be included in each such series and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

3. Pursuant to the authority conferred upon the Board of Directors by the Certificate of Incorporation, the Board of Directors, by action duly taken on             , 2008, adopted resolutions (i) authorizing the issuance and sale of up to 2,400,000 shares of the Company’s preferred stock and (ii) approving this final form of the Certificate of Designation of Series B Convertible Preferred Stock, establishing the number of shares to be included in the series of Preferred Stock and fixing the designation, powers, preferences and rights of the shares of this Series B Preferred Stock and the qualifications, limitations or restrictions thereof as follows:

Section 1. Designation.

The designation of the series of preferred stock shall be Series B Convertible Preferred Stock (the “Convertible Preferred Stock”). Each share of Convertible Preferred Stock shall be identical in all respects to every other share of Convertible Preferred Stock. The Convertible Preferred Stock will rank senior to Junior Stock with respect to the payment of dividends and/or the distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company.

Section 2. Number of Shares.

The number of authorized shares of Convertible Preferred Stock shall be 2,400,000. The Company shall have the authority to issue fractional shares of Convertible Preferred Stock.

Section 3. Definitions. As used herein with respect to Convertible Preferred Stock:

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Affiliated Entity” of a Person means any entity where such Person: (i) is a partner, executive officer or controlling shareholder or (ii) would be the beneficial owner of or have a pecuniary interest in the securities issued by the Company.

“Board of Directors” has the meaning set forth in the recitals above.

“Business Day” means any weekday that is not a legal holiday in New York, New York or Chicago, Illinois and is not a day on which banking institutions in New York, New York or Chicago, Illinois are authorized or required by law or regulation to be closed.

“Cap Allocation Amount” has the meaning set forth in Section 8(b).

“Closing” shall have the meaning set forth in Stock Purchase Agreement.

“Closing Price” of the Common Stock on any date of determination means the closing sale price or, if no closing sale price is reported, the last reported sale price at 4:00 p.m., New York City time, of the shares of the Common Stock on the Nasdaq Global Select Market on such date. If the Common Stock is not traded on the Nasdaq Global Select Market on any date of determination, the Closing Price of the Common Stock on such date of determination means the closing sale price as reported in the composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock is so listed, or, if no closing sale price is reported, the last reported sale price on the principal U.S. national or regional securities exchange on which the Common Stock is so listed at 4:00 p.m., New York City time, or if the Common Stock is not so listed on a U.S. national or regional securities exchange, but is quoted on the OTC Bulletin Board (or any successor thereof), the last quoted bid price thereon at 4:00 p.m., New York City time, or if the Common Stock is not listed on a national or regional securities exchange or quoted on the OTC Bulletin Board (or any successor thereof), the last quoted bid price for the Common Stock in the over-the-counter market as reported by Pink Sheets LLC or similar organization at 4:00 p.m., New York City time, or, if that bid price is not available, the market price of the Common Stock on that date as determined by a nationally recognized investment banking firm (unaffiliated with the Company) retained by the Company for this purpose.

“Common Stock” means the common stock of the Company, par value $0.01 per share, or any other shares of the capital stock of the Company into which such shares of common stock shall be reclassified or changed.

“Conversion Agent” means the Transfer Agent acting in its capacity as conversion agent for the Convertible Preferred Stock, and its successors and assigns.

“Conversion Date” shall have the meaning set forth in Section 8(d).

“Conversion Notice” shall have the meaning set forth in Section 8(d).

“Conversion Price” is $10.00 or, in the case of any share of Convertible Preferred Stock that is issued at the Closing to any officer, director or employee of, or consultant to, the Company (excluding any Person that becomes a director of the Company at the Closing) or any of its subsidiaries (or any Affiliated Entity of any such Person or trust for the benefit of any such Person), $12.75, in each case as adjusted from time to time as provided in Section 10.

“Conversion Rate” means, for each share of Convertible Preferred Stock, an amount equal to the quotient of $25 (subject to adjustment for stock splits, combinations or reclassifications of the Convertible Preferred Stock), divided by the Conversion Price in effect at the time of conversion.

“Convertible Preferred Stock” shall have the meaning set forth in Section 1.

“Dividend Payment Date” shall have the meaning set forth in Section 4(a).

“Dividend Period” shall have the meaning set forth in Section 4(a).

“Dividend Record Date” shall have the meaning set forth in Section 4(a).

“Exchange” shall have the meaning set forth in Section 9(a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder.

“Exchange Cap” shall have the meaning set forth in Section 7(b).

“Exchange Date” shall have the meaning set forth in Section 9(b).

“Ex-date” when used with respect to any issuance or distribution, means the first date on which the shares of Common Stock or other securities trade without the right to receive an issuance or distribution.

“Expiration Time” shall have the meaning set forth in Section 10(a)(v).

“Holder” means the Person in whose name the shares of the Convertible Preferred Stock are registered, which may be treated by the Company, Transfer Agent, Registrar, paying agent and Conversion Agent as the absolute owner of the shares of Convertible Preferred Stock for the purpose of making payment and settling the related conversions and for all other purposes.

“Junior Stock” means the Common Stock and any other class or series of stock of the Company now or hereafter authorized.

“Liquidation Event” shall have the meaning set forth in Section 5(a).

“Market Disruption Event” means any of the following events that has occurred:

(i) any suspension of, or limitation imposed on, trading by any exchange or quotation system on which the Closing Price is determined pursuant to the definition of the Trading Day (a “ Relevant Exchange “) during the one-hour period prior to the close of trading for the regular trading session on the Relevant Exchange (or for purposes of determining the VWAP per share of Common Stock any period or periods aggregating one hour or longer during the regular trading session on the relevant day) and whether by reason of movements in price exceeding limits permitted by the Relevant Exchange, or otherwise relating to Common Stock or in futures or options contracts relating to the Common Stock on the Relevant Exchange;

(ii) any event (other than an event described in clause (iii)) that disrupts or impairs (as determined by the Company in its reasonable discretion) the ability of market participants during the one-hour period prior to the close of trading for the regular trading session on the Relevant Exchange (or for purposes of determining the VWAP per share of Common Stock any period or periods aggregating one hour or longer during the regular trading session on the relevant day) in general to effect transactions in, or obtain market values for, the Common Stock on the Relevant Exchange or to effect transactions in, or obtain market values for, futures or options contracts relating to the Common Stock on the Relevant Exchange; or

(iii) the failure to open of the Relevant Exchange on which futures or options contracts relating to the Common Stock are traded or the closure of such exchange prior to its respective scheduled closing time for the regular trading session on such day (without regard to after hours or any other trading outside of the regular trading session hours) unless such earlier closing time is announced by such exchange at least one hour prior to the earlier of the actual closing time for the regular trading session on such day and the submission deadline for orders to be entered into such exchange for execution at the actual closing time on such day.

“Nonpayment” shall have the meaning set forth in Section 11(e)(i).

“Notice of Exchange” shall have the meaning set forth in Section 9(b).

“Officer” means each of the Chief Executive Officer, the Chairman, the Chief Administrative Officer, any Vice Chairman, the Chief Financial Officer, the Controller, the Chief Accounting Officer, the Treasurer, the General Counsel and Corporate Secretary and any Assistant Secretary of the Company.

“Officers’ Certificate” means a certificate signed (i) by the Chief Executive Officer, the Chairman, the Chief Administrative Officer, any Vice Chairman, the Chief Financial Officer, the Controller or the Chief Accounting Officer of the Company, and (ii) by the Treasurer, the General Counsel and Corporate Secretary or any Assistant Secretary of the Company, and delivered to the Conversion Agent.

“Person” means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint-stock company, limited liability company or trust.

“Purchased Shares” shall have the meaning set forth in Section 10(a)(v).

“Record Date” shall have the meaning set forth in Section 10(d).

“Registrar” means the Transfer Agent acting in its capacity as registrar for the Convertible Preferred Stock, and its successors and assigns.

“Relevant Exchange” has the meaning set forth above in the definition of Market Disruption Event.

“Restated Charter” shall have the meaning set forth in the Stock Purchase Agreement.

“Sale Transaction” means any consolidation or merger of the Company or similar transaction or any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the property and assets of the Company to any Person, in each case pursuant to which the Common Stock will be converted into cash, securities or other property, other than pursuant to a transaction in which the Persons that “beneficially owned” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, voting stock of the Company immediately prior to such transaction beneficially own, directly or indirectly, voting stock representing a majority of the total voting power of all outstanding classes of voting stock of the continuing or surviving Person immediately after the transaction.

“SEC” means the Securities and Exchange Commission.

“Series A Preferred” means the 8.0% Non-Cumulative Convertible Perpetual Preferred Stock, Series A, to be authorized by the Restated Charter.

“Stock Purchase Agreement” means the Securities Purchase Agreement, dated as of September 4, 2008, by and among the Company and each of the investors listed on the Schedule of Buyers attached thereto.

“Trading Day” means, for purposes of determining a VWAP or Closing Price per share of Common Stock or a Closing Price, a Business Day on which the Relevant Exchange is scheduled to be open for business and on which there has not occurred or does not exist a Market Disruption Event.

“Transfer Agent” means                      acting as Transfer Agent, Registrar, paying agent and Conversion Agent for the Convertible Preferred Stock, and its successors and assigns.

“VWAP” per share of the Common Stock on any Trading Day means the per share volume-weighted average price as displayed under the heading Bloomberg VWAP on

Bloomberg page C UN <equity> AQR (or its equivalent successor if such page is not available) in respect of the period from the official open of trading on the relevant Trading Day until the official close of trading on the relevant Trading Day (or if such volume-weighted average price is unavailable, the market price of one share of Common Stock on such Trading Day determined, using a volume-weighted average method, by a nationally recognized investment banking firm (unaffiliated with the Company) retained for this purpose by the Company).

Section 4. Dividends.

(a) Rate. Subject to Section 4(b) below, Holders shall be entitled to receive, out of assets legally available therefor, cash dividends on the liquidation preference of $25.00 per share of Convertible Preferred Stock (subject to adjustment for stock splits, combinations or reclassifications of the Convertible Preferred Stock), and no more, payable quarterly in arrears on each January 15, April 15, July 15 and October 15; provided, however, that if any such day is not a Business Day, then payment of any dividend otherwise payable on that date will be made on the next succeeding day that is a Business Day, unless that next succeeding day falls in the next calendar year, in which case payment of such dividend will occur on the immediately preceding Business Day (in either case, without any interest or other payment in respect of such delay) (each such day on which dividends are payable, a “Dividend Payment Date”). The period from and including the date of any Dividend Payment Date to, but excluding, the next Dividend Payment Date is a “Dividend Period”; provided that the first Dividend Period hereunder shall be the period from and including the date of issuance of the Convertible Preferred Stock to, but excluding January 15, 2009. Dividends on each share of Convertible Preferred Stock will accrue on the liquidation preference of $25.00 per share (subject to adjustment for stock splits, combinations or reclassifications of the Convertible Preferred Stock) at a rate per annum equal to 16.0% with any unpaid dividends accruing on a cumulative basis and compounding quarterly. The record date for payment of dividends on the Convertible Preferred Stock will be the 30th day of the calendar month immediately preceding the month during which the Dividend Payment Date falls or such other record date fixed by the Board of Directors or any other duly authorized committee thereof that is not more than 30 nor less than 10 days prior to such Dividend Payment Date (each, a “Dividend Record Date”). Any such day that is a Dividend Record Date will be a Dividend Record Date whether or not such day is a Business Day. The amount of dividends payable will be computed on the basis of a 360-day year of twelve 30-day months.

(b) Limitation on Accrual of Dividends. Notwithstanding anything in this Section 4 to the contrary, in the event that the Exchange Date (as defined in Section 9(b)) shall occur on or before November 15, 2008, then no dividends shall be deemed to have accrued on the Convertible Preferred Stock (including for purposes of Section 9(a)).

(c) Priority of Dividends. So long as any share of Convertible Preferred Stock remains outstanding, unless full cash dividends on all outstanding shares of the Convertible Preferred Stock have been declared and paid for all Dividend Periods from the date of issuance of the Convertible Preferred Stock, the Company will not, and will cause its subsidiaries not to, declare or pay any dividend on, make any distributions relating to, or redeem, purchase, acquire or make a liquidation payment relating to, any Junior Stock, or make any guarantee payment with respect thereto, other than:

(i) purchases, redemptions or other acquisitions of shares of Junior Stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants of the Company or any of its subsidiaries;

(ii) purchases of shares of Common Stock pursuant to a contractually binding requirement to buy stock existing prior to the commencement of the then-current dividend period, including under a contractually binding stock repurchase plan; or

(iii) as a result of an exchange or conversion of any class or series of Junior Stock for any other class or series of Junior Stock.

The foregoing restriction, however, will not apply to any Junior Stock dividends paid by the Company where the dividend stock is the same stock as that on which the dividend is being paid.

Except as provided below, for so long as any share of Convertible Preferred Stock remains outstanding, if dividends are not declared and paid in full upon the shares of Convertible Preferred Stock, all dividends declared upon shares of Convertible Preferred Stock will be declared on a proportional basis so that the amount of dividends declared per share will bear to each other the same ratio that accrued dividends for the then-current Dividend Period per share of Convertible Preferred Stock bear to each other.

Subject to the foregoing, and not otherwise, such dividends payable in cash, stock or otherwise, as may be determined by the Board of Directors or any duly authorized committee thereof, may be declared and paid on any Junior Stock from time to time out of any assets legally available for such payment, and Holders will not be entitled to participate in those dividends.

(d) Conversion Following A Record Date. If a Conversion Date for any shares of Convertible Preferred Stock is prior to the close of business on a Dividend Record Date for any declared dividend for the then-current Dividend Period, the Holder of such shares will not be entitled to any such dividend. If the Conversion Date for any shares of Convertible Preferred Stock is after the close of business on a Dividend Record Date for any declared dividend for the then-current Dividend Period, but prior to the corresponding Dividend Payment Date, the Holder of such shares shall be entitled to receive such dividend, notwithstanding the conversion of such shares prior to the Dividend Payment Date. However, such shares, upon surrender for conversion, must be accompanied by funds equal to the dividend on such shares; provided that no such payment need be made (i) if the Company has issued a notice of a Sale Transaction during the then-current Dividend Period or (ii) if the Company has issued a notice of mandatory exchange of the Convertible Preferred Stock.

Section 5. Liquidation Rights.

(a) Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company (a “Liquidation Event”), Holders shall be entitled, out of assets legally available therefor, before any distribution or payment out of the assets of the Company may be made to or set aside with respect to any Junior Stock and subject to the rights of the Company’s creditors, to receive in full a liquidating distribution in the amount of the liquidation preference of $25.00 per share (subject to adjustment for stock splits, combinations or reclassifications of the Convertible Preferred Stock), plus any accrued but unpaid dividends thereon through the date of the liquidation, dissolution or winding up. Holders shall not be entitled to any further payments in the event of any such voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company other than what is expressly provided for in this Section 5.

(b) Partial Payment. If the assets of the Company are not sufficient to pay in full the liquidation preference plus any dividends which have been declared but not yet paid to all Holders, the amounts paid to the Holders shall be pro rata in accordance with the respective aggregate liquidating distributions to which they would otherwise be entitled.

(c) Residual Distributions. If the respective aggregate liquidating distributions to which all Holders are entitled have been paid, the holders of Junior Stock shall be entitled to receive all remaining assets of the Company according to their respective rights and preferences.

Section 6. Sale Transaction.

(a) Liquidation Event. A Sale Transaction shall be deemed to be a Liquidation Event for purposes of Section 5.

(b) Notices. In case at any time or from time to time:

(i) the Company shall declare a dividend (or any other distribution) on its shares of Common Stock; or

(ii) the Company shall enter into a binding, definitive agreement with respect to a Sale Transaction;

then the Company shall mail to each Holder of shares of Convertible Preferred Stock at such holder’s address as it appears on the transfer books of the Company, as promptly as possible but in any event at least 30 days prior to the applicable date hereinafter specified, a notice stating (A) the date on which a record is to be taken for the purpose of such dividend, distribution or, if a record is not to be taken, the date as of which the holders of Common Stock of record will be entitled to such dividend or distribution or (B) the date on which such Sale Transaction is expected to become effective.

(c) Notwithstanding anything contained herein to the contrary, (i) each Holder shall have the right, at such Holder’s option, to convert all or any portion of such Holder’s Convertible Preferred Stock at any time prior to the consummation of a Sale Transaction into shares of Common Stock as set forth in Section 7 and subject to the conversion procedures of Section 8; and (ii) the Company will not effect any Sale Transaction unless proper provision is made to ensure that the Holders of shares of Convertible Preferred Stock outstanding immediately prior to the Sale Transaction shall be entitled to liquidating distributions as provided in Section 5.

Section 7. Right of the Holders to Convert.

(a) General. Each Holder shall have the right, at such Holder’s option, to convert all or any portion of such Holder’s Convertible Preferred Stock at any time into shares of Common Stock at the Conversion Rate per share of Convertible Preferred Stock (subject to the conversion procedures of Section 8 and the other provisions hereof), plus cash in lieu of fractional shares.

(b) Exchange Cap. Notwithstanding Section 7(a), no share of Convertible Preferred Stock shall be convertible into any shares of Common Stock on or prior to the date of the Stockholders Meeting, and after the date of the Stockholders Meeting, the Holders may only convert, in the aggregate, up to 1,301,135 shares of Convertible Preferred Stock (such number of shares, the “Exchange Cap”). Without limiting the foregoing, no Holder may convert an aggregate number of shares of Convertible Preferred Stock that would result in the issuance to such Holder of a number of shares of Common Stock greater than the product of (x) the Exchange Cap multiplied by (y) a fraction, the numerator of which is the number of shares of Convertible Preferred Stock purchased by such Holder pursuant to the Stock Purchase Agreement and the denominator of which is the total number of shares of Convertible Preferred Stock purchased by all of the Holders pursuant to the Stock Purchase Agreement (such product being referred to as such Holder’s “Cap Allocation Amount”). In the event that any Holder shall sell or otherwise transfer any of such Holder’s shares of Convertible Preferred Stock, the transferee shall be allocated a pro rata portion of such Holder’s Cap Allocation Amount.

Section 8. Conversion Procedures.

(a) Conversion Date. Effective immediately prior to the close of business on any applicable Conversion Date, dividends shall no longer be declared on any such converted shares of Convertible Preferred Stock, and such shares of Convertible Preferred Stock shall represent only the right to receive shares of Common Stock issuable upon conversion of such shares, as set forth in Section 7, in each case, subject to the right of Holders to receive any declared and unpaid dividends on such shares and any other payments to which they are otherwise entitled pursuant to the terms hereof.

(b) Rights Prior to Conversion. No allowance or adjustment, except pursuant to Section 10, shall be made in respect of dividends payable to holders of the Common Stock of record as of any date prior to the close of business on any applicable Conversion Date. Prior to the close of business on any applicable Conversion Date, shares of Common Stock issuable upon conversion of, or other securities issuable upon conversion of, any shares of Convertible Preferred Stock shall not be deemed outstanding for any purpose, and Holders shall have no rights with respect to the Common Stock or other securities issuable upon conversion (including voting rights, rights to respond to tender offers for the Common Stock or other securities issuable upon conversion or rights to receive any dividends or other distributions on the Common Stock or other securities issuable upon conversion) by virtue of holding shares of Convertible Preferred Stock.

(c) Record Holder as of Conversion Date. The Person or Persons entitled to receive the Common Stock issuable upon conversion of Convertible Preferred Stock shall be treated for all purposes as the record holder(s) of such shares of Common Stock as of the close of business on any applicable Conversion Date. In the event that a Holder shall not by written notice designate the name in which shares of Common Stock and/or cash, securities or other property (including payments of cash in lieu of fractional shares) to be issued or paid upon conversion of shares of Convertible Preferred Stock should be registered or paid or the manner in which such shares should be delivered, the Company shall be entitled to register and deliver such shares, and make such payment, in the name of the Holder and in the manner shown on the records of the Company.

(d) Conversion Procedure. On the date of any conversion, if a Holder’s interest is in certificated form, a Holder must do each of the following in order to convert:

(i) complete and manually sign an irrevocable conversion notice in a form provided by the Conversion Agent (a “Conversion Notice”), or a facsimile of the conversion notice, and deliver such Conversion Notice to the Conversion Agent;

(ii) surrender the shares of Convertible Preferred Stock to the Conversion Agent;

(iii) if required, furnish appropriate endorsements and transfer documents;

(iv) if required, pay any stock transfer, documentary, stamp or similar taxes not payable by the Company pursuant to Section 18(a); and

(v) if required, pay funds equal to any declared and unpaid dividend payable on the next Dividend Payment Date to which such Holder is entitled.

Notwithstanding the foregoing, a Conversion Notice given by any Holder in contemplation of a Sale Transaction or a public offering of Common Stock may be revocable and conditional upon the consummation of such Sale Transaction or public offering, as applicable.

The term “Conversion Date” means the date on which a Holder satisfies all of the requirements of this Section 8(d). The Conversion Agent shall, on a Holder’s behalf, convert the Convertible Preferred Stock into shares of Common Stock, in accordance with the terms of the notice delivered by such Holder described in clause (i) of this Section 8(d) above.

Section 9. Exchange.

(a) Exchange. Upon the filing of the Restated Charter with the Secretary of State of Delaware, each share of Convertible Preferred Stock shall be exchanged (the “Exchange”) automatically into a number of duly authorized, validly issued, fully paid and non-assessable shares of Series A Preferred equal to the amount determined by dividing (i) $25.00 plus an amount equal to any accrued but unpaid dividends up to and including the Exchange Date by (ii) $25.00.

(b) Exchange Procedure. As promptly as practicable after the date on which the Restated Charter is filed with the Secretary of State of Delaware (the “Exchange Date”), the Company shall provide notice of the Exchange to each Holder (such notice, the “Notice of Exchange”). In addition to any information required by applicable law or regulation, the Notice of Exchange shall state:

(i) the number of shares of Series A Preferred Stock to be issued in exchange for each share of Convertible Preferred Stock; and

(ii) the method for the Holder to surrender shares of Convertible Preferred Stock to the Conversion Agent in exchange for shares of Series A Preferred.

Notwithstanding the foregoing, effective on the close of business on the Exchange Date, the Holders of shares of Convertible Preferred Stock shall cease to have any rights of holders of such series and shall only be entitled to receive the shares of Series A Preferred issuable upon exchange of the Convertible Preferred Stock.

Section 10. Anti-Dilution Adjustments.

(a) General. If the Company at any time after the effective date hereof subdivides (by any stock split, stock dividend, recapitalization or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced and the number of shares of Common Stock obtainable upon exercise of the Convertible Preferred Stock will be proportionately increased. If the Company at any time after the effective date hereof combines (by combination, reverse stock split or otherwise) its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination will be proportionately increased and the number of shares of Common Stock obtainable upon exercise of the Convertible Preferred Stock will be proportionately decreased. Any subdivision or combination of shares of Common Stock, and adjustment of the Conversion Price resulting therefrom pursuant to this Section 10, shall be subject to the prior approval of the Executive Committee in accordance with Article FIFTH of the Certificate of Incorporation.

(b) Distribution of Assets. If the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of Common Stock, by way of return of capital or otherwise (including any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement or other similar transaction) (a “Distribution”), at any time after the issuance of the Convertible Preferred Stock and prior to a Dividend Conversion Date, then, in each such case, the Conversion Price in effect immediately prior to the close of business on the record date fixed for the determination of holders of Common Stock entitled to receive the Distribution shall be reduced, effective as of the close of business on such record date, to a price determined by multiplying such Conversion Price by a fraction of which (A) the numerator shall be the VWAP of the Common Stock on the trading day immediately preceding such record date minus the value of the Distribution (as determined in good faith by the Board of Directors) applicable to one share of Common Stock, and (B) the denominator shall be the VWAP of the Common Stock on the trading day immediately preceding such record date.

(c) Purchase Rights. If at any time the Company grants, issues or sells any options to purchase shares of Common Stock, convertible securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of its capital stock (the

“Purchase Rights”) prior to a Dividend Conversion Date, then each Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights that such Holder could have acquired if such Holder had held the number of shares of Common Stock acquirable upon complete conversion of such Holder’s shares of Convertible Preferred Stock immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

(d) No Fractional Shares. No fractional shares of Common Stock will be issued to holders of the Convertible Preferred Stock upon conversion. In lieu of fractional shares otherwise issuable, holders will be entitled to receive an amount in cash equal to the fraction of a share of Common Stock, calculated on an aggregate basis in respect of the shares of Convertible Preferred Stock being converted, multiplied by the Closing Price of the Common Stock on the Trading Day immediately preceding the applicable Conversion Date.

Section 11. Voting Rights.

(a) General. The Holders shall not be entitled to vote on any matter except as set forth in this Section 11 or as required by Delaware law.

(b) Special Voting Rights. The Holders shall have the voting rights set forth in ARTICLE FOURTH, Section B.2(b) of the Certificate of Incorporation.

Section 12. Preemptive Rights.

For so long as at least 800,000 shares of Convertible Preferred Stock are issued and outstanding (subject to anti-dilution adjustment for stock splits, stock dividends and the like):

(a) Each Holder shall have the right to purchase, pro rata, a portion of any New Securities (as hereinafter defined) that the Company may, from time to time hereafter, propose to sell and issue. Each such Holder’s pro rata share of New Securities, for the purposes of this right, is the ratio of the sum of (x) the number of shares of Common Stock into which the shares of Convertible Preferred Stock have been converted and which are held of record by such Holder at the time the New Securities are offered and (y) the number of shares of Common Stock into which the shares of Convertible Preferred Stock held by such Holder at the time the New Securities are offered are then convertible (the “Conversion Shares”) to the total number of then outstanding shares of Common Stock, including such Conversion Shares and the Conversion Shares then issuable upon all other then outstanding shares of Convertible Preferred Stock. “New Securities” shall mean any shares of capital stock or securities or rights convertible, exercisable or exchangeable for capital stock of the Company (“Convertible Securities”); provided, however, that New Securities does not include:

(i) capital stock issued or issuable on conversion or exercise of the Convertible Preferred Stock, options or warrants to purchase Common Stock or other convertible securities that either are (x) outstanding on the date of effectiveness of this Certificate of Designation, (y) warrants to purchase Common Stock issued on or within ninety (90) days after the date of effectiveness of this Certificate of Designation in connection with the offering of up to $60,000,000 of subordinated indebtedness by the

Company’s wholly-owned subsidiary, Cole Taylor Bank; or (z) issued after the date of the effectiveness of the Certificate of Designation provided that, in the case of this clause (z) only, the rights established by this Section 12 applied with respect to the initial issuance by the Company of such options, warrants or convertible securities;

(ii) capital stock or Convertible Securities issued by the Company pursuant to any public offering;

(iii) Common Stock issued in connection with any stock split, payment of a dividend or other distribution in respect of its capital stock or recapitalization of the Company;

(iv) capital stock or Convertible Securities issued to a third party in connection with any acquisition of the stock or assets of another Person by the Company or any of its subsidiaries by merger, purchase, joint venture or other reorganization or business combination;

(v) shares of Common Stock, options to purchase Common Stock or other rights with respect thereto issued to employees, officers, directors or consultants of the Company or any of its subsidiaries;

(vi) capital stock or Convertible Securities issued to a third party in consideration of services provided by such third party;

(vii) capital stock issued to a third party in connection with a debt financing consummated by the Company or any of its subsidiaries; and

(vii) trust preferred securities.

(b) If the Company proposes to undertake an issuance of New Securities, it shall give each Holder written notice of its intention, describing the type of New Securities, the price and the general terms and conditions upon which the Company proposes to issue the same. Each such Holder shall have 25 calendar days from the giving of such notice to agree to purchase its pro rata share of New Securities for the price and upon the terms and conditions specified in the notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased.

(c) If any of the Holders fail to exercise its right under this Section 12 to purchase its pro-rata share of the New Securities within 25 calendar days following the date of the first notice contemplated by Section 12(b), the Company shall have until the 90th day following such date to enter into a letter of intent or definitive agreement and a period of 90 days thereafter to sell any of the New Securities in respect of which such Investor’s rights were not exercised, at a price and upon terms and conditions no more favorable to the purchasers thereof than specified in the Company’s notice to the Holders pursuant to Section 12(b). If the Company has not entered into such a letter of intent or agreement or sold such New Securities within such period, the Company shall not thereafter issue or sell any such New Securities without again first offering such securities to the Holders in the manner provided in this Section 12.

Section 13. Unissued or Reacquired Shares.

Shares of Convertible Preferred Stock that have been issued and converted, redeemed or otherwise purchased or acquired by the Company shall be retired upon their acquisition, shall not be reissued as shares of Convertible Preferred Stock and, upon the taking of any action required by law, shall be restored to the status of authorized but unissued shares of preferred stock without designation as to series.

Section 14. No Sinking Fund.

Shares of Convertible Preferred Stock are not subject to the operation of a sinking fund.

Section 15. Reservation of Common Stock.

(a) Sufficient Shares. The Company shall at all times reserve and keep available out of its authorized and unissued Common Stock or shares acquired by the Company, solely for issuance upon the conversion of shares of Convertible Preferred Stock as provided in this Certificate of Designation, free from any preemptive or other similar rights, such number of shares of Common Stock as shall from time to time be issuable upon the conversion of all the shares of Convertible Preferred Stock then outstanding). For purposes of this Section 15(a), the number of shares of Common Stock that shall be deliverable upon the conversion of all outstanding shares of Convertible Preferred Stock shall be computed as if at the time of computation all such outstanding shares were held by a single Holder.

(b) Use of Acquired Shares. Notwithstanding the foregoing, the Company shall be entitled to deliver upon conversion of shares of Convertible Preferred Stock, as herein provided, shares of Common Stock acquired by the Company and held as treasury shares (in lieu of the issuance of authorized and unissued shares of Common Stock), so long as any such acquired shares are free and clear of all liens, charges, security interests or encumbrances (other than liens, charges, security interests and other encumbrances created by the Holders).

(c) Free and Clear Delivery. All shares of Common Stock delivered upon conversion of the Convertible Preferred Stock shall, upon issuance, be duly authorized, validly issued, fully paid and non-assessable, free and clear of all liens, claims, security interests and other encumbrances (other than liens, charges, security interests and other encumbrances created by the Holders).

(d) Compliance with Law. Prior to the delivery of any securities that the Company shall be obligated to deliver upon conversion of the Convertible Preferred Stock, the Company shall use its reasonable best efforts to comply with any federal and state laws and regulations thereunder requiring the registration of such securities with, or any approval of or consent to the delivery thereof by, any governmental authority.

(e) Listing. The Company hereby covenants and agrees that, if at any time the Common Stock shall be traded on the Nasdaq Global Select Market or any other national securities exchange, the Company will, if permitted by the rules of such exchange, list and keep listed, so long as the Common Stock shall be so listed on such exchange, all the Common Stock issuable upon conversion of the Convertible Preferred Stock; provided, however, that if the rules of such exchange require the Company to defer the listing of such Common Stock until the first conversion of Convertible Preferred Stock into Common Stock in accordance with the provisions hereof, the Company covenants to list such Common Stock issuable upon conversion of the Convertible Preferred Stock in accordance with the requirements of such exchange at such time.

Section 16. Transfer Agent, Conversion Agent, Registrar and Paying Agent.

The duly appointed Transfer Agent, Conversion Agent, Registrar and paying agent for the Convertible Preferred Stock shall be                     . The Company may, in its sole discretion, remove the Transfer Agent in accordance with the agreement between the Company and the Transfer Agent; provided that the Company shall appoint a successor transfer agent that shall accept such appointment prior to the effectiveness of such removal. Upon any such removal or appointment, the Company shall send notice thereof by first-class mail, postage prepaid, to the Holders.

Section 17. Replacement Certificates.

(a) Mutilated, Destroyed, Stolen and Lost Certificates. If physical certificates are issued, the Company shall replace any mutilated certificate at the Holder’s expense upon surrender of that certificate to the Transfer Agent. The Company shall replace any certificate that becomes destroyed, stolen or lost at the Holder’s expense upon delivery to the Company and the Transfer Agent of satisfactory evidence that the certificate has been destroyed, stolen or lost, together with any indemnity and bond that may be required by the Transfer Agent and the Company.

(b) Certificates Following Conversion. If physical certificates are issued, the Company shall not be required to issue any certificates representing the Convertible Preferred Stock on or after the applicable Conversion Date. In place of the delivery of a replacement certificate following the applicable Conversion Date, the Transfer Agent, upon delivery of the evidence and indemnity described in clause (a) above, shall deliver the shares of Common Stock pursuant to the terms of the Convertible Preferred Stock formerly evidenced by the certificate.

Section 18. Taxes.

(a) Transfer Taxes. The Company shall pay any and all stock transfer, documentary, stamp and similar taxes that may be payable in respect of any issuance or delivery of shares of Convertible Preferred Stock or shares of Common Stock or other securities issued on account of Convertible Preferred Stock pursuant hereto or certificates representing such shares or securities; provided, however, that the Company shall not be required to pay any such tax that may be payable in respect of any transfer involved in the issuance or delivery of shares of Convertible Preferred Stock, shares of Common Stock or other securities in a name other than that in which the shares of Convertible Preferred Stock with respect to which such shares or other securities are issued or delivered were registered, or in respect of any payment to any Person other than a payment to the registered holder thereof, and shall not be required to make any such issuance, delivery or payment unless and until the Person otherwise entitled to such issuance, delivery or payment has paid to the Company the amount of any such tax or has established, to the satisfaction of the Company, that such tax has been paid or is not payable.

(b) Withholding. All payments and distributions (or deemed distributions) on the shares of Convertible Preferred Stock (and on the shares of Common Stock received upon their conversion) shall be subject to withholding and backup withholding of tax to the extent required by law, subject to applicable exemptions, and amounts withheld, if any, shall be treated as received by the Holders.

Section 19. Notices.

All notices referred to herein shall be in writing, and, unless otherwise specified herein, all notices hereunder shall be deemed to have been given (i) upon receipt, when delivered personally; (ii) one Business Day after deposit with an overnight courier service; or (iii) three Business Days after the mailing thereof if sent by registered or certified mail (unless first class mail shall be specifically permitted for such notice under the terms of this Certificate of Designation) with postage prepaid, in each case addressed: (x) if to the Company, to its office at 9550 West Higgins Road, Rosemont, IL 60018 (Attention: Corporate Secretary) or to the Transfer Agent at its office at                                          (Attention: Corporate Trust Office), or other agent of the Company designated as permitted by this Certificate of Designation, or (y) if to any Holder, to such Holder at the address of such Holder as listed in the stock record books of the Company (which may include the records of the Transfer Agent) or (z) to such other address as the Company or any such Holder, as the case may be, shall have designated by notice similarly given.

IN WITNESS WHEREOF, this Certificate of Designation has been executed on behalf of the Company by its                                          this     th day of September, 2008.

TAYLOR CAPITAL GROUP, INC.

By:
Name:
Title:

EXHIBIT F

FORM OF REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT

BY AND AMONG

TAYLOR CAPITAL GROUP, INC.,

THE PERSONS LISTED ON EXHIBIT A

THE PERSONS LISTED ON EXHIBIT B

AND

FINANCIAL INVESTMENTS CORPORATION

DATED AS OF SEPTEMBER     , 2008

i

Exhibits

Exhibit A - Series A Holders

Exhibit B - Taylor Holders

Exhibit C - Series A Holders of Subdebt Transaction Warrants

ii

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of September __, 2008 (the “Effective Date”), by and between Taylor Capital Group, Inc., a Delaware corporation (the “Company”), each of the Persons set forth on Exhibit A of this Agreement (such persons or any assignee thereof in accordance with Section 1.11 hereof being referred to as the “Series A Holders”) each of the Persons set forth on Exhibit B of this Agreement (such persons or any assignee thereof in accordance with Section 1.11 hereof being referred to as the “Taylor Holders”), and Financial Investments Corporation, an Illinois corporation (such person or any assignee thereof in accordance with Section 1.11 hereof being referred to as “FIC”). Unless otherwise provided herein, all capitalized terms used herein shall have the meanings ascribed thereto in Section 1.1.

RECITALS

WHEREAS, the Taylor Holders and the Company entered into that certain Registration Rights Agreement (the “2005 Taylor Registration Rights Agreement”), dated as of August 3, 2005, whereby the Taylor Holders was granted certain registration rights with respect to certain shares of the common stock, par value $.01 per share, of the Company (the “Common Stock”);

WHEREAS, pursuant to that certain Securities Purchase Agreement dated as of September 4, 2008, by and among the Company and the Series A Holders (the “Purchase Agreement”), the Series A Holders [purchased an aggregate of 2,400,000 shares of the Non-Cumulative Convertible Perpetual Preferred Stock, Series A, of the Company (the “Series A Preferred”)] [purchased an aggregate of 2,400,000 shares of Designated Preferred (as defined in Section 4(c) the Purchase Agreement) (the “Designated Preferred”), which are mandatorily exchangeable for 2,400,000 shares of the Non-Cumulative Convertible Perpetual Preferred Stock, Series A, of the Company (the “Series A Preferred”) in accordance with the terms and conditions set forth in the Purchase Agreement];

[WHEREAS, pursuant to the terms of the Certificate of Designation of the Designated Preferred, each share of Designated Preferred may be converted into shares of Common Stock upon the terms and conditions set forth therein;]

WHEREAS, pursuant to the terms of the Certificate of Designation of the Series A Preferred (the “Certificate of Designation”), each share of Series A Preferred may be converted into shares of Common Stock upon the terms and conditions set forth therein;

WHEREAS, pursuant to the Purchase Agreement, the Company granted FIC a warrant to purchase up to 500,000 shares (subject to adjustment as provided therein) of Common Stock upon the terms and conditions set forth therein (the “FIC Warrant”);

WHEREAS, pursuant those certain Subscription Agreements by and among the Company, Cole Taylor Bank, a wholly-owned subsidiary of the Company, and each of the Series A Holders listed on Exhibit C hereto, the Company will issue to such Series A Holders on the date hereof warrants to acquire the number of shares of Common Stock set forth such Series A Holder’s name on Exhibit C hereto (collectively, the “Subdebt Transaction Warrants”) in connection with the private placement of up to $60 million of subordinated bank notes issued by Cole Taylor Bank and warrants issued by the Company to acquire Common Stock on the terms and conditions described therein; and

WHEREAS, in order to induce the Series A Holders and FIC to consummate the transactions contemplated by the Purchase Agreement, the Company agreed to grant the Holders (as defined below) the registration rights as set forth herein and the Company and the Taylor Holders agreed to enter into this Agreement to supersede and replace the 2005 Taylor Registration Rights Agreement in its entirety.

NOW, THEREFORE, in consideration of the foregoing, the mutual promises set forth herein and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1.	Registration Rights.

1.1	Definitions.

For purposes of this Agreement:

(a) “Affiliate” has the meaning set forth in Rule 12b-2 under the Exchange Act as in effect as on the date hereof.

(b) “Business Day” means any day other than a Saturday or Sunday, a legal holiday or any other day on which the SEC is closed.

(c) “Conversion Shares” means shares of Common Stock issued or issuable upon conversion of the Convertible Preferred or the Designated Preferred or upon exercise of the FIC Warrant or upon exercise of the Subdebt Transaction Warrants.

(d) “Designated Preferred” has the meaning assigned to such term in Section 4(c) of the Purchase Agreement.

(e) “Effective Date” has the meaning assigned to such term in the preamble of this Agreement.

(f) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(g) “Form S-3” means such form of registration statement under the Securities Act as in effect on the date hereof or any successor form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

(h) “Free Writing Prospectus” means any “free writing prospectus,” as defined in Rule 405 of the Securities Act.

(i) “Holder” means any Series A Holder or Taylor Holder or FIC or any assignee thereof in accordance with Section 1.11 hereof.

(j) “Immediate Family Member” means with respect to any person, any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of such person, and any person (other than a tenant or employee) sharing the household of such person.

(k) “Law” means any statute, law, ordinance, rule or regulation of any governmental entity.

(l) “Preferred Stock” means the Series A Preferred or, in the event that the Series A Holders purchase shares of Designated Preferred under the Purchase Agreement, the Designated Preferred.

(m) “Public Sale” means any sale of Registrable Securities to the public pursuant to a public offering registered under the Securities Act or to the public through a broker or market-maker pursuant to the provisions of Rule 144 under the Securities Act.

(n) “Register,” “registered” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

(o) “Registrable Common Securities” means at any time (i) the shares of Common Stock then beneficially owned (within the meaning of Section 13(d)(3) of the Exchange Act) by each Holder set forth on Exhibit A or Exhibit B who is an executive officer or director of the Company, or the beneficial owner (within the meaning of Section 13(d)(3) of the Exchange) of capital stock representing 10% or more of the total combined voting power of all outstanding shares of all classes of capital stock which are then entitled to vote in matters (excluding the election of directors) presented to a vote of the Company’s stockholders generally, or by any Affiliate or Immediate Family Member of each such Holder; (ii) the then outstanding Conversion Shares and the Conversion Shares then issuable upon exercise of the FIC Warrant by the Holder thereof or upon exercise of the Subdebt Transaction Warrants by the Holders thereof or upon conversion of the then outstanding Series A Preferred or Designated Preferred by any of the Holders, or any assignee thereof in accordance with Section 1.11 hereof, and (iii) any Company capital stock issued as (or issuable upon the conversion or exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of the shares referenced in (i) or (ii) above; provided, that Registrable Securities shall not include shares of Common Stock previously (A) sold in a

Public Sale, or (B) sold in a transaction in which the transferor’s rights hereunder are not assigned in accordance with Section 1.11. The number of shares of “Registrable Common Securities then outstanding” shall be the sum of the number of shares of Common Stock outstanding which are, and the number of Conversion Shares issuable pursuant to then exercisable or convertible securities which are, Registrable Common Securities.

(p) “Series A Registrable Common Securities” means at any time (i) the Common Stock then beneficially owned (within the meaning of Section 13(d)(3) of the Exchange Act by each Holder set forth on Exhibit A who is an executive officer or director of the Company, or the beneficial owner (within the meaning of Section 13(d)(3) of the Exchange Act) of capital stock representing 10% or more of the total combined voting power of all outstanding shares of all classes of capital stock which are then entitled to vote in matters (excluding the election of directors) presented to a vote of the Company’s stockholders generally, or by any Affiliate or Immediate Family Member of each such Holder; (ii) the then outstanding Conversion Shares and the Conversion Shares then issuable upon exercise of the FIC Warrant by the holder thereof or upon conversion of the then outstanding Series A Preferred or Designated Preferred by any of the Series A Holders, or any assignee thereof in accordance with Section 1.11 hereof, and (iii) any Company capital stock issued as (or issuable upon the conversion or exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of the shares referenced in (i) or (ii) above; provided, that Registrable Securities shall not include shares of Common Stock previously (A) sold in a Public Sale, or (B) sold in a transaction in which the transferor’s rights hereunder are not assigned in accordance with Section 1.11. The number of shares of “Series A Registrable Common Securities then outstanding” shall be the sum of the number of shares of Common Stock outstanding which are, and the number of Conversion Shares issuable pursuant to then exercisable or convertible securities which are, Series A Registrable Common Securities.

(q) “Registrable Preferred Securities” means the shares of Designated Preferred, if any, issued to the Series A Holders on the date hereof; provided, that Registrable Preferred Securities shall not include shares of Designated Preferred previously (A) sold in a Public Sale, or (B) sold in a transaction in which the transferor’s rights hereunder are not assigned in accordance with Section 1.12 hereof.

(r) “Registrable Securities” means the Registrable Common Securities and the Registrable Preferred Securities.

(s) “Restated Charter” shall have the meaning assigned to such term in the Purchase Agreement.

(t) “Rule 144” means Rule 144 under the Securities Act (or any successor thereto).

(u) “SEC” means the Securities and Exchange Commission.

(v) “Securities Act” means the Securities Act of 1933, as amended.

(w) “Series A Holders” has the meaning assigned to such term in the preamble of this Agreement.

(x) “Subdebt Transaction Warrants” has the meaning assigned to such term in the recitals to this Agreement.

(y) “Taylor Holders” has the meaning assigned to such term in the preamble of this Agreement.

(z) “Taylor Representative” has the meaning ascribed to such term in Section 3.1.

1.2	Request for Registration.

(a) Subject to the limitations and restrictions set forth in this Agreement, at any time after the one year anniversary of the Effective Date, the Taylor Representative, on behalf of the Taylor Holders, and Series A Holders of not less than one-third ( 1/3) of the Series A Registrable Common Securities then outstanding will each be entitled to request of the Company in writing (such requesting Holders shall be hereinafter referred to as the “Initiating Holders” and such written notice shall be hereinafter referred to as the “Demand Notice”) one registration under the Securities Act in each calendar year of all or part of the Registrable Common Securities owned by such Holders (each, a “Demand Registration”). For the avoidance of doubt, the parties acknowledge and agree that, following the submission of the first Demand Notice in any calendar year by Series A Holders of not less than one-third ( 1/3) of the Series A Registrable Common Securities then outstanding, no other Series A Holders will be entitled or permitted to submit a Demand Notice during such calendar year. Each Demand Notice shall set forth (i) the identity of each of the Holders that intend to participate in the Demand Registration, (ii) the number of Registrable Common Securities such Holders intend to register in such registration, and (iii) the proposed investment banker(s) or underwriter(s), if any.

(b) Upon receipt of a Demand Notice, the Company shall:

(i) within ten (10) Business Days of the receipt thereof, give written notice of such request and a copy of the Demand Notice to the Holders not filing such written request for Demand Registration (which, in the case of the Taylor Holders, shall be sent to the Taylor Representative); and

(ii) use commercially reasonable efforts to effect the registration under the Securities Act in accordance herewith of all Registrable Common Securities which the Demand Notice identifies to be registered and all other Registrable Common Securities that any Holder, other than the Initiating Holders, requests in writing to be included in such registration within 10 Business Days after the delivery of the notice pursuant to Section 1.2(b)(i), subject to the limitations of Section 1.2(d)-(e).

(c) If the Initiating Holders intend to distribute the Registrable Common Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of the Demand Notice made pursuant to Section 1.2(a) and the Company shall include such information in the written notice referred to in Section 1.2(b)(i). The selection of the underwriter or underwriters shall be subject to the Company’s approval which will not be unreasonably withheld. In such event, the right of any Holder to include Registrable Common Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Common Securities in the underwriting (unless otherwise agreed by the Initiating Holders) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in Section 1.6(i)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Section 1.2, if the managing underwriter advises the Company and the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Company shall so advise all Holders of Registrable Common Securities which would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Common Securities that may be included in the underwriting shall be allocated first among all Holders participating in the underwriting in proportion (as nearly as practicable) to the number of shares requested to be underwritten by such Holders; provided, however, that the number of shares of Registrable Common Securities held by Holders to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting. Registrable Common Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration.

(d) Notwithstanding the foregoing, if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 1.2, a certificate signed by the Company’s chief executive officer or the chairman of the board of directors of the Company (the “Board”) stating that in the good faith judgment of the Board, after consultation with its financial advisors and legal counsel and as evidenced by a resolution by the Board, it would be seriously detrimental to the Company and its stockholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer taking action with respect to such filing (but not the preparation of such registration statement) for a period of not more than sixty (60) days after receipt of the request of the Initiating Holders; provided, that the Company may not utilize this right more than once in any twelve-month period.

(e) In addition, after delivery of any Demand Notice, the Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this Section 1.2 other than as requested in such Demand Notice (i.e., the Company shall not effect a registration requested by, and no Person shall be entitled to deliver, any other Demand Notice) during the period commencing on the date of delivery of such Demand Notice and ending on (and including) the last day of the Required Effectiveness Period of the registration requested by such Demand Notice; provided, however, that the Series A Holders shall be entitled to request, and upon such request the Company shall be obligated to effect, one registration in accordance with this Section 1, with respect to a firm commitment underwritten public offering, during the 365-day period following a Mandatory Conversion Date, regardless of whether the Series A Holders would otherwise be entitled or permitted to request such registration hereunder.

1.3	Company Registration.

(a) If (without any obligation to do so) the Company proposes to register any of its capital stock under the Securities Act for its own account or the account of any of its stockholders with registration rights (other than in connection with a registration effected solely with respect to one or more employee benefit plans or arrangements or a business combination transaction or any other similar transaction for which a registration statement on Form S-4 under the Securities Act or any comparable successor form is applicable), the Company will promptly give written notice thereof to FIC, the Series A Holders and the Taylor Representative of its intention to effect such a registration and will include in such registration all Registrable Common Securities (in accordance with the priorities set forth in Sections 1.3(b) below) with respect to which the Company has received a written request from FIC, any of the Series A Holders and/or the Taylor Representative on behalf of the Taylor Holders (the “Piggyback Notice”) for inclusion within 10 Business Days after the delivery of the Company’s notice. Each Piggyback Notice shall set forth (i) the identity of each of the Holders that intend to participate in the registration, and (ii) the number of Registrable Common Securities such Holders intend to register in such registration.

(b) In connection with any offering involving an underwriting of shares of the Company’s capital stock, the Company shall not be required under this Section 1.3 to include any of the Holders’ securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it, and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. Regardless of any other provision of this Section 1.3, if the underwriter advises the Company that marketing factors require a reduction in the number of shares to be underwritten, then the number of shares of Registrable Common Securities that may be included in the underwriting shall be allocated first, to the Company and the Person or Persons requesting such registration (if other than the Company) shall be entitled to participate in accordance with the relative priorities, if any, as shall exist among them; and then second, all other holders of securities having the right to include such securities in such registration (including the Holders of the Registrable Common Securities) who shall be entitled to participate pro rata based on the number of shares requested to be sold by such Holders. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 1.3 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. The registration expenses of such withdrawn registration shall be borne by the Company in accordance with Section 1.8 hereof.

1.4	Form S-3 Registration.

If at any time the Company is a registrant entitled to use Form S-3 to register any Registrable Common Securities pursuant to Section 1.2, then the Company shall use commercially reasonable efforts to cause such securities to be registered on Form S-3.

1.5	Request for Registration of Registrable Preferred Securities.

(a) Subject to the limitations and restrictions set forth in this Section 1.5, in the event that the Restated Charter shall not be filed with the Secretary of State of Delaware prior to January 1, 2009, Series A Holders of at least a majority of the Registrable Preferred Securities then outstanding shall have the right at anytime thereafter until such time as such filing has been made to send written notice to the Company requesting that the Company register for resale all of the Registrable Preferred Securities under the Securities Act and use its reasonable best efforts to cause the listing of the Registrable Preferred Securities on a national securities exchange (or if the Registrable Preferred Securities are not eligible for listing on a national securities exchange, to cause the quotation thereof on an over-the-counter securities market designated by Series A Holders of at least a majority of the Registrable Preferred Securities then outstanding) (a “Preferred Registration”).

(b) Upon receipt of a written request for a Preferred Registration under Section 1.5(a), the Company shall use reasonable best efforts to effect the registration under the Securities Act of all of the Registrable Preferred Securities promptly after the Company’s receipt of the written request, and (ii) cause the listing of the Registrable Preferred Securities on a national securities exchange (or quotation on the over-the-counter securities market designated by the Series A Holders requesting the registration pursuant to this Section 1.5). Following the registration of the Registrable Preferred Securities pursuant to this Section 1.5, the Company shall use its reasonable best efforts to create and sustain a market for the sale of Registrable Preferred Securities. The Company shall use its reasonable best efforts to cause the registration statement filed pursuant to this Section 1.5 to be continuously effective, supplemented and amended as necessary to ensure that it is available for resales by the Holders of the Registrable Preferred Securities and to ensure that it conforms with the requirements of this Agreement, the Securities Act and the related rules and regulations of the SEC announced from time-to-time, until such time as the Restated Charter has been filed and the Series A Preferred has been issued in exchange for the Designated Preferred, whereupon all obligations of the Company under this Section 1.5 shall terminate.

1.6	Obligations of the Company.

Whenever the Company is required by the provisions of this Agreement to effect the registration of any Registrable Securities under the Securities Act, the Company shall, as expeditiously as reasonably possible:

(a) Prepare and file (within 45 days after the end of the period within which requests for registrations may be given to the Company) with the SEC a registration statement with respect to such Registrable Securities and use commercially reasonable efforts to cause such registration statement to become effective and keep such registration statement effective for period commencing on the effective date thereof and ending on and including the date that is 120 days thereafter (or, in the case of a registration statement filed pursuant to Section 1.2, that is effective on a Mandatory Conversion Event (as defined in the Restated Charter), or, if there is no such registration statement, the first registration statement filed pursuant to Section 1.2 that is declared effective after a Mandatory Conversion Event, ending on and including the date that is 365 days after the later of the Mandatory Conversion Event and the effective date of such registration statement) (such period, the “Required Effectiveness Period”) or, if earlier, until the distribution contemplated in the registration statement has been completed.

(b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement in accordance with the intended method or methods of disposition by the sellers thereof specified by the Initiating Holders and set forth in such Registration Statement; provided that before filing a registration statement, prospectus, or any amendments or supplements thereto, the Company will furnish to any one counsel jointly selected by (i) the Series A Holders of not less than one-third of the Series A Registrable Common Securities then outstanding if Series A Registrable Common Securities are covered by such registration statement, (ii) the Taylor Representative if Taylor Holders are Holders of Registrable Securities covered by such registration statement, and (iii) FIC if Conversion Shares issued or issuable upon exercise of the FIC Warrant are covered by such registration statement, to represent all such Holders in connection therewith (“Designated Legal Counsel”), copies of all documents proposed to be filed, which documents (other than the documents incorporated by reference therein) will be subject to the review of such counsel.

(c) Furnish to the Holders such numbers of copies of such registration statement, the prospectus included in such registration statement (including each preliminary prospectus and summary prospectus) and any related Free Writing Prospectus prepared by or on behalf of the Company, and of each amendment and supplement thereto (in each case including all exhibits filed therewith, any documents incorporated by reference), in conformity with the requirements of the Securities Act, as they may reasonably request in order to facilitate the public sale or other disposition of Registrable Securities owned by such Holder.

(d) Register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such U.S. states as shall be reasonably requested by the Holders of the Registrable Securities (or, in the case of the Taylor Holders, the Taylor Representative) covered by such registration statement and do any and all other acts and things which may be reasonably necessary or advisable to enable such Holders to consummate the disposition in such states of the Registrable Securities owned by such Holder; provided, that the Company shall not be required in connection therewith or as a condition thereto (i) to qualify to do business or to file a general consent to service of process in any such states, (ii) subject itself to taxation in any such state or (iii) in the case of a registration pursuant to Section 1.3, register or qualify such Holder’s Registrable Securities in any state where shares to be sold by the Company or any other Person initiating such registration are not to be registered or qualified.

(e) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the Company’s becoming aware that the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and at the request of any such Holder, prepare, file with the SEC and furnish to such Holder a copy of an amended or supplemental prospectus (or a document incorporated by reference therein) as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such amended or supplemental prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

(f) Cause all such Registrable Securities registered pursuant to this Agreement to be listed on any national securities exchange on which any shares of the Common Stock are then listed.

(g) Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

(h) In the case of underwritten offering, enter into and perform its obligations under such customary agreements (including an underwriting agreement in customary form), which may include indemnification provisions in favor of underwriters and other persons in addition to, or in substitution for the provisions of Section 1.9 hereof, and take such other actions, as the underwriters reasonably request in order to expedite or facilitate the disposition of such Registrable Securities.

(i) Make available for inspection by any underwriter participating in any disposition to be effected pursuant to such registration statement (including any seller of Registrable Securities required to be named as an underwriter in such registration statement), and by any attorney, accountant or other agent retained by any such underwriter, all pertinent financial and other records, pertinent corporate documents and properties of the Company, and cause all of the Company’s officers, directors and employees to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement.

(j) Obtain for delivery to any underwriter participation in any disposition to be effected pursuant to such registration statement (including any seller of Registrable Securities required to be named as an underwriter in such registration statement), an opinion or opinions from counsel for the Company in customary form and in form, substance and scope reasonably satisfactory to such underwriter and its counsel.

(k) Use commercially reasonable efforts to prevent the issuance of any stop order suspending the effectiveness of the registration statement or of any order preventing or suspending the use of any preliminary prospectus relating to such registration statement, and, if any such order is issued, to obtain the withdrawal of any such order as soon as reasonably possible.

(l) Respond promptly to any comments received from the SEC and request acceleration of effectiveness promptly after it learns that the SEC will not review the registration statement or after it has confirmed that it has resolved all comments received from the SEC and that the SEC has no further comments on the registration statement.

(m) Promptly notify the Holders of Registrable Securities to be sold (or, in the case of the Taylor Holders, the Taylor Representative) and confirm such notice in writing, (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and, with respect to a registration statement or any post-effective amendment, when the same has become effective, (ii) of the receipt of any comments from the SEC, (iii) of any request by the SEC or any other federal or state governmental authority for amendments or supplements to a registration statement or related prospectus, (iv) of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of a registration statement, or of any order preventing or suspending the use of any preliminary prospectus relating to such registration statement, or the initiation of any proceedings for such purpose(s), (v) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose,

(vi) of the discovery of any event that makes any statement made in such registration statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in a registration statement, prospectus or any such document so that, in the case of the registration statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and, in the case of the prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and (vii) of the Company’s reasonable determination that a post-effective amendment to a registration statement would be appropriate. In the event a registration is interfered with by any event of the kind described in clauses (iv) through (vii) of the first sentence of this Section 1.6(m) for more than twenty (20) days, such registration shall not be deemed effected” for purposes of Section 1.2(e) hereof.

(n) If requested by the managing underwriter or agent or any Holders of the Registrable Securities (or, in the case of the Taylor Holders, the Taylor Representative) covered by the applicable registration statement, promptly incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriter or agent or such Holder or such Representative reasonably requests to be included therein, including with respect to the number of Registrable Securities being sold by such Holders to such underwriter or agent, the purchase price being paid therefor by such underwriter or agent and with respect to any other terms of the underwritten offering of the Registrable Securities to be sold in such offering; and make all required filings of such prospectus supplement or post-effective amendment as soon as reasonably practicable after being notified of the matters incorporated in such prospectus supplement or post-effective amendment.

(o) Cooperate with the Holders of Registrable Securities covered by the registration statement and the managing underwriter or agent, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing securities sold under the registration statement, and enable such securities to be in such denominations and registered in such names as the managing underwriter or agent (if any) or the Holders (or in the case of the Taylor Holders, the Taylor Representative) may request.

(p) Cooperate with each seller of Registrable Securities and each underwriter or agent participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the Financial Industry Regulatory Authority.

(q) Except at the request of the managing underwriters of an underwritten offering, not prepare or distribute, or authorize any other Person to prepare or distribute, any Free Writing Prospectus in connection with any such registration.

Each Holder shall be deemed to have agreed by acquisition of the Registrable Securities that, upon receipt of any notice from the Company of the occurrence of any event of the kind described in clauses (iv) through (vii) of subsection (m) of this section 1.6, such Holder will forthwith discontinue its disposition of the Registrable Securities pursuant to the Registration Statement relating thereto until Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by subsection (e) of this section 1.6 and, if so directed by the Company, will deliver to the Company all copies, other than permanent file copies, then in Holder’s possession of the prospectus relating to the Registrable Securities current at the time of receipt of such notice.

Notwithstanding anything to the contrary in this Section 1.6, at any time after the applicable registration statement has been declared effective by the SEC, the Company may delay the disclosure of material non-public information concerning the Company the disclosure of which at the time is not otherwise required by Law if, in the good faith opinion of the Company after consultation with its financial advisors and legal counsel, the immediate disclosure of such information would be seriously detrimental to the Company(a “Grace Period”); provided, that the Company shall promptly (i) notify the Holders in writing of the existence of material non-public information giving rise to a Grace Period and the date on which the Grace Period will begin, and (ii) notify the Holders in writing of the date on which the Grace Period ends; and, provided further, that (A) no Grace Period shall exceed thirty (30) consecutive days, (B) during any 365 day period such Grace Periods shall not exceed an aggregate of sixty (60) days and (C) the first day of any Grace Period must be at least five (5) days after the last day of any prior Grace Period. For purposes of determining the length of a Grace Period above, the Grace Period shall begin on and include the date the Holders receive the notice referred to in clause (i) and shall end on and include the later of the date the Holders receive the notice referred to in clause (ii) and the date referred to in such notice. The provisions of Section 1.6(e) hereof shall not be applicable during the period of any Grace Period. Upon expiration of the Grace Period, the Company shall again be bound by the provisions of Section 1.6(e) with respect to the information giving rise thereto unless such material non-public information is no longer applicable. The applicable Required Effectiveness Period shall be extended by the length of any Grace Period occurring prior to the expiration thereof.

1.7	Furnish Information; Limitation of Obligations.

It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement with respect to the Registrable Securities of any selling Holder as to which a registration is being effected to furnish, and such Holder shall furnish, to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be reasonably required to effect the registration of such Holder’s Registrable Securities.

1.8	Expenses of Registrations.

(a) Except for underwriting discounts and commissions and transfer taxes, all expenses incurred in connection with any registration pursuant to this Article 1, including all registration, filing and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company and reasonable fees and disbursements of Designated Counsel for the participating Holders (collectively, “Registration Expenses”), shall be borne by the Company; provided, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 1.2 or Section 1.4 as applicable, if the registration request is withdrawn prior to the effectiveness of the applicable registration statement at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all participating Holders shall bear all such expenses incurred), unless, in the case of a registration requested under Section 1.2, the Holders of a majority of the Registrable Securities agree to forfeit one Demand Registration pursuant to Section 1.2.

(b) Notwithstanding anything to the contrary in Section 1.8(a), if the Taylor Representative requests a Demand Registration under Section 1.2, all reasonable Registration Expenses incident to such Demand Registration will be borne by the Taylor Holders holding Registrable Securities to be registered thereunder, pro rata based on the number of Registrable Securities of the Taylor Holders requested or permitted to be included in such registration pursuant to the terms of this Agreement, and the Company shall not be obligated to incur any Registration Expenses in connection with such Demand Registration, provided, however, for purposes of this Section 1.8(b) all internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties) and other costs incurred in the normal course of business (including to costs of the Company’s outside auditors that would have been incurred absent such registration) shall not be considered Registration Expenses and shall be paid by the Company. If any securities are included in such registration statement that are not owned by a Taylor Holder, then the Taylor Holders shall only pay a pro rata portion of such Registration Expenses, based on the ratio that the aggregate number of Registrable Securities held by the Taylor Holders included in such registration statement bears to the total number of securities included in such registration statement. In no event shall the Taylor Holders be responsible for Registration Expenses where the Demand Registration in question is requested by FIC or the Class A Holders.

1.9	Indemnification.

(a) To the fullest extent permitted by law, the Company will indemnify and hold harmless each Holder, any underwriter (as defined in the Securities Act) for such Holder, their respective affiliates and controlling persons (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the partners, officers, directors members, representatives, agents and employees of each Holder, and each such person (collectively, the “Holder Indemnified Parties”), against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively, a “Violation”) by the Company: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any Free Writing Prospectus prepared by or on behalf of the Company in connection therewith, or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by such registration statement; and the Company will reimburse each such Holder Indemnified Party for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, that the indemnity agreement contained in this Section 1.9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the written consent of the Company, nor shall the Company be liable in any such case to any Holder Indemnified Party for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished by such Holder Indemnified Party under an instrument duly executed by or on behalf of such Holder Indemnified Party expressly for use in connection with such registration; provided further, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Holder Indemnified Party from whom the person asserting any such losses, claims, damages or liabilities purchased shares in the offering, if a copy of the prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Holder Indemnified Party to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the shares to such person, and if the prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability. For purposes of the last proviso to the immediately preceding sentence, the term prospectus” shall not be deemed to include the documents, if any, incorporated therein by reference, and no person who participates as an underwriter in the offering or sale of Registrable Securities or any other person, if any, who controls such underwriter within the meaning of the Securities Act, shall be obligated to send or give any supplement or amendment to any document incorporated by reference in any preliminary prospectus or the final prospectus to any person other than a person to whom such underwriter had delivered such incorporated document or documents in response to a written request therefor. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such party and shall survive the transfer of such securities.

(b) To the extent permitted by law, each Holder shall, if shares held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, each underwriter and each other stockholder selling securities under such registration statement against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing persons may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder under an instrument duly executed by such Holder expressly for use in connection with such registration; and each Holder shall reimburse any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this Section 1.9(b), in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined that there was such Violation; provided, that the indemnity agreement contained in this Section 1.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the written consent of such Holder, which consent shall not be unreasonably withheld; provided further, that the liability of each Holder under this Section 1.9(b) shall be limited to an amount equal to the net proceeds actually received by such Holder in the registered public offering out of which such liability arises, unless such liability arises out of or is based on willful misconduct by such Holder.

(c) Promptly after receipt by an indemnified party under this Section 1.9 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel selected by the indemnifying party and reasonably satisfactory to the indemnified party (or parties); provided, that the indemnified parties shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified parties by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified parties and the indemnifying party. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.9 to the extent so prejudiced, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.9.

(d) If the indemnification provided for in this Section 1.9 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations; provided, however, that (i) in no event shall any contribution by a Holder that is a selling party under this Section 1.9(d) exceed the net proceeds from the offering received by such Holder, and (ii) no Person who is guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) in connection with such offering shall be entitled to contribution from anyone who was not guilty of fraudulent misrepresentation in connection with such offering. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with an underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

(f) The obligations of the Company and Holders under this Section 1.9 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1 and otherwise.

1.10	Rule 144 Reporting.

With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC which may permit the sale of the Registrable Securities to the public without registration or pursuant to a registration on Form S-3, so long as any of the Holders hold any Registrable Securities, the Company agrees to use commercially reasonable efforts to:

(a) make and keep public information available, as those terms are understood and defined in SEC Rule 144;

(b) file with the SEC in a timely manner all annual reports on Form 10-K and quarterly reports on Form 10-Q required of the Company under the Exchange Act;

(c) keep its status as an issuer required to file reports under the Exchange Act;

(d) maintain its eligibility to register the Registrable Securities on a Form S-3 registration statement for resale by the Holders; and

(e) so long as a Holder owns any Registrable Securities, furnish to such Holder forthwith upon written request: (i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144 and the Exchange Act; and (ii) a copy of the most recent annual or quarterly report of the Company.

1.11	Assignment of Registration Rights.

A Holder may assign any or all of its rights hereunder (but only with all related obligations) to any person or entity to whom the Holder may transfer or assign its Common Stock, Series A Preferred or Designated Preferred; provided, that: (i) the Company is, within ten (10) Business Days after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; (ii) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement; and (iii) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Securities Act.

1.12	Additional Restrictions.

So long as this Agreement is in effect, each of the Holders of Registrable Securities agrees that during the 90-day period following the date any Registration Statement (which such Holder had the opportunity to participate in under Section 1.2 or 1.3) with respect to an underwritten public offering of equity securities of the Company becomes effective, such Holder will not request any other registration or effect any public sale or distribution (including any short sale or any transaction that would result in any other Person engaging in any public sale or distribution) of equity securities of the Company or any other security of the Company convertible, exchangeable or exercisable (directly or indirectly) for or into equity securities of the Company (other than pursuant to such Registration Statement) including pursuant to Rule 144 or in a transaction which would require registration under the Securities Act, unless the managing underwriter of such public offering otherwise agrees in writing. If (i) during the period that begins on the date that is 15 calendar days plus three business days before the last day of the 90-day period referred to in the immediately preceding sentence and ends on the last day of such 90-day period, the Company issues an earnings release or material news or a material event relating to the Company occurs, or (ii) prior to the expiration of such 90-day period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of such 90-day period, the restrictions imposed by this preceding sentence shall continue to apply until the expiration of the date that is 15 calendar days plus 3 business days after the date on which the issuance of the earnings release or material news or the material event occurs.

1.13	Confidential Information.

Each Holder of Registrable Securities agrees that any information obtained pursuant to this Agreement which the Company identifies to be proprietary to the Company or otherwise confidential will not be disclosed without the prior written consent of the Company. Notwithstanding the foregoing, each Holder of Registrable Securities may disclose such information, on a need to know basis, to its employees, accountants or attorneys (so long as each such person to whom confidential information is disclosed agrees to keep such information confidential, and such Holder shall be responsible for any breach of the confidentiality obligation by any such person) or to the extent required by applicable law, rule, regulation or court order. Each Holder of Registrable Securities further acknowledges, understands and agrees that any confidential information will not be utilized in connection with purchases and/or sales of the Company’s securities except in compliance with applicable state and federal antifraud statutes.

1.14	Termination of Registration Rights.

No Holder shall be entitled to exercise any right provided for in this Article 1 after such time at which all Registrable Securities held by such Holder (and any affiliate of the Holder or other person with whom such Holder must aggregate sales under Rule 144 of the Securities Act) can be sold without restriction (including volume and manner-of-sale restrictions but excluding any current public information requirement) on a single day without registration in compliance with Rule 144 under the Securities Act (or any similar provision then in effect) and such Holder has received, upon such Holder’s request, an opinion of counsel to the Company to that effect.

2.	Appointment of Taylor Representative.

2.1	Appointment.

Each Taylor Holder (i) irrevocably constitutes and appoints [                ] (the “Taylor Representative”) as such Stockholder’s true and lawful attorney-in-fact and agent, (ii) agrees that this power of attorney is irrevocable and coupled with an interest and (iii) authorizes the Taylor Representative acting for such Taylor Holder and in such Taylor Holder’s name, place and stead, in any and all capacities to do and perform every act and thing required or permitted to be done in connection with the transactions contemplated by this Agreement as fully to all intents and purposes as such Taylor Holder might or could do in person, including:

(a) deliver all notices required to be delivered by such Taylor Holder under this Agreement, including any notice of a Demand Registration;

(b) receive all notices required to be delivered to such Taylor Holder under this Agreement;

(c) select any investment banker(s) or managing underwriter(s) as permitted under this Agreement;

(d) deliver and receive documents, including any registration statements, prospectuses or amendments or supplements thereto, required under or in connection with this Agreement or the transactions contemplated hereby, and to agree to waivers or modifications of any such documents;

(e) execute and deliver such amendments, modifications, alterations and waivers to this Agreement from time to time as the Taylor Representative deems necessary or advisable; and

(f) take any and all action on behalf of such Taylor Holder from time to time as the Taylor Representative may deem necessary or desirable to resolve and/or settle claims under this Agreement.

At any time or from time to time, those Taylor Holders who hold a majority of the then Registrable Securities held by all Taylor Holders may designate, by a writing delivered to the Company, a successor Taylor Representative to serve in place of the Taylor Representative previously appointed. Furthermore, each of the Taylor Holders grants the Taylor Representative the authority to designate a substitute to act in his stead if, at any time, the Taylor Representative is not, or will not be, available to act pursuant to the authority granted hereunder.

2.2	Power-of Attorney.

Each of the Taylor Holders grants unto said attorneys-in-fact and agent full power and authority to do and perform each and every act and thing necessary or desirable to be done in connection with the transactions contemplated hereby, as fully to all intents and purposes as the undersigned Taylor Holder might or could do in person, hereby ratifying and confirming all that the Taylor Representative may lawfully do or cause to be done by virtue hereof. Each of the Taylor Holders acknowledges and agrees that upon execution and delivery by the Taylor Representative of this Agreement or any amendments, modifications, alterations or waivers hereof or agreements, certificates and other documents executed and delivered by the Taylor Representative pursuant to Section 3.1 above, such Taylor Holder shall be bound by such documents as fully as if such Taylor Holder had executed and delivered such documents.

2.3	Successor Representative.

Upon the death, disability or incapacity of the initial Taylor Representative appointed pursuant to Section 3.1, the Taylor Holders, or their personal representatives, holding a majority of the Registrable Securities held by all Taylor Holders shall appoint a replacement reasonably believed by such person as capable of carrying out the duties and performing the obligations of such Taylor Representative hereunder within ten (10) days of such death, disability or incapacity. The Taylor Holders shall thereafter promptly provide the Company with written notice of such replacement.

2.4	Authorized Actions.

Each Taylor Holder agrees that the Company shall be entitled to rely on any action taken by the Taylor Representative, on behalf of the Taylor Holders, pursuant to Section 3.1 (each, an “Authorized Action”), and that each Authorized Action shall be binding on each Taylor Holder as fully as if such Taylor Holder had taken such Authorized Action. The Taylor Holders jointly and severally agree to pay, and to indemnify and hold harmless the Company, its directors and officers and each Person who controls the Company (within the meaning of the Securities Act), from and against any losses, claims, damages, liabilities and expenses which they may suffer, sustain, or become subject to, as the result of any claim by any Person that an Authorized Action is not binding on, or enforceable against, any of the Taylor Holders. The Taylor Holders shall jointly and severally indemnify the Taylor Representative and hold the Taylor Representative harmless against any loss, liability or expense incurred without gross negligence or bad faith on the part of the Taylor Representative and arising out of or in connection with the acceptance or administration of the Taylor Representative’s duties hereunder, including the reasonable fees and expenses of any legal counsel retained by the Taylor Representative. The Taylor Holders further agree that the existence of an actual or possible conflict of interest between the Taylor Representative and the Taylor Holders will not give rise to any presumption against the Taylor Representative nor will it limit or impair his right to indemnification hereunder, absent further evidence of his gross negligence or bad faith.

3.	Miscellaneous.

3.1	Successors and Assigns.

This Agreement will be binding upon and will inure to the benefit of the signatories hereto and their respective successors and permitted assigns (including transferees of any shares of Registrable Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement.

3.2	Governing Law.

This Agreement will be governed by and construed in accordance with the internal Laws of the State of Illinois applicable to contracts made and wholly performed within such state, without regard to any applicable conflict of laws principles.

3.3	Counterparts.

This Agreement may be executed in two or more counterparts, all of which will be considered one and the same agreement and will become effective when counterparts have been signed by each of the parties and delivered to the other parties (which may be facsimile or other form of electronic transmission), it being understood that each party need not sign the same counterpart.

3.4	Notices.

All notices required or permitted pursuant to this Agreement will be in writing and will be deemed to be properly given when actually received by the Person entitled to receive the notice, in the case of the members of the Series A Holders and the Taylor Holders, at the addresses set forth on Exhibits A and B hereto, and in the case of the Company and FIC, at the following addresses:

Taylor Capital Group, Inc.

9550 West Higgins Road

Rosemont, Illinois 60018

Attention: Chief Financial Officer

Financial Investments Corporation

50 East Washington Street

Suite 400

Chicago, Illinois 60602

Attention: President

Any party may provide a different address for purposes of this Section 3.4 with prior written notice to the Company.

3.5	Attorneys’ Fees.

If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney’s fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

3.6	Amendments and Waivers.

Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of at least two-thirds of the Registrable Securities then outstanding. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Registrable Securities then outstanding, each future holder of all such Registrable Securities and the Company. Notwithstanding the foregoing, any amendment or waiver that would affect in any material respect the rights hereunder of any Holder in a manner that is not equivalent to the affect on the rights hereunder of the other Holders of the same type(s) of Registrable Securities as such Holder shall require the consent of such Holder (it being understood and agreed that the application of any provision of this Agreement (other than this Section 3.6) in accordance with its terms shall not be deemed an amendment or waiver for purposes of this provision).

3.7	Other Agreements.

Neither the Company nor any of its subsidiaries has entered, as of the date hereof, nor shall the Company or any of its subsidiaries, on or after the date of this Agreement, enter into any agreement with respect to its securities that (a) would have the effect of impairing the rights granted to the Holders in this Agreement, (b) disadvantages the Holders with respect to their rights hereunder in connection with future registrations or (c) otherwise conflicts with the provisions hereof.

3.8	Specific Performance.

The parties hereby acknowledge and agree that the failure of any party to perform its agreements and covenants hereunder, including its failure to take all actions as are necessary on its part to the consummation of the Transactions, will cause irreparable injury to the other parties for which damages, even if available, will not be an adequate remedy. Accordingly, each party hereby consents to the issuance of injunctive relief by any court of competent jurisdiction to compel performance of such party’s obligations and to the granting by any court of the remedy of specific performance of its obligations hereunder.

3.9	Severability.

The illegality or partial illegality of any of this Agreement, or any provision hereof, will not affect the validity of the remainder of this Agreement, or any provision hereof, and the illegality or partial illegality of this Agreement will not affect the validity of this Agreement in any jurisdiction in which such determination of illegality or partial illegality has not been made, except in either case to the extent such illegality or partial illegality causes this Agreement to no longer contain all of the material provisions reasonably expected by the parties to be contained therein.

3.10	Rules of Construction.

(a) When a reference is made in this Agreement to Articles, Sections, Exhibits or Schedules, such reference will be to an Article or Section or Exhibit or Schedule to this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they will be deemed to be followed by the words without “limitation.” Unless the context otherwise requires, (i) or” is disjunctive but not necessarily exclusive, (ii) words in the singular include the plural and vice versa, and (iii) the use in this Agreement of a pronoun in reference to a party hereto includes the masculine, feminine or neuter, as the context may require. This Agreement will not be interpreted or construed to require any Person to take any action, or fail to take any action, that would violate any applicable Law.

(b) The parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties, and no presumption or burden of proof will arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

3.11 Independent Nature. The decision of each Holder to enter into to this Agreement has been made by such Holder independently of any other Holder. Nothing contained herein, and no action taken by any Holder pursuant hereto or thereto, shall be deemed to constitute the Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holders are in any way acting in concert or as a group. Each Holder confirms that it has independently participated in the review, negotiation and entry into this Agreement with the advice of its own counsel and advisors. The Company has elected to provide all Holders with the same terms and Agreement for the convenience of the Company and not because it was required or requested to do so by the Holders. Each Holder shall be entitled to independently protect and enforce its rights arising out of, and subject to the terms and conditions of, this Agreement.

3.12	Entire Agreement.

This Agreement constitutes the entire agreement and supersedes the 2005 Taylor Registration Rights Agreement (which is hereby terminated in its entirety) and all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Company and the Holders have caused this Registration Rights Agreement to be signed by its officer thereunto duly authorized, all as of the date first written above.

[Signature Page to Registration Rights Agreement]

EXHIBIT G

MANAGEMENT SERVICES AGREEMENT

MANAGEMENT SERVICES AGREEMENT

This Management Services Agreement (the “Agreement”) is entered into as of September         , 2008, by and between Taylor Capital Group, Inc. (the “Company”) and Financial Investments Corporation (the “Advisor”).

WHEREAS, the Company and certain investors have entered into a Securities Purchase Agreement, dated as of September 4, 2008 (the “Securities Purchase Agreement”);

WHEREAS, it is a condition to the closing of the transactions contemplated by the Securities Purchase Agreement that the Company and Advisor shall have entered into this Agreement; and

WHEREAS, the Company wishes to retain the Advisor to provide certain management and advisory services to the Company, and the Advisor is willing to provide such services on the terms set forth below.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Services. The Advisor hereby agrees that, during the term of this Agreement (the “Term”), it will provide to the Company, to the extent requested by the Company and mutually agreed by the Company and the Advisor, management, advisory and consulting services (the “Services”) in relation to the affairs of the Company. The Services shall include, without limitation:

(a) advice in connection with the negotiation and consummation of agreements, contracts, documents and instruments necessary to provide the Company with financing on terms and conditions satisfactory to the Company and its subsidiaries;

(b) advice in connection with acquisition, disposition and change of control transactions involving the Company or its subsidiaries;

(c) financial, managerial and operational advice in connection with day-to-day operations of the Company, including, without limitation, advice with respect to the development and implementation of strategies for improving the operating, marketing and financial performance of the Company or its subsidiaries; and

(d) such other services (which may include financial and strategic planning and analysis, consulting services, human resources and executive recruitment services and other services) as the Advisor and the Company may from time to time agree in writing.

The Advisor shall provide the Services by and through itself and/or its affiliates, officers, employees and/or representatives (collectively hereinafter referred to as the “Advisor

Designees”), as such Advisor in its reasonable discretion may designate from time to time. The Advisor and the Advisor Designees will devote such time and efforts to the performance of the Services contemplated hereby as the Advisor deems reasonably necessary or appropriate; provided, however, that no minimum number of hours is required to be devoted by the Advisor or any of the Advisor Designees on a weekly, monthly, annual or other basis. The Company acknowledges that each of the Services is not exclusive to the Company or its subsidiaries, and that the Advisor and the Advisor Designees may render similar services to other persons and entities, subject to any other contractual or fiduciary obligations any such person may have to the Company or any of its subsidiaries. The Advisor acknowledges and agrees that the Company or its subsidiaries may from time to time engage one or more investment bankers, financial advisers, consultants or service provides to provide services in addition to, or in lieu of, the Services provided by the Advisor and the Advisor Designees under this Agreement. In providing the Services to the Company or its subsidiaries, the Advisor and Advisor Designees will act as independent contractors and it is expressly understood and agreed that this Agreement is not intended to create, and does not create, any partnership, agency, joint venture or similar relationship and that no party has the right or ability to contract for or on behalf of any other party or to effect any transaction for the account of any other party.

2. Compensation.

(a) On the date hereof, in full consideration for the Services, the Company will pay to the Advisor a fee of $750,000 in cash and will issue to the Advisor or its designee a warrant to purchase 500,000 shares of the Company’s Common Stock, in the form attached hereto as Exhibit A. Such compensation shall not be refundable under any circumstances.

(b) In addition to the compensation to be paid pursuant to Section 2(a), the Company hereby agrees to pay or reimburse Advisor for all Reimbursable Expenses (hereinafter defined). For purposes of this Agreement, “Reimbursable Expenses” shall mean all reasonable and documented disbursements and out-of-pocket expenses, including, without limitation, (i) costs of travel, that are incurred by Advisor or its affiliates for the account of the Company or in connection with the performance by Advisor of the Services contemplated in this Agreement, in each case, in accordance with the related policies of the Company for reimbursement of such expenses, and (ii) costs of the Advisor or any Advisor Designee in enforcing its rights pursuant to this Agreement. The Company shall pay Advisor within 30 days of receipt by the Company of an invoice including reasonably detailed descriptions and supporting documentation of any Reimbursable Expenses.

3. Board of Director Designees. From the date hereof until the first date that both (a) the Restated Charter (as defined in the Stock Purchase Agreement) has been filed with the Secretary of State and the Series A Preferred (as defined in the Stock Purchase Agreement) has been issued and (b) both (x) fewer than 800,000 shares of Series A Preferred are issued and outstanding (subject to anti-dilution adjustment for stock splits, stock dividends and the like with respect to Series A Preferred) and (y) the outstanding shares of Series A Preferred represent less than 10% or more of the Total Voting Power (as defined in the Stock Purchase Agreement):

A. The Company shall make its best effort to cause two persons designated by Advisor (such persons, together with their successors as set forth in F. below, the “Designees”)

to be elected to the Board of Directors of the Company (it being understood that such Designees shall be considered the director candidates of the Advisor in accordance with Section 2.9 of the Amended and Restated By-laws (as defined in the Stock Purchase Agreement));

B. At each meeting of the stockholders of the Company at which directors of the Company are to be elected and in each proxy statement relating thereto, the Company shall recommend that the stockholders elect the Designees to the Board of Directors of the Company;

C. The Company shall cause the Designees to be elected to and maintained as a member of the Board of Directors of the Bank;

D. Each Designee that is not an employee of the Company and that is elected to the Board of Directors of the Company shall be entitled to and shall receive customary cash, equity and other compensation for board service on the same terms and conditions as other non-employee directors of the Company;

E. The Company shall enter into an indemnification agreement with each Designee that is elected to the Board of Directors of the Company in the form attached as Exhibit H to the Stock Purchase Agreement or such other form as such Designee and the Company mutually agree; and

F. In the event there is any vacancy on the Board of Directors as a result of a Designee no longer serving as a member of the Board of Directors of the Company or the Bank for any reason, the Company shall cause such vacancy to be filled by a person designated by Advisor.

Notwithstanding the foregoing, the rights granted to Advisor pursuant to this paragraph shall immediately cease upon a Change in Control of Advisor. For this purpose, a “Change in Control of Advisor” shall occur on the first date on which a majority of the outstanding voting securities of Advisor are no longer beneficially owned by the Harrison I. Steans 2004 Multigenerational Trust (the “Current Registered Holder”) and Permitted Transferees (as defined below). For purposes of this paragraph, a “Permitted Transferee” shall mean any (a) nominee of such Current Registered Holder (provided that such Current Registered Holder continues to have beneficial ownership, as such term is defined under Section 13(d) of the Securities Exchange Act of 1934, as amended, of such voting securities of the Advisor), (b) a beneficiary or trustee of such Current Registered Holder or any child, stepchild, descendant, parent, stepparent, spouse, widow, widower, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of any such person, and any person (other than a tenant or employee) sharing the household of such person (the “Family Members”), (c) any estate of a Family Member, or any trust of which any Family Member is a trustee or any trust established by or for the benefit of one or more Family Members, (d) any charitable organizations which qualify as exempt organizations under Section 501(c) of the Internal Revenue Code of 1986, as amended, which is established and controlled by one or more Family Members (a “Family Charitable Organization”); (e) any corporation of which a majority of the voting power or a majority of the equity interest is held, directly or indirectly, by or for the benefit of one or more Family Members, estates or trusts described in clause (c) above, or Family Charitable Organizations; or (f) any partnership, limited liability company or other entity or arrangement of which a majority of the voting interest or a majority of the economic interest is held, directly or indirectly, by or for the benefit of one or more Family Members, estates or trusts described in clause (c) above, or Family Charitable Organizations. The Advisor represents and warrants that the Current Registered Holder is the registered holder of all of the voting securities of the Advisor as of                     , 2008. The Advisor covenants and agrees to provide the Company with written notice of a Change of Control of Advisor within 5 business days following the effectuation thereof.

The foregoing obligations shall not limit or preclude the Board of Directors of the Company or the Bank from taking or failing to take any action that the Board of Directors of the Company or the Bank determines in good faith, consistent with the legal opinion of its outside legal counsel, that to do otherwise would violate its fiduciary duties under applicable law.

4. Term. This Agreement will continue in full force and effect until June 30, 2009, unless earlier terminated by the mutual agreement of the parties hereto; provided that notwithstanding the foregoing, the terms of Sections 2 through 15 hereof shall survive any termination of this Agreement.

5. Indemnification.

(a) Scope of Indemnity. The Company will indemnify, defend and hold harmless the Advisor and the Advisor Designees and each of their respective affiliates, stockholders, partners, directors, officers, employees, agents and controlling persons (collectively, the “Indemnitees”) from and against any and all actual liabilities, losses, damages, costs and out-of-pocket expenses (including reasonable attorneys’ fees and expenses) incurred by the Indemnitees or any of them before or after the date of this Agreement (collectively, the “Indemnified Liabilities”), arising out of any action, cause of action, suit, arbitration, investigation or claim arising out of, in connection with or relating to, this Agreement or the engagement of the Advisor pursuant to, or the performance by the Advisor of the Services contemplated by, this Agreement.

(b) Notwithstanding the foregoing, the indemnification rights set forth in Section 5(a) hereof will not be available to the extent that any such Indemnified Liabilities result from, or arise on account of, an Indemnitee’s gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction to such effect.

(c) To the extent that the provisions of Section 5(b) are determined to apply to any Indemnitee as to any previously advanced indemnity payments made by the Company, then such payments will be promptly repaid by such Indemnitee to the Company.

(d) In and to the extent the obligations of the Company pursuant to Section 5(a) are determined by a final non-appealable judgment of a court of competent jurisdiction to be unenforceable for any reason, the Company hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

(e) The Company hereby agrees that this Section 5, and Section 6 below, shall be applicable and enforceable with respect to any of the Services provided by Advisor or an Advisor Designee prior to the date first written above.

(f) The rights of any Indemnitee to indemnification hereunder will be in addition to any rights any such person may have under any other agreement or instrument to which such Indemnitee is or becomes a party or is or otherwise becomes a beneficiary or under law or regulation.

6. Disclaimer; Standard of Care.

(a) No Advisor or Advisor Designee makes any representations or warranties, express or implied, in respect of the Services to be provided by the Advisor or the Advisor Designees hereunder. In no event will the Advisor, the Advisor Designees or Indemnitees be liable to the Company or any of its affiliates for any act, alleged act, omission or alleged omission that does not constitute gross negligence or willful misconduct of the Advisor or the Advisor Designees as determined by a final determination of a court of competent jurisdiction.

(b) In no event will an Advisor, Advisor Designee or any of their respective Indemnitees be liable to the Company or any of its stockholders, affiliates, officers or directors for any indirect, special, incidental or consequential damages, including, without limitation, lost profits or savings, or for any third party claims (whether based in contract, tort or otherwise)relating to the services to be provided by Advisor or an Advisor Designee hereunder.

(c) Subject to any other contractual or fiduciary obligations any such person may have to the Company or any of its subsidiaries, the Advisor, the Advisor designee and their respective Indemnitees will have the right: (A) to directly or indirectly engage in any business (including, without limitation, any business activities or lines of business that are the same or similar to those pursued by, or competitive with, the Company and its subsidiaries), (B) to directly or indirectly do business with the Company, its subsidiaries or their respective customers and (C) not to present potential transactions, matters or business opportunities to the Company or any of its subsidiaries, and to pursue, directly or indirectly, any such opportunity for itself, and to direct any such opportunity to another Person.

7. Assignment. Except as provided below, none of the parties hereto will have the right to assign this Agreement without the prior written consent of the other party.

8. Amendments and Waivers. This Agreement may be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may be given, provided that the same are in writing and signed by the parties hereto. No waiver on any one occasion will extend to or effect or be construed as a waiver of any right or remedy on any future occasion. No course of dealing of any person nor any delay or omission in exercising any right or remedy will constitute an amendment of this Agreement or a waiver of any right or remedy of any party hereto.

9. Governing Law; Jurisdiction. THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS, WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES THEREOF. ANY

ACTION OR PROCEEDING AGAINST THE PARTIES RELATING IN ANY WAY TO THIS AGREEMENT MAY BE BROUGHT AND ENFORCED EXCLUSIVELY IN THE COURTS OF THE STATE OF ILLINOIS OR (TO THE EXTENT SUBJECT MATTER JURISDICTION EXISTS THEREFOR) THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS SITTING IN CHICAGO, AND THE PARTIES IRREVOCABLY SUBMIT TO THE JURISDICTION OF BOTH SUCH COURTS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING.

10. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

11. Entire Agreement. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and supersedes any prior communication or agreement with respect thereto.

12. Notice. All notices, demands, and communications required or permitted under this Agreement will be in writing and will be effective if served upon such other party and such other party’s copied persons as specified below to the address set forth for it below (or to such other address as such party will have specified by notice to each other party) if (i) delivered personally, (ii) sent and received by facsimile, (iii) sent by electronic mail or (iv) sent by certified or registered mail or by Federal Express, DHL, UPS or any other comparably reputable overnight courier service, postage prepaid, to the appropriate address as follows:

If to the Company, to:

Taylor Capital Group, Inc.

9550 West Higgins Road

Rosemont, Illinois 60018

Facsimile: (847) 653-7890

Attention: Mr. Bruce W. Taylor

with a copy (which shall not constitute notice) to:

Katten Muchin Rosenman LLP

525 West Monroe Street

Chicago, Illinois 60661

Facsimile: (312) 902-1061

Attention: Jeffrey R. Patt, Esq.

If to Advisor, to:

Financial Investments Corporation

50 E. Washington Street

Suite 400

Chicago, IL 60602

Facsimile: (312) 494-1494

Attention: Harrison I. Steans

                  Jennifer W. Steans

with a copy (which shall not constitute notice) to:

Sonnenschein Nath & Rosenthal LLP

7800 Sears Tower

Chicago, IL 60606

Facsimile: (312) 876-7934

Attention: Donald G. Lubin, Esq.

Unless otherwise specified herein, such notices or other communications will be deemed effective, (a) on the date received, if personally delivered or sent by facsimile or electronic mail during normal business hours, (b) on the business day after being received if sent by facsimile or electronic mail other than during normal business hours, (c) one business day after being sent by Federal Express, DHL or UPS or other comparably reputable delivery service and (d) five business days after being sent by registered or certified mail. Each of the parties hereto will be entitled to specify a different address by giving notice as aforesaid to each of the other parties hereto.

13. Severability. If in any proceedings a court will refuse to enforce any provision of this Agreement, then such unenforceable provision will be deemed eliminated from this Agreement for the purpose of such proceedings to the extent necessary to permit the remaining provisions to be enforced. To the full extent, however, that the provisions of any applicable law may be waived, they are hereby waived to the end that this Agreement be deemed to be valid and binding agreement enforceable in accordance with its terms, and in the event that any provision hereof will be found to be invalid or unenforceable, such provision will be construed by limiting it so as to be valid and enforceable to the maximum extent consistent with and possible under applicable law.

14. Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to specific performance of the terms and provisions hereof, in addition to any other remedy to which they are entitled to at law or in equity.

15. Counterparts. This Agreement may be executed in any number of counterparts and by each of the parties hereto in separate counterparts (which may be transmitted by facsimile or other electronic transmission), each of which when so executed will be deemed to be an original and all of which together will constitute one and the same agreement.

[Signature Page to Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

COMPANY:

TAYLOR CAPITAL GROUP, INC.

By:
Name:	Bruce W. Taylor
Title:	Chief Executive Officer

ADVISOR:

FINANCIAL INVESTMENTS CORPORATION

By:
Name:
Title:

[Signature Page of Exhibit 10(b)(1) - Management Services Agreement]

EXHIBIT A

FORM OF WARRANT

[See Form of FIC Warrant

attached as Exhibit J

to the Securities Purchase

Agreement]

EXHIBIT H

FORM OF INDEMNIFICATION AGREEMENT

INDEMNIFICATION AGREEMENT

This INDEMNIFICATION AGREEMENT (this “Agreement”) is made and entered into this          day of                     , 2008 (the “Effective Date”) by and between Taylor Capital Group, Inc., a Delaware corporation (the “Company”), and                                          (the “Indemnitee”).

WHEREAS, upon the receipt of stockholder approval and the filing with the Secretary of State of Delaware of the Restated Charter (as defined in that certain Securities Purchase Agreement dated as of August ___, 2008 between the Company and each of the investors listed on the Schedule of Buyers attached thereto), the power and authority conferred upon the Company’s Board of Directors (the “Board of Directors” or the “Board”) by the DGCL (as defined herein) will be exercised and performed, in accordance with Section 141(a) thereof, by the Board of Directors; provided, however, that pursuant to Section 141(a) of the DGCL certain of such powers and authority of the Board of Directors shall also be exercised by and require the further approval of the Executive Committee described in Article Fifth of the Restated Charter (the “Executive Committee”);

WHEREAS, the Company believes it is essential to retain and attract qualified directors and Executive Committee members and the Indemnitee is a director and/or member of the Executive Committee of the Company, and both the Company and the Indemnitee recognize the increased risk of litigation and other claims being asserted against directors and governing bodies of public companies;

WHEREAS, the Company’s Amended and Restated By-laws (the “By-laws”) require the Company to indemnify and advance expenses to its directors and Executive Committee members to the fullest extent permitted by the DGCL;

WHEREAS, the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) as currently in effect provides for exculpation of director liability to the fullest extent permitted by the DGCL;

WHEREAS, in recognition of the Indemnitee’s need for (i) substantial protection against personal liability based on the Indemnitee’s reliance on the Certificate of Incorporation and By-laws, (ii) specific contractual assurance that the protection promised by the Certificate of Incorporation and By-laws will be available to the Indemnitee, regardless of, among other things, any amendment to the Certificate of Incorporation and By-laws, or any change in the composition of the Board of Directors or the Executive Committee, or any acquisition transaction relating to the Company, and as an inducement to continue to provide effective services to the Company as a director and/or Executive Committee member thereof, the Company wishes to provide for the indemnification of the Indemnitee and to provide for the advancement of expenses to the Indemnitee to the fullest extent permitted by law and as set forth in this Agreement, and, to the extent insurance is maintained by the Company, to provide for the continued coverage of the Indemnitee under the Company’s directors’ and officers’ liability insurance policies;

WHEREAS, the Board has determined that contractual indemnification as set forth herein is reasonable and prudent and promotes the best interests of the Company and its stockholders;

WHEREAS, this Agreement is a supplement to and in furtherance of the provisions in the Certificate of Incorporation and By-laws and any resolutions adopted pursuant thereto, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder;

WHEREAS, the Company desires and has requested Indemnitee to serve or continue to serve as a director and/or Executive Committee member of the Company free from undue concern for unwarranted claims for damages arising out of or related to such services to the Company, and Indemnitee is willing to serve or continue to serve the Company on the condition that he is furnished the indemnity provided for herein.

NOW, THEREFORE, in consideration of the premises and the covenants contained herein and of the Indemnitee continuing to serve the Company directly or, at its request, with another enterprise, and intending to be legally bound hereby, the parties hereto agree as follows:

1. Certain Definitions.

(a) A “Change in Control” shall be deemed to have occurred if or upon:

(i) the stockholders of the Company approve the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the Company’s assets (determined on a consolidated basis) to any person or group (as such term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (“Exchange Act”);

(ii) the stockholders of the Company approve a merger or consolidation of the Company with any other person, other than a merger or consolidation which would result in the Voting Securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least 60% of the total voting power represented by the Voting Securities of the Company or such surviving entity outstanding immediately after such merger or consolidation;

(iii) the stockholders of the Company approve the adoption of a plan the consummation of which would result in the liquidation or dissolution of the Company;

(iv) the acquisition, directly or indirectly, by any person or group (as such term is used in Section 13(d)(3) of the Exchange Act) (other than (a) a trustee or other fiduciary holding securities under an employee benefit plan of the Company; or (b) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company) of beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of more than 33 1/3% of the aggregate voting power of the Voting Securities of the Company; or

(v) during any period of two consecutive years, individuals who at the beginning of such period composed the Board of Directors (together with any new directors whose election by such Board of Directors or whose nomination for election by

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the stockholders of the Company was approved by a vote of 66 2/3% of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office.

(b) “DGCL” shall mean the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended or interpreted; provided, however, that in the case of any such amendment or interpretation, only to the extent that such amendment or interpretation permits the Company to provide broader indemnification rights than were permitted prior thereto.

(c) “Expense” shall mean any expense, liability, or loss, including reasonable attorneys’ fees, judgments, fines, ERISA excise taxes and penalties, amounts paid or to be paid in settlement, any interest, assessments, or other charges imposed thereon, any federal, state, local, or foreign taxes imposed as a result of the actual or deemed receipt of any payments under this Agreement, and all other costs and obligations, paid or incurred in connection with investigating, defending, being a witness in, participating in (including in the case of an appeal resulting from any Proceeding, the premium, security for, and other costs relating to any cost bond, supersedeas bond, or other appeal bond or its equivalent), or preparing for any of the foregoing in, any Proceeding relating to any Indemnifiable Event.

(d) “Indemnifiable Event” shall mean any event or occurrence that takes place either prior to or after the execution of this Agreement, related to the fact that the Indemnitee is or was a director and/or Executive Committee member of the Company, or while a director and/or Executive Committee member is or was serving at the request of the Company as a director, officer, employee, or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, or by reason of anything done or not done by the Indemnitee in any such capacity, whether or not the basis of the Proceeding is alleged action in an official capacity.

(e) “person” shall mean any individual, corporation, general partnership, limited partnership, limited liability partnership, joint venture, association, joint-stock company, trust, limited liability company, unincorporated organization or government or any agency or political subdivision thereof.

(f) “Proceeding” shall mean any threatened, pending or completed action, suit, investigation or proceeding, and any appeal thereof, whether civil, criminal, administrative or investigative and/or or any alternative dispute resolution mechanism (including an action by or in the right of the Company), and/or any inquiry or investigation, whether conducted by the Company or any other party, that the Indemnitee in good faith determines would reasonably be expected to lead to the institution of any such action, suit, or proceeding, whether civil, criminal, administrative, investigative, or other.

(g) “Reviewing Party” shall mean, prior to any Change in Control, any appropriate person or body consisting of a member or members of the Board or any other person or body appointed by the Board who is not a party to the particular Proceeding with respect to which Indemnitee is seeking indemnification. After a

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Change in Control (other than a Change in Control approved by a majority of the directors on the Board who were directors immediately prior to such Change in Control), the special independent counsel referred to in Section 7 below shall become the Reviewing Party.

(h) “Voting Securities” shall mean any securities of the Company which are entitled to vote generally in matters (other than the election of directors) submitted for a vote of the Company’s stockholders.

2. Indemnification.

(a) General Agreement. In the event Indemnitee was, is, or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, a Proceeding by reason of (or arising in part out of) an Indemnifiable Event, the Company shall indemnify Indemnitee from and against any and all Expenses to the fullest extent permitted by law, as the same exists or may hereafter be amended or interpreted (but in the case of any such amendment or interpretation, only to the extent that such amendment or interpretation permits the Company to provide broader indemnification rights than were permitted prior thereto).

(b) Certain Exceptions. Indemnitee shall not be entitled to indemnification pursuant to this Agreement:

(i) in connection with any Proceeding initiated by Indemnitee against the Company or any director or officer of the Company, and not by way of defense, including without limitation, any affirmative defenses or counterclaims, unless (x) the Company has joined in or the Board has consented to the initiation of such Proceeding; or (y) the Proceeding is one to enforce indemnification rights under Section 6;

(ii) for an accounting of profits made from the purchase and sale (or sale and purchase) by Indemnitee of securities of the Company within the meaning of Section 16(b) of the Exchange Act or similar provisions of applicable state law;

(iii) pursuant to Sections 304 of the Sarbanes-Oxley Act of 2002, as amended, or any rule or regulation promulgated pursuant thereunder; or

(iv) if, and to the extent, that it is ultimately determined by a court of competent jurisdiction in a final judgment, not subject to appeal, that such indemnification is prohibited by applicable law.

(c) Mandatory Indemnification. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee has been successful on the merits or otherwise in defense of any Proceeding relating in whole or in part to an Indemnifiable Event or in defense of any issue or matter therein, Indemnitee shall be indemnified against all Expenses incurred in connection therewith.

(d) Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of Expenses, but not, however, for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled.

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3. Indemnification Procedures.

(a) Notice of Indemnifiable Event. Indemnitee shall give the Company notice as soon as reasonably practicable of any Indemnifiable Event of which Indemnitee becomes aware, provided that any failure to so notify the Company shall not relieve the Company of any of its obligations under this Agreement, except if, and then only to the extent that, the Company establishes that such omission was materially prejudicial to the Company and such failure increases the liability of the Company under this Agreement.

(b) Notice to Insurers. If, at the time the Company receives notice of an Indemnifiable Event, whether pursuant to Section 3(a) above or otherwise, and the Company has liability insurance in effect which may cover such Indemnifiable Event, the Company shall give prompt written notice of such Indemnifiable Event to the insurers in accordance with the procedures set forth in each of the applicable policies of insurance. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such Indemnifiable Event in accordance with the terms of such policies; provided that nothing in this Section 3(b) shall affect the Company’s obligations under this Agreement or the Company’s obligations to comply with the provisions of this Agreement in a timely manner as provided.

(c) Selection of Counsel. With respect to any Proceeding for which indemnification or advances of expenses is requested pursuant to this Agreement, the Company will be entitled to participate in any Proceeding at its own expense and, except as otherwise provided below, to the extent that it may wish, the Company may assume the defense of any Proceeding for which indemnification is sought hereunder with counsel satisfactory to the Indemnitee (such approval not to be unreasonably withheld). The Indemnitee will have the right to employ the Indemnitee’s counsel in any Proceeding, but the fees and expenses of the Indemnitee’s counsel incurred after the Company assumes the defense of the Proceeding will be at the expense of the Indemnitee, unless (i) the employment of counsel by the Indemnitee has been authorized by the Company, (ii) the Indemnitee has concluded following consultation with counsel that there is a reasonable likelihood that a conflict of interest exists between the Company and the Indemnitee in the conduct of the defense of a Proceeding, or (iii) the Company has not in fact employed counsel to assume the defense of a Proceeding. In each of the foregoing cases the fees and expenses of the Indemnitee’s counsel will be at the expense of the Company. Notwithstanding the foregoing, the Company shall not be entitled to assume the defense of any Proceeding brought by or in the name or right of the Company or any Proceeding as to which you have concluded that there may be a conflict of interest between the Company and you.

4. Advancement of Expenses. The Company shall advance any and all Expenses to Indemnitee in connection with any Proceeding (an “Expense Advance”), and such advancement shall be made as soon as practicable and in any event within 10 business days after the receipt by the Company of a written notice from Indemnitee requesting such advances from time to time; provided, however, that if required by applicable law such Expenses shall be advanced only upon

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delivery to the Company of a written undertaking by or on behalf of the Indemnitee to repay such amount only if, and then only to the extent, it is ultimately determined by a court of competent jurisdiction in a final judgment, not subject to appeal, that the Indemnitee is not entitled to be indemnified by the Company and, provided further that no advancement of Expenses hereunder shall include any amounts paid or to be paid in settlement by Indemnitee, or the amount of any judgments or fines against Indemnitee if and to the extent Delaware law expressly prohibits such payments by reason of any adjudication of liability of Indemnitee to the Company in a Proceeding by or in the name of the Company, unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is entitled to payment for such Expenses as such court shall deem proper. Advances shall continue until final disposition, not subject to appeal, of any Proceeding and shall be made without regard to Indemnitee’s ability to repay the expenses and without regard to Indemnitee’s ultimate entitlement to indemnification under the other provisions of this Agreement. This Section 4 shall not apply to any claim made by Indemnitee (a) for which indemnity is excluded pursuant to Section 2(b).

5. Review Procedure for Indemnification. Notwithstanding the foregoing, the obligations of the Company under Section 2 above shall be subject to the condition that the Reviewing Party shall not have determined (in a written opinion, in any case in which the special independent counsel referred to in Section 7 hereof is the Reviewing Party) that the Indemnitee would not be permitted to be indemnified under applicable law; provided, however, that if the Indemnitee has commenced legal proceedings in a court of competent jurisdiction pursuant to Section 6 below to secure a determination that the Indemnitee should be indemnified under applicable law, any determination made by the Reviewing Party that the Indemnitee would not be permitted to be indemnified under applicable law shall not be binding and the Indemnitee shall not be required to reimburse the Company for any Expense Advance until a final judicial determination is made with respect thereto (as to which all rights of appeal therefrom have been exhausted or have lapsed). The Indemnitee’s obligation to reimburse the Company for Expense Advances pursuant to this Section 5 shall be unsecured and no interest shall be charged thereon. If there has not been a Change in Control, the Reviewing Party shall be selected by the Board, and if there has been such a Change in Control, other than a Change in Control which has been approved by a majority of the Company’s Board who were directors immediately prior to such Change in Control, the Reviewing Party shall be the special independent counsel referred to in Section 7 hereof.

6. Enforcement of Indemnification Rights.

(a) Enforcement Proceedings. If the Reviewing Party determines that the Indemnitee substantively would not be permitted to be indemnified in whole or in part under applicable law, or if the Indemnitee has not otherwise been paid in full pursuant to Sections 2 and 3 above within 10 business days after a written demand has been received by the Company, the Indemnitee shall have the right to commence litigation in any court in the State of Delaware having subject matter jurisdiction thereof and in which venue is proper to recover the unpaid amount of the demand (an “Enforcement Proceeding”) and, if successful in whole or in part, the Indemnitee shall be entitled to be paid any and all Expenses in connection with such Enforcement Proceeding. The Company hereby consents to service of process for such Enforcement Proceeding and to appear in any such Enforcement Proceeding. Any determination by the Reviewing Party not challenged by the Indemnitee shall be binding on the Company and Indemnitee. The remedy provided for in this Section 6 shall be in addition to any other remedies available to Indemnitee at law or in equity.

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(b) Defense to Indemnification, Burden of Proof, and Presumptions. It shall be a defense to any action brought by Indemnitee against the Company to enforce this Agreement (other than an action brought to enforce a claim for Expenses incurred in defending a Proceeding in advance of its final disposition) that it is not permissible under applicable law for the Company to indemnify Indemnitee for the amount claimed. In connection with any such action or any determination by the Reviewing Party or otherwise as to whether Indemnitee is entitled to be indemnified hereunder, the burden of proving such a defense or determination shall be on the Company. Neither the failure of the Reviewing Party or the Company (including its Board, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action by Indemnitee that indemnification of the claimant is proper under the circumstances because Indemnitee has met the standard of conduct set forth in applicable law, nor an actual determination by the Reviewing Party or Company (including its Board, independent legal counsel, or its stockholders) that the Indemnitee had not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the Indemnitee has not met the applicable standard of conduct.

For purposes of this Agreement, to the fullest extent permitted by law, (1) the termination of any Proceeding, action, suit, or claim, by judgment, order, settlement (whether with or without court approval), conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law, and (2) Indemnitee shall be deemed, for purposes of any determination of good faith, to have acted in good faith if Indemnitee’s action is based on the records or books of account of the Company, including financial statements and regulatory reports, or on information supplied to Indemnitee by the officers of the Company in the course of their duties, or on the advice of legal counsel for the Company or the Board or the Executive Committee or counsel selected by any committee of the Board or on information or records given or reports made to the Company by an independent certified public accountant or by an appraiser, investment banker or other expert selected with reasonable care by the Company or the Board or the Executive Committee or any committee of the Board. The knowledge and/or actions, or failure to act, of any director, Executive Committee member, officer, agent or employee of the Company or other covered enterprise shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement.

The provisions of this Section 6(b) shall not be deemed to be exclusive or to limit in any way the other circumstances in which the Indemnitee may be deemed to have met the applicable standard of conduct set forth in this Agreement.

7. Change in Control. The Company agrees that if there is a Change in Control of the Company (other than a Change in Control which has been approved by a majority of the Company’s Board who were directors immediately prior to such Change in Control), then with respect to all matters thereafter arising concerning the rights of the Indemnitee to indemnity payments and Expense Advances under this Agreement or any other agreement or under applicable law or the Certificate of Incorporation or By-laws now or hereafter in effect relating to indemnification for Indemnifiable Events, the Company shall seek legal advice only from special independent counsel selected by the Indemnitee and approved by the Company, which approval shall not be unreasonably withheld. Such special independent counsel shall not have

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otherwise performed services for the Company or the Indemnitee, other than in connection with such indemnification matters, within the last five years. Such independent counsel shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or the Indemnitee in an action to determine the Indemnitee’s rights under this Agreement. Such counsel, among other things, shall render its written opinion to the Company and the Indemnitee as to whether and to what extent the Indemnitee would be permitted to be indemnified under applicable law. The Company agrees to furnish a reasonable retainer to and pay the reasonable fees of the special independent counsel referred to above and to indemnify fully such counsel against any and all expenses (including reasonable attorneys’ fees), claims, liabilities and damages arising out of or relating to this Agreement or the engagement of special independent counsel pursuant to this Agreement.

8. Non-exclusivity. The rights of the Indemnitee hereunder shall be in addition to any other rights the Indemnitee may have under any statute, provision of the Certificate of Incorporation or By-laws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office. To the extent that a change in applicable law (whether by statute or judicial decision) permits greater indemnification by agreement than would be afforded currently under the Certificate of Incorporation and By-laws and this Agreement, it is the intent of the parties hereto that the Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change.

9. Liability Insurance. To the extent the Company maintains an insurance policy or policies providing directors’ and officers’ liability insurance, the Indemnitee shall be covered by such policy or policies, in accordance with its or their terms, in such a manner as to provide Indemnitee with the same rights and benefits as are accorded to the most favorably insured of the Company’s directors or officers.

10. Settlement of Claims. The Company shall not be liable to indemnify the Indemnitee under this Agreement for any amounts paid in settlement of any action, suit, claim or proceeding effected without the Company’s written consent, which consent shall not be unreasonably withheld; provided, however, that if a Change in Control has occurred (other than a Change in Control approved by a majority of the directors on the Board who were directors immediately prior to such Change in Control), the Company shall be liable for indemnification of Indemnitee for amounts paid in settlement and otherwise permitted hereunder and not prohibited by any applicable law if the independent counsel referred to in Section 7 above has approved the settlement. The Company shall not settle any action, suit or proceeding in any manner that would impose any fine or other penalty or obligation on Indemnitee without Indemnitee’s prior written consent.

11. Amendment of this Agreement. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be binding unless in the form of a writing signed by the party against whom enforcement of the waiver is sought, and no such waiver shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver. Except as specifically provided herein, no failure to exercise or any delay in exercising any right or remedy hereunder shall constitute a waiver thereof.

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12. Subrogation. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

13. No Duplication of Payments. The Company shall not be liable under this Agreement to make any payment in connection with any claim made against Indemnitee to the extent the Indemnitee has otherwise actually received payment (under any insurance policy, Certificate of Incorporation, By-law, vote, agreement or otherwise) of the amounts otherwise indemnifiable hereunder.

14. Binding Effect; Successors; Duration.

(a) The rights of the Indemnitee hereunder shall vest immediately and fully upon entry into this Agreement and shall remain fully vested after Indemnitee has ceased to be a director and/or Executive Committee member. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns, including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company, spouses, heirs, executors, administrators and personal and legal representatives.

(b) The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all, substantially all, or a substantial part, of the business and/or assets of the Company, by written agreement in form and substance satisfactory to the Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

(c) This Agreement may not be terminated except by a writing to that effect executed by the parties hereto. All agreements and obligations of the Company contained herein shall continue during the period that Indemnitee is a director, Executive Committee member, officer or agent of the Company and shall continue until and terminate upon the later of (i) ten years after Indemnitee has ceased to serve as a director, Executive Committee member, officer or agent of the Company, as the case may be, or (ii) one year after the final termination of all pending or threatened Proceedings of the kind described herein with respect to Indemnitee.

15. Contribution. To the fullest extent permissible under applicable law, if, and to the extent, the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever, the Company, in lieu of indemnifying Indemnitee, shall contribute to the amount incurred by Indemnitee, whether for judgments, fines, penalties, excise taxes, amounts paid or to be paid in settlement and/or for Expenses, in connection with any claim relating to an indemnifiable event under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect (i) the relative benefits received by the Company and Indemnitee as a result of the event(s) and/or transaction(s) giving cause to such Proceeding; and/or (ii) the relative fault of the Company (and its directors, officers, employees and agents) and Indemnitee in connection with such event(s) and/or transaction(s). No Person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not found guilty of such fraudulent misrepresentation.

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16. Mutual Acknowledgment. Both the Company and Indemnitee acknowledge that, in certain instances, Federal law or public policy may override applicable state law and prohibit the Company from indemnifying its directors, Executive Committee members and officers under this Agreement or otherwise. For example, the Company and Indemnitee acknowledge that the SEC has taken the position that indemnification is not permissible for liabilities arising under certain Federal securities laws, and Federal legislation prohibits indemnification for certain ERISA violations. Indemnitee understands and acknowledges that the Company has undertaken, or may be required in the future to undertake, with the SEC to submit the question of indemnification to a court in certain circumstances for a determination of the Company’s right under public policy to indemnify Indemnitee, and any right to indemnification hereunder shall be subject to, and conditioned upon, any such required court determination.

17. Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and shall remain enforceable to the fullest extent permitted by law; (b) such provision or provisions shall be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties hereto; and (c) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby.

18. Governing Law; Consent to Jurisdiction. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware applicable to contracts made and to be performed in such State without giving effect to the principles of conflicts of laws. The Company and Indemnitee each hereby irrevocably consent to the jurisdiction and venue of the courts of the State of Delaware for all purposes in connection with any Proceeding which arises out of or relates to this Agreement and agree that any Proceeding instituted under this Agreement shall be commenced, prosecuted and continued only in the courts of the State of Delaware.

19. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

20. Notices. All notices, demands, and other communications required or permitted hereunder shall be made in writing and shall be deemed to have been duly given (a) five (5) days after deposit with the U.S. Postal Service or other applicable postal service, if delivered by first class mail, postage prepaid, (b) upon delivery, if delivered by hand, (c) one (1) business day after the business day of deposit with Federal Express or similar, nationally recognized overnight courier, freight prepaid, or (d) one (1) business day after the business day of delivery by confirmed facsimile transmission, if deliverable by facsimile transmission, with copy by other means permitted hereunder, and addressed, if to Indemnitee, to the Indemnitee’s address or facsimile number (as applicable) as set forth beneath the Indemnitee’s signature to this Agreement, or, if to the Company, at the address or facsimile number (as applicable) of its principal corporate offices (attention: Secretary), or at such other address or facsimile number (as applicable) as such party may designate to the other parties hereto by a notice duly given in accordance with this Section 20.

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IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the day first set forth above.

INDEMNITEE:	TAYLOR CAPITAL GROUP, INC.

By:
Signature	Name:
Title:
Name:
Address:

Fax No.:

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EXHIBIT J

FORM OF FIC WARRANT

THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES ACT OF ANY STATE. THIS WARRANT MAY NOT BE OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THIS WARRANT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND SUCH STATE OR OTHER LAWS AS MAY BE APPLICABLE, OR RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

TAYLOR CAPITAL GROUP, INC.

Incorporated Under the Laws of the State of Delaware

STOCK PURCHASE WARRANT

Warrant No. WF-	Original Issue Date: September , 2008

THIS CERTIFIES THAT, for value received, FINANCIAL INVESTMENTS CORPORATION, or its assigns (the “Holder”), is entitled to subscribe for and purchase during the period specified in Section 1 hereof 500,000 fully paid and non-assessable shares of Common Stock, $.01 par value (“Common Stock”), of TAYLOR CAPITAL GROUP, INC., a Delaware corporation (the “Company”), at a per share price equal to the Warrant Price, subject to the provisions and upon the terms and conditions hereinafter set forth. Capitalized terms used herein, but not otherwise defined, shall have meanings provided in Section 10 of this Warrant.

1. Duration. The right to subscribe for and purchase shares of Common Stock represented hereby shall commence on the date on which Stockholder Approval is received, and shall expire at 5:00 p.m., Chicago time, on the tenth anniversary of the Original Issue Date specified above (the “Expiration Date”); provided, that if Stockholder Approval is not obtained on or prior to December 31, 2008 the Expiration Date shall be extended by the number of days after December 31, 2008 that Stockholder Approval is obtained; provided, further, that if the Expiration Date would otherwise occur on a day on which banking institutions are required or authorized by law to close in Chicago, Illinois (a “Bank Holiday”), then the Expiration Date shall be the next succeeding day which shall not be a Bank Holiday. From and after the Expiration Date, this Warrant shall be null, void and of no further force or effect.

2. Method of Exercise; Payment; Issuance of New Warrant.

(a) The holder hereof may exercise this Warrant, in whole or in part, at the times and subject to the conditions set forth in Section 1 hereof, by the surrender of this Warrant (with the subscription form attached hereto duly executed) at the principal office of the Company, together with payment in the aggregate amount equal to the Warrant Price multiplied by the number of shares of Common Stock being purchased. At the option of Holder, payment of the Warrant Price may be made either by (i) in cash, by wire transfer of immediately available United States federal funds or by bank certified, treasurer’s or cashier’s check payable to the order of the Company, (ii) by cashless exercise in accordance with Section 2(b), or (iii) by any combination of the foregoing methods.

(b) In lieu of cash exercising this Warrant, the Holder may elect to receive shares equal to the value of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with notice of such election, in which event the Company shall issue to the holder hereof a number of shares of Common Stock computed using the following formula:

Y (A - B)
X =	A

Where

X	—	The number of shares of Common Stock to be received upon such cashless exercise of this Warrant pursuant to this Section 2(b).

Y	—	The total number of shares for which this Warrant is exercised pursuant to such cashless exercise.

A	—	The Market Value (as defined below) of one share of Common Stock.

B	—	The Exercise Price (as adjusted to the date of such calculations).

Any reference in this Warrant to “exercise” of this Warrant, and the use of the term “exercise” herein, shall be deemed to include, without limitation, any cashless exercise pursuant to this Section 2(b).

(c) In the event of any exercise of the rights represented by this Warrant in accordance with Section 2(a), (i) stock certificates for the shares of Common Stock so purchased shall be delivered to the Holder, and, in the event the Warrant has not been exercised in full, a new Warrant representing the number of shares with respect to which this Warrant shall not then have been exercised shall also be delivered to the Holder, and (ii) stock certificates for the shares of Common Stock so purchased shall be dated the date of exercise of this Warrant (with the required payment of the aggregate Warrant Price unless payable by cashless exercise pursuant to Section 2(b)), and the Holder exercising this Warrant shall be deemed for all purposes to be the holder of the shares of Common Stock so purchased as of the date of such exercise (with the required payment of the aggregate Warrant Price unless payable by cashless exercise in accordance with Section 2(b)). Such stock certificates (and new Warrant, if applicable) shall be delivered to the holder hereof within a reasonable time, not exceeding five Business Days, after this Warrant shall have been so exercised. Each stock certificate so delivered shall be in such denominations as may be requested by the Holder and shall be registered in the name of the Holder or such other name (upon compliance with the transfer requirements hereinafter set forth) as shall be designated by said Holder. The Company shall pay all taxes and other expenses and charges payable in connection with the preparation, execution and delivery of stock certificates (and new Warrants, if applicable) pursuant to this paragraph, except that, in case such stock certificates shall be registered in a name or names other than the Holder or its nominee, funds sufficient to pay all stock transfer taxes which shall be payable in connection with the execution and delivery of such stock certificates shall be paid by the Holder to the Company at the time of the exercise of this Warrant.

(d) Notwithstanding any other provision hereof, if any exercise of any portion of a Warrant is made in connection with a registered public offering or the sale of the Company (regardless of how structured), such exercise may be conditioned, at the election of the Holder, upon the consummation of such public offering or sale of the Company, in which case such exercise shall not be deemed to be effective until immediately prior to the consummation of such transaction.

(e) If a fractional share of Common Stock would be issuable upon exercise of this Warrant, the Company shall, as soon as reasonably practicable after the date of exercise, deliver to the Holder a check payable to the Holder, in lieu of such fractional share, in an amount equal to the Market Value of such fractional share of Common Stock.

3. Adjustment of Warrant Price and Number of Shares.

(a) The Warrant Price and the number of shares of Common Stock purchasable upon the exercise of this Warrant shall be subject to adjustment from time to time upon the happening of certain events occurring after the original issuance date, as follows:

(i) Reclassification, Consolidation or Merger. In case of any reclassification or change of outstanding Common Stock issuable upon exercise of this Warrant (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or in case of any consolidation or merger of the Company with or into another Company (other than a merger with another corporation in which the Company is the surviving corporation and which does not result in any reclassification or change other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination of outstanding Common Stock issuable upon such conversion) the rights of the holders of this Warrant shall be adjusted in the manner described below:

(1) In the event that the Company is the surviving corporation, the Warrant shall, without payment of additional consideration therefor, be deemed modified so as to provide that upon exercise thereof the holder of this Warrant shall procure, in lieu of each share of Common Stock theretofore issuable upon such exercise, the kind and amount of shares of stock, other securities, money and property receivable upon such reclassification, change, consolidation or merger by the holder of each share of Common Stock issuable upon such exercise had exercise occurred immediately prior to such reclassification, change, consolidation or merger. This Warrant (as adjusted) shall be deemed to provide for further adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 3. The provisions of this clause (1) shall similarly apply to successive reclassifications, changes, consolidations and mergers.

(2) In the event that the Company is not the surviving entity, the surviving entity shall, without payment of any additional consideration therefor, issue new Warrants, providing that upon exercise thereof the holder thereof shall procure in lieu of each share of Common Stock theretofore issuable upon exercise of this Warrant the kind and amount of shares of stock, other securities, money and property receivable upon such reclassification, change, consolidation or merger by the holder of each share of Common Stock issuable upon exercise of this Warrant had such exercise occurred immediately prior to such reclassification, change, consolidation or merger. Such new Warrants shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 3. The provisions of this clause (2) shall similarly apply to successive reclassifications, changes, consolidations and mergers. The Company shall not enter into any transaction subject to the provisions of this Section 3(a)(i)(2) unless the surviving entity in such transaction agrees in writing to issue new Warrants in accordance with the terms and conditions of this Section 3(a)(i)(2) and comply with the terms and conditions of such new Warrants.

(ii) Subdivision or Combination of Shares. If the Company, at any time while any of this Warrant is outstanding, shall subdivide or combine its Common Stock, the Warrant Price shall be proportionately reduced, in case of subdivision of shares, as of the effective date of such subdivision, or shall be proportionately increased, in the case of combination of shares, as of the effective date of such combination. In the event that a record date is set with respect to any such subdivision, and this Warrant is exercised after such record date but prior to the effective date of such subdivision, upon the effectiveness of such subdivision, the Company shall issue the Holder additional shares of Common Stock as if the Common Stock issued upon such exercise of the Warrant were outstanding on the record date with respect to such subdivision, without the payment of any additional consideration.

(iii) Certain Dividends and Distributions. If the Company, at any time while any of this Warrant is outstanding, shall:

(1) Stock Dividends. Pay a dividend payable in, or make any other distribution of Common Stock, the Warrant Price shall be adjusted, as of the date such payment or dividend or other distribution, to that price determined by multiplying the Warrant Price by a fraction (1) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution and (2) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend or distribution (plus in the event that the Company paid cash for fractional shares, the number of additional shares which would have been outstanding had the Company issued such fractional shares in connection with such dividend or distribution); provided that in the event that a record date is set with respect to any such dividend and distribution, and this Warrant is exercised after such record date but prior to the payment or other distribution of such dividend or other distribution, upon such payment or other distribution, the Company shall issue the Holder additional shares of Common Stock as if the Common Stock issued upon such exercise of the Warrant were outstanding on the record date with respect to such dividend or other distribution, without the payment of any additional consideration; or

(2) Liquidating Dividends, etc. Make a distribution of its property to the holders of its Common Stock as a dividend in liquidation or partial liquidation or by way of return of capital or other than as a dividend payable out of funds legally available for dividends under the laws of the State of Delaware, the holders of this Warrant shall, upon exercise hereof, be entitled to receive, in addition to the number of shares of Common Stock receivable hereupon, and without payment of any consideration therefor, a sum equal to the amount of such property as would have been payable to them as owners of that number of shares of Common Stock of the Company receivable upon such exercise, had they been the holders of record of such Common Stock on the record date for such distribution; and an appropriate provision therefor shall be made a part of any such distribution.

(3) Purchase Rights. If at any time the Company grants, issues or sells any options, warrants, convertible securities or other rights to purchase stock, warrants, options, securities or other property pro rata to the record holders of Common Stock (the “Purchase Rights”), then the Holder of this Warrant shall be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such Holder could have acquired if such Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

(iv) Adjustment of Number of Shares. Upon each adjustment in the Warrant Price pursuant to any provision of this Section 3(a), the number of shares of Common Stock issuable upon exercise hereof shall be adjusted, to the nearest one hundredth of a whole share, to the product obtained by multiplying the number of shares issuable upon exercise hereof immediately prior to such adjustment in the Warrant Price by a fraction, the numerator of which shall be the Warrant Price immediately prior to such adjustment and the denominator of which shall be the Warrant Price immediately thereafter.

(b) Notice of Adjustments. Whenever any Warrant Price shall be adjusted pursuant to Section 3 hereof, the Company shall make a certificate signed by its President or a Vice President and by its Treasurer, Assistant Treasurer, Secretary or Assistant Secretary, setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated (including a description of the basis on which the Board made any determination hereunder), and the Warrant Price after giving effect to such adjustment, and shall cause copies of such certificate to be delivered (by first-class mail, postage prepaid) or facsimile to the holder of this Warrant at its address or facsimile number shown on the books of the Company. The Company shall make such certificate and deliver it to each Holder promptly after each adjustment.

(c) Default in Obligations Regarding Par Value. If the Company shall default in its obligation pursuant to the last sentence of Section 4(a) hereof such that the par value per share of Common Stock would be greater than the Warrant Price that, absent the limitation contained in the last sentence of Section 4(a), would have been in effect pursuant to this Section 3, then the Warrant Price shall be an amount equal to the par value per share of Common Stock but the number of shares the holder of this Warrant shall be entitled to purchase shall be such greater number of shares of Common Stock as would have resulted from the Warrant Price that, absent the limitation contained in the last sentence of Section 4(a), would have been in effect pursuant to this Section 3. The foregoing adjustment shall not constitute a waiver of any claim arising against the Company by reason of its default under the agreement contained in the last sentence of Section 4(a) of this Warrant.

4. Covenants.

(a) The Company covenants and agrees that all shares of Common Stock issued upon exercise of this Warrant will, upon issuance, be fully paid and nonassessable and free from preemptive rights and any liens and charges with respect to the issuance thereof. The Company further covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized, and reserved for the purpose of issue upon exercise of the purchase rights evidenced by this Warrant, a sufficient number of shares of Common to provide for the exercise in full of such purchase rights (including any and all shares as to which the right to acquire such shares has not been forfeited pursuant to Section 1 hereof). Furthermore, and without limiting the generality of the foregoing, the Company covenants and agrees that it will from time to time take all such action as may be required to assure that the par value per share of Common Stock is at all times equal to or less than the effective Warrant Price.

(b) The Company agrees that it shall not close its books against the transfer of this Warrant or of any shares of Common Stock issued or issuable upon the exercise of this Warrant in any manner which interferes with the timely exercise of this Warrant.

(c) The Company shall cooperate with the Holder if the Holder is required to make any governmental filings or obtain any governmental approvals prior to, or in connection with, the exercise of Warrants (including making any filings required to be made by the Company). The Company shall take all such actions as may be reasonably necessary to ensure that all shares of Common Stock issuable upon exercise of the Warrants may be issued in accordance with the terms and conditions of the Warrants without violation of any applicable law or regulation of any governmental entity or self regulatory organization or any requirement of any securities exchange or trading system on which the shares of Common Stock are listed or eligible for trading (except for official notice of issuance, which (to the extent required) shall be delivered immediately by the Company upon each such issuance).

(d) If the any securities issuable upon exercise of this Warrant are then convertible into or exchangeable for any other stock or securities of the Company (“Other Securities”), the Company shall, at the Holder’s option and upon exercise of this Warrant by the Holder as provided herein, together with any notice, statement or payment required to effect such conversion or exchange, deliver to the Holder (or such other Person specified by such Holder) a certificate or certificates representing the Other Securities into which the securities issuable upon such exercise of this Warrant are convertible or exchangeable, registered in such name or names and in such denomination or denominations as the Holder has specified.

(e) The Company shall not by any action, including, without limitation, amending its charter documents or through any reorganization, reclassification, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or other similar voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of the Holder against impairment. Without limiting the foregoing, the Company shall take all action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares of Common Stock upon the exercise of this Warrant, free and clear of all mortgages, pledges, hypothecations, claims, charges, security interests, encumbrances, adverse claims, options, liens, put or call rights, rights of first offer or refusal, proxies, voting rights or other restrictions or limitations of any nature whatsoever (collectively, “Liens”), other than Liens created by the actions of the Holder.

(f) The Company shall provide each Holder with not less than 10 days prior written notice in the event that the Company closes its books or sets a record date (i) with respect to either a dividend or distribution upon the Common Stock or a subscription offer to the holders of Common Stock or (ii) for determining rights to vote with respect to any merger, consolidation, reorganization, restructuring or similar transaction (including, without limitation, the dissolution or liquidation of the Company). The Company shall also provide the Holder not less than 20 days prior written notice of the consummation of any such transaction.

(g) The shares of Common Stock issued or issuable hereunder are subject to the registration rights granted pursuant to that certain Registration Rights Agreement, dated as of September __, 2008, by and among the Company, each of the Persons listed on Exhibit A and Exhibit B thereto and the Holder (the “Registration Rights Agreement”).

5. Transfer and Exchange.

(a) The transfer of this Warrant and all rights hereunder, in whole or in part, is registrable at the office or agency of the Company referred to below by the Holder, in person or by his duly authorized attorney, upon surrender of this Warrant properly endorsed. Each taker and holder of this Warrant, by taking or holding the same, consents and agrees that this Warrant, when endorsed in blank, shall be deemed negotiable, and that the Holder, when this Warrant shall have been so endorsed, may be treated by the Company and all other Persons dealing with this Warrant as the absolute owner and holder hereof for any purpose and as the Person entitled to exercise the rights represented by this Warrant, or to the registration of transfer hereof on the books of the Company; and until due presentment for registration of transfer on such books the Company may treat the Holder as the owner and holder for all purposes, and the Company shall not be affected by notice to the contrary.

(b) The Holder of this Warrant, by the acceptance hereof, represents that it is acquiring this Warrant, and upon exercise hereof will acquire the Warrant and the shares of Common Stock issuable upon exercise hereof (collectively, including this Warrant, the “Warrant Securities”), for its own account and not with a view towards, or for resale in connection with, the public sale or distribution of the Warrant Securities, except pursuant to sales registered or exempted under the Securities Act. The Holder further represents, by acceptance hereof, that, as of this date, such Holder is an “accredited investor” as such term is defined in Rule 501(a)(3) of Regulation D promulgated by the Securities and Exchange Commission under the Securities Act (an “Accredited Investor”). The delivery of this Warrant for exercise shall constitute confirmation at such time by the Holder of the representations concerning the Warrant Securities set forth in the first two sentences of this Section 5(b), unless contemporaneous with the delivery of this Warrant for exercise, the Holder notifies the Company in writing that it is not making such representations (a “Representation Notice”). If the Holder delivers a Representation Notice in connection with an exercise, it shall be a condition to such Holder’s exercise of this Warrant and the Company’s obligations set forth in Section 2 in connection with such exercise, that the Company receive such other representations as the Company considers reasonably necessary to assure the Company that the issuance of its securities upon exercise of this Warrant shall not violate any United States or state securities laws, and the time periods for the Company’s compliance with its obligations set forth in Section 2 shall be tolled until such Holder provides the Company with such other representations.

(c) The Holder, by acceptance of this Warrant, understands that the Warrant Securities are characterized as “restricted securities” under the federal securities laws inasmuch as they are being or will be acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations neither this Warrant nor the shares of Common Stock issuable upon its exercise may be resold without registration under the Securities Act or under certain other limited circumstances. The Holder further agrees, by acceptance of this Warrant that it will not offer or sell this Warrant or any shares of Common Stock issued upon exercise hereof in the absence of an effective registration statement for the Warrant or such shares of Common Stock, as applicable, under the Securities Act and such state or other laws as may be applicable, or receipt by the Company of a written opinion of counsel (provided that such counsel, and the form and substance of such opinion are reasonably satisfactory to the Company) that such registration is not required; provided, however that no such opinion shall be required in connection with (i) a transaction pursuant to Rule 144 in which the Holder provides the Company with certifications reasonably requested by the Company regarding compliance with the terms and provisions of Rule 144 or (ii) a distribution of any Warrant Securities to an Affiliate of the Holder, so long as such Affiliate does not pay any consideration in connection with such distribution (other than issuance of equity interests in such Affiliate) and the Holder provides the Company with certifications reasonably requested by the Company in connection therewith. Furthermore, it is agreed that each Warrant and any shares of Common Stock will include the appropriate variant of the following legend:

[THE SHARES OF STOCK EVIDENCED BY THIS CERTIFICATE HAVE] [THIS WARRANT HAS] NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES ACT OF ANY STATE. [THE SHARES][THIS WARRANT] MAY NOT BE OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SHARES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND SUCH STATE OR OTHER LAWS AS MAY BE APPLICABLE, OR RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

The Holder of this Warrant and/or any Common Stock issued upon exercise hereof shall be entitled to receive, without expense to such Holder, a new certificate or Warrant, as the case may be, not bearing the above restrictive legend if (1) the Warrant Securities represented thereby shall have been effectively registered under the Securities Act and sold by the Holder thereof in accordance with such registration, (2) such Warrant Securities shall have been sold without registration under the Securities Act in compliance with Rule 144, as certified in writing by the Holder to the Company, or (3) the Company is reasonably satisfied that the Holder of such Warrant Securities shall, in accordance with the terms of Rule 144, be entitled to sell such Warrant Securities pursuant thereto without any restriction or limitation and without satisfaction of any current public information requirement thereunder.

(d) Register. The Company shall maintain, at the principal office of the Company, a register for the Warrants, in which the Company shall record the name and address of the Person in whose name a Warrant has been issued, as well as the name and address of each transferee and each prior owner of such Warrant. Within 10 days after the Holder shall by written notice request the same, the Company will deliver to such Holder a certificate, signed by one of its officers, listing the name and address of every other Holder of this Warrant, as such information appears in said register at the close of business on the day before such certificate is signed.

(e) Warrants Exchangeable for Different Denominations. This Warrant is exchangeable, upon the surrender hereof by the Holder at the office or agency of the Company referred to in paragraph 5(d), for new Warrants of like tenor representing in the aggregate the right to subscribe for and purchase the number of shares which may be subscribed for and purchased hereunder, each of such new Warrants to represent the right to subscribe for and purchase such number of shares as shall be designated by the Holder at the time of such surrender.

(f) Cancellation; Payment of Expenses. Upon the surrender of this Warrant in connection with any exchange, transfer or replacement, this Warrant shall be promptly cancelled by the Company. The Company shall pay all taxes (other than transfer taxes) and all other expenses and charges payable in connection with the preparation, execution and delivery of Warrants.

6. Notices. All notices, requests and other communications required or permitted to be given or delivered to the Company or the holders of Warrants shall be in writing, and shall be deemed properly given if hand delivered or sent by overnight courier with adequate evidence of delivery or sent by registered or certified mail, return receipt requested and, if to a Warrant holder, at such Warrant holder’s address as shown on the books of the Company or its transfer agent, and if to the Company at:

Taylor Capital Group, Inc.

9550 West Higgins Road

Rosemont, IL 60018

Attention: Chief Financial Officer

With a copy (for informational purposes only) to:

Katten Muchin Rosenman LLP

525 West Monroe Street

Chicago, Illinois 60661

Telephone:	(312) 902-5200
Facsimile:	(312) 902-1061
Attention:	Jeffrey R. Patt, Esq.

or such other addresses or Persons as the recipient shall have designated to the sender by written notice given in accordance with this Section. Any notice, request or other communication hereunder shall be deemed given when delivered in person, on the next business day after being sent by overnight courier, or on the second business day after being sent by registered or certified mail.

7. Governing Law. This Warrant shall be construed in accordance with and governed by the laws of the State of Illinois without regard to the principles of conflicts of laws, except as to matters of corporate law which shall be governed by the General Corporation Law of the State of Delaware, as then in effect.

8. Remedies and Limitation of Liability.

(a) The Company stipulates that the remedies at law of the Holder in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate, and that such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

(b) No provision hereof, in the absence of affirmative action by the Holder to purchase Common Stock upon the exercise of this Warrant, and no enumeration of the rights or privileges of the Holder shall give rise to any liability of a Holder for the Warrant Price or any other amounts.

9. Miscellaneous.

(a) Amendments. The Warrants and any provision hereof may be amended or waived only by an instrument in writing signed by the holders of Warrants representing the right to purchase a majority of the shares of Common issuable upon full exercise of all then outstanding Warrants (the “Majority Holders”), and, if it is to be bound thereby, by the Company; and each Holder shall be bound by any such amendment or waiver so approved by the Majority Holders.

(b) Descriptive Headings. The descriptive headings of the several paragraphs of this Warrant are inserted for purposes of reference only, and shall not affect the meaning or construction of any of the provisions hereof.

10. Definitions. For the purposes of this Warrant the following terms have the following meanings:

“Closing Price” shall mean, with respect to a share of Common Stock, the closing sale price (or if no closing sale price is reported, the last reported sale price) for such security on the Nasdaq Global Select Market (or any successor thereto) as reported by Bloomberg Financial Markets (“Bloomberg”), or if the Nasdaq Global Select Market is not the principal trading market for such security, the closing sale price (or if no closing sale price is reported, the last reported sale price) of such security on the principal securities exchange or trading market where such security is listed or traded, as reported by Bloomberg, or if the Common Stock is not listed or traded on any national securities exchange or trading market, then the last reported sale price of the Common Stock at 4:00 p.m., New York City time, in the over-the-counter market on the electronic bulletin board as reported by Bloomberg, or, if no such sale price is reported for such security by Bloomberg, the average of the bid prices at 4:00 p.m., New York City time, of any market makers for the Common Stock as reported on the domestic over the counter market by the National Quotation Bureau, Inc. or any similar successor organization. If the Closing Price cannot be calculated for such security on any day (either because the Common Stock is listed on any domestic securities exchange or quoted on the domestic over the counter market, or otherwise), the Closing Price of such security on such date shall be the fair market value as mutually determined by the Company and the Majority Holders. If the Company and such Majority Holders are unable to agree, then the Closing Price for such day shall be determined by a nationally recognized investment banking firm or other nationally recognized financial advisor, unaffiliated with the Company, selected by the Company and the Majority Holders for such purpose, taking into consideration, among other factors, the earnings history, book value and prospects of the Company, with the determination of such investment banking firm or financial advisor to be final and binding, and the cost and expenses thereof to be paid by the Company.

“Common Stock” shall mean the Company’s Common Stock, $.01 par value, and any stock into which such stock may hereafter be changed.

“Market Value” shall mean, in respect of a share of Common Stock on any date herein specified, the arithmetic average of the Closing Price on ten (10) consecutive Trading Days immediately preceding such date; provided, however, that in the event that any of the actions specified in Sections 3(a)(ii) or 3(a)(iii)(1) become effective on or after the first day of such fifteen day period the Company, then in calculating the Market Value, the Closing Bid Prices for all Trading Days occurring on or after the effectiveness of such action shall be adjusted in the same manner as the Warrant Price is adjusted pursuant to such Sections hereof.

“Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization or a government or any department or agency thereof or any other legal entity.

“Securities Act” shall mean the Securities Act of 1933, as amended prior to or after the date hereof, or any federal statute or statutes which shall be enacted to take the place of such Act, together with all rules and regulations promulgated thereunder.

“Securities Purchase Agreement” means the Securities Purchase Agreement dated as of September     , 2008 by and among the Company and each of the investors listed on the Schedule of Buyers attached thereto.

“Stockholder Approval” shall have the meaning set forth in the Securities Purchase Agreement.

“Trading Day” means any day on which the Common Stock is traded on its principal market; provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade, or actually trades, on such exchange or market for less than 4.5 hours.

“Warrants” shall mean this Warrant, and any Warrants issued in substitution or replacement thereof, including without limitation, upon a permitted transfer hereof.

“Warrant Price” shall mean $20.00 per share, subject to adjustment pursuant to the provisions of Section 3 hereof.

IN WITNESS WHEREOF, the Company has caused this Warrant to be signed and issued on the date set forth below.

Dated: September , 2008	TAYLOR CAPITAL GROUP, INC.

By:
Name:
Title:

EXHIBIT A

SUBSCRIPTION FORM

[To be executed only upon exercise of Warrant]

The undersigned registered owner of the attached Warrant irrevocably exercises such Warrant for the purchase of              Shares of Common Stock of                              and herewith makes payment therefor, all at the price and on the terms and conditions specified in such Warrant, and requests that certificates for the shares of Common Stock hereby purchased (and any securities or other property issuable upon such exercise) be issued in the name of and delivered to                              whose address is                              and, if such shares of Common Stock shall not include all of the shares of Common Stock issuable as provided in such Warrant, that a new Warrant of like tenor and date for the balance of the shares of Common Stock issuable hereunder be delivered to the undersigned.

The Warrant Price with respect to the shares of Common Stock is being paid by:

         Wire Transfer in the amount of $

         Bank certified, treasurer’s or cashier’s check in the amount of $

         Cashless exercise

(Name of Registered Owner)

(Signature of Registered Owner)

(Street Address)

(City) (State) (Zip Code)

NOTICE:	The signature on this subscription must correspond with the name as written upon the face of the attached Warrant in every particular, without alteration or enlargement or any change whatsoever.

EXHIBIT K

FORM OF AMENDED AND RESTATED BYLAWS

THIRD AMENDED AND RESTATED BY-LAWS

OF

TAYLOR CAPITAL GROUP, INC.

(A DELAWARE CORPORATION)

Amended and Restated             , 2008

i

ii

ARTICLE 15 OFFICES		21
Section 15.1	Registered Office	21
Section 15.2	Principal Office	21

ARTICLE 16 AMENDMENTS		22

iii

TAYLOR CAPITAL GROUP, INC.

ARTICLE 1

EFFECTIVENESS OF BY-LAWS; CERTIFICATE OF INCORPORATION

Section 1.1 Effectiveness of By-Laws. These By-laws shall become effective, and shall supersede the Second Amended and Restated By-laws of the corporation dated August 17, 2005, immediately after the Third Amended and Restated Certificate of Incorporation of the corporation shall have been filed with the Secretary of State of the State of Delaware.

Section 1.2 Contents. These By-laws, the powers of the corporation and of its Directors and stockholders, and all matters concerning the conduct and regulation of the business of the corporation, shall be subject to such provisions in regard thereto, if any, as are set forth in said Certificate of Incorporation. To the extent any provision of these By-laws conflicts or is inconsistent with any provision of the Certificate of Incorporation, the provisions of the Certificate of Incorporation shall control.

Section 1.3 Certificate in Effect. All references in these By-laws to the Certificate of Incorporation shall be construed to mean the Certificate of Incorporation of the corporation as from time to time amended and restated, including (unless the context shall otherwise require) all certificates and any agreement of consolidation or merger filed pursuant to the Delaware General Corporation Law, as amended (the “DGCL”).

ARTICLE 2

MEETINGS OF STOCKHOLDERS

Section 2.1 Place. All meetings of the stockholders may be held at such place, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors, the Chairman of the Board or the President and stated in the notice of the meeting or in any duly executed waiver of notice thereof. Notwithstanding the foregoing, the Board of Directors may, in its sole discretion, determine that the meeting shall not be held in any place, but may instead be held solely by means of remote communication, upon such guidelines as the Board of Directors shall determine, provided that such guidelines are consistent with Section 211 of the DGCL.

Section 2.2 Annual Meeting. The annual meeting of the stockholders shall be held each year at such date and time as shall be designated from time to time by the Board of Directors, and stated in the notice or waiver of notice of the meeting.

Section 2.3 Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by the DGCL, the Certificate of Incorporation or these By-laws, may be called by the President, the Chairman of the Board, or a majority of the

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Board of Directors then in office. Such request shall state the purpose or purposes of the proposed meeting. In addition, the holders of at least thirty-five percent (35%) of the total voting power of the outstanding stock entitled to vote generally in the election of Directors shall be entitled to request in a writing to the Board of Directors that the corporation convene a special meeting of stockholders for any proper purpose, which purpose shall be stated with specificity in such notice to the Board of Directors (a “Stockholder Request”). If at any time a Stockholder Request has been properly submitted to the Board of Directors, (x) the corporation shall convene a special meeting of stockholders within ninety (90) days of receipt of such Stockholder Request, and (y) the Board of Directors shall not be permitted to authorize the issuance of any shares of capital stock, other than upon the unanimous consent of the Board of Directors, from the date of its receipt of such Stockholder Request until the earlier of (i) the first business day following a special meeting of stockholders convened pursuant to such Stockholder Request, or (ii) 180 days following the receipt of the Stockholder Request by the Board of Directors (unless the failure to convene a special meeting pursuant to such Stockholder Request is caused by any action or inaction on behalf of the Board of Directors). In the event the Board of Directors fails to convene a special meeting of stockholders within ninety (90) days of receipt of a properly submitted Stockholder Request, the stockholder(s) who submitted such Stockholder Request shall have the right to convene a special meeting within the following ninety (90) days; provided such stockholder(s) provide the Board of Directors and all other stockholders with notice no less than ten (10) nor more than sixty (60) days in advance of such meeting, with such notice to include the date, time and the location of such meeting, which shall be at a location in Chicago, Illinois.

Section 2.4 Notice of Meetings. A notice of all meetings of stockholders stating the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the special meeting is called, shall be given by the corporation either by United States mail, by facsimile or other means of electronic transmission to each stockholder entitled to vote at such meeting. Except as otherwise required by the DGCL, such notice shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the corporation. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice to the stockholders from the corporation.

Section 2.5 Affidavit of Notice. An affidavit of the Secretary or an Assistant Secretary or the transfer agent of the corporation that notice of a stockholders meeting has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

Section 2.6 Quorum. The holders of thirty-five percent (35%) of the stock outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at any meeting of stockholders for the transaction of business, except as otherwise provided by statute or by the Certificate of Incorporation or by these By-laws. If a quorum shall not be present or represented by proxy at any meeting of stockholders, the stockholders entitled to vote thereat present in person or represented by proxy (by vote of a majority of shares represented), the Chairman of the Board or the President, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, except as hereinafter provided, until a quorum shall be present or represented. At such adjourned

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meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 2.7 Voting Requirements. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy at such meeting shall decide any question brought before such meeting, unless the question is one upon which by express provision of any applicable statute, the Certificate of Incorporation or these By-laws, a different vote is required, in which case such express provision shall govern and control the decision of such question. Notwithstanding the foregoing, all elections of directors shall be determined by a plurality of the votes cast.

Section 2.8 Proxies and Voting. Unless otherwise provided by the DGCL, the Certificate of Incorporation or these By-laws, each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after three years from its date, unless the proxy provides for a longer period. At any meeting of the stockholders, every stockholder entitled to vote may vote in person or by proxy authorized by an instrument in writing or by a transmission permitted by law filed in accordance with the procedure established for the meeting. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this paragraph may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used; provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission. Persons holding stock in a fiduciary capacity shall be entitled to vote the shares so held. Shares of the capital stock of the corporation owned by the corporation shall not be voted, directly or indirectly.

If shares or other securities having voting power stand of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety or otherwise, or if two or more persons have the same fiduciary relationship respecting the same shares, unless the Secretary of the corporation is given written notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting shall have the following effect:

1. If only one votes, his act binds all;

2. If more than one vote, the act of the majority so voting binds all;

3. If more than one vote, but the vote is evenly split on any particular matter, each faction may vote the securities in question proportionally, or any person voting the shares, or a beneficiary, if any, may apply to the Court of Chancery or such other court as may have jurisdiction to appoint an additional person to act with the persons so voting the shares, which shall then be voted as

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determined by a majority of such persons and the person appointed by the Court. If the instrument so filed shows that any such tenancy is held in unequal interests, a majority or even split for the purpose of this subsection shall be a majority or even split in interest.

Section 2.9 Stockholder Proposals and Director Nominations. Nominations of persons for election to the Board of Directors and the proposal of business to be transacted by the stockholders at an annual meeting of stockholders may be made (i) by, or at the direction of, the Board of Directors, or (ii) by any stockholder of record of the corporation who was a stockholder of record at the time of the giving of the notice provided for in the following paragraph who is entitled to vote at the meeting and who has complied with the notice procedures set forth in this Section 2.9.

For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (ii) of the foregoing paragraph, (a) the stockholder must have given timely notice thereof in writing to the Secretary of the corporation at the principal executive offices of the corporation, (b) such business must be a proper matter for stockholder action under the DGCL, (c) if the stockholder, or the beneficial owner on whose behalf any such proposal or nomination is made, has provided the corporation with a Solicitation Notice, as that term is defined in this Section 2.9, such stockholder or beneficial owner must, in the case of a proposal, have delivered a proxy statement and form of proxy to holders of at least the percentage of the voting power of the corporation’s voting shares required under applicable law to carry any such proposal, or, in the case of a nomination or nominations, have delivered a proxy statement and form of proxy to holders of a percentage of the corporation’s voting shares reasonably believed by such stockholder or beneficial holder to be sufficient to elect the nominee or nominees proposed to be nominated by such stockholder (the number of voting shares required to carry the proposal or elect the nominees being the “Required Number”), and must, in either case, have included in such materials the Solicitation Notice, and (d) if no Solicitation Notice relating thereto has been timely provided pursuant to this Section 2.9, the stockholder or beneficial owner proposing such business or nomination must not have solicited proxies for a number of shares equal to or greater than the Required Number. With respect to an annual meeting of stockholders, in order to be timely, a stockholder’s notice shall be delivered to, or mailed and received by, the Secretary of the corporation at the principal executive offices of the Corporation not more than ninety (90) nor less than sixty (60) days prior to the first anniversary (the “Anniversary”) of the date on which the corporation first mailed its proxy materials for the preceding year’s annual meeting of stockholders; provided, however, that if the date of the annual meeting is advanced more than thirty (30) days prior to, or delayed by more than sixty (60) days after, the anniversary of the preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered not later than the close of business on the later of (i) the ninetieth (90th) day prior to such annual meeting, or (ii) the tenth (10th) day following the day on which public announcement (in the manner provided herein) of the date of such annual meeting is first made. To the fullest extent permitted by law, in no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described herein. Nominations by stockholders of persons for election to the Board of Directors at a special meeting of stockholders at which directors are to be elected may be made if the stockholder’s notice required by Section 2.4 shall be delivered to the Secretary of the corporation at the principal executive offices of the

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corporation not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting and the tenth (10th) day following the day on which public disclosure is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.

Any stockholder’s notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such person as would be required to be disclosed in solicitations of proxies for the election of such nominee as a director pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and such person’s written consent to serve as a director if elected; (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of such business, the reasons for conducting such business at the meeting, a description of any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made, and a description of all agreements, arrangements, understandings between such stockholder and beneficial owner, if any, and any other person or persons (including their names) in connection with the proposal of such business by such stockholder; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (i) the name and address of such stockholder, as they appear on the corporation’s books, and of such beneficial owner, (ii) (A) the class and number of shares of the corporation that are owned beneficially and of record by such stockholder and such beneficial owner, and (B) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the corporation or with a value derived in whole or in part from the value of any class or series of shares of the corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the corporation or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by such stockholder and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the corporation, (C) any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder has a right to vote any shares of any security of the corporation, (D) any short interest in any security of the corporation (for purposes of this provision, a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (E) any rights to dividends on the shares of the corporation owned beneficially by such stockholder that are separated or separable from the underlying shares of the corporation, (F) any proportionate interest in shares of the corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, and (G) any performance-related fees (other than an asset-based fee) that such stockholder is entitled to based on any increase or decrease in the value of shares of the corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such stockholder’s immediate family sharing the same household (which information shall be supplemented by such stockholder and beneficial owner, if any, not later than ten (10) days after the record date for the meeting to disclose such ownership as of the record date), and (iii) whether either such stockholder or such beneficial owner intends to deliver

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a proxy statement and form of proxy to holders of the Required Number (an affirmative statement of such intent, a “Solicitation Notice”). At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the corporation (y) that information required to be set forth in a stockholder’s notice of nomination which pertains to the nominee, as is described in clause (a) of the preceding sentence, and (z) any other information as may be reasonably required by the corporation to determine the eligibility of such proposed nominee to serve as an independent director of the corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee.

Notwithstanding anything in the second sentence of the second paragraph of this Section 2.9 to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the corporation at least seventy (70) days prior to the Anniversary, a stockholder’s notice required by these By-laws shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary of the corporation at the principal executive offices of the corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the corporation.

Only persons nominated in accordance with the procedures set forth in this Section 2.9 shall be eligible to be nominees to serve as directors, and only such business shall be conducted at an annual meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.9. The chair of the meeting shall have the power and the duty to determine whether a nomination or any business proposed to be brought before the meeting has been made in accordance with the procedures set forth in these By-laws and, if any proposed nomination or business is not in compliance with these By-laws, to declare that such defective proposed business or nomination shall not be presented for stockholder action at the meeting and shall be disregarded.

Notwithstanding the foregoing provisions of this Section 2.9, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to matters set forth herein. Nothing in this Section 2.9 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

For the purposes of these By-laws, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

In addition to their rights as a stockholder pursuant to the foregoing terms and conditions of Section 2.9, (I) so long as the Taylor Family (as defined below) beneficially owns in the aggregate twenty-five percent (25%) or more of the total voting power of the outstanding stock entitled to vote generally in the election of directors, the Taylor Family shall be entitled to

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nominate up to three (3) candidates for election to the Board of Directors at any annual meeting of stockholders or special meeting of stockholders called for the purpose of electing Directors, and (II) at any time at which the Taylor Family beneficially owns in the aggregate fifteen percent (15%) or more, but less than twenty-five percent (25%), of the total voting power of the outstanding stock entitled to vote generally in the election of directors, the Taylor Family shall be entitled to nominate up to two (2) candidates for election to the Board of Directors at any annual meeting of stockholders or special meeting of stockholders called for the purpose of electing Directors. For purposes of this Section 2.9, the “Taylor Family” shall mean: Jeffrey W. Taylor, Bruce W. Taylor, Iris Tark Taylor, Cindy Taylor Robinson, the spouses, descendants, or spouses of descendants of any one or more of the foregoing persons, any estates, trusts (including charitable remainder trusts), custodianships or guardianships formed or to be formed primarily for the benefit of any one or more of the foregoing persons, and any proprietorships, partnerships, limited liability companies, foundations or corporations controlled directly or indirectly by any one or more of the foregoing persons or entities.

In addition to its rights as a stockholder pursuant to the foregoing terms and conditions of Section 2.9, until the first date on which both (x) fewer than 800,000 shares of Series A Preferred (as defined in the Third Amended and Restated Certificate of Incorporation of the corporation) are issued and outstanding (subject to anti-dilution adjustment for stock splits, stock dividends and the like with respect to the Series A Preferred), and (y) the outstanding shares of Series A Preferred represent less than 10% of the total combined voting power of all outstanding shares of all classes of capital stock which are then entitled to vote on matters presented to a vote of the corporation’s stockholders generally, Financial Investments Corporation (“FIC”) shall be entitled to nominate up to two (2) candidates for election to the Board of Directors at any annual meeting of stockholders or special meeting of stockholders called for the purpose of electing Directors; provided, however, that the rights granted to FIC pursuant to this paragraph shall immediately cease upon a Change in Control of FIC. For this purpose, a “Change in Control of FIC” shall occur on the first date on which a majority of the outstanding voting securities of FIC are no longer beneficially owned by the Harrison I. Steans 2004 Multigenerational Trust (the “Current Registered Holder”) and Permitted Transferees (as defined below). For purposes of this paragraph, a “Permitted Transferee” shall mean any (a) nominee of such Current Registered Holder (provided that such Current Registered Holder continues to have beneficial ownership, as such term is defined under Section 13(d) of the Securities Exchange Act of 1934, as amended, of such voting securities of FIC), (b) a beneficiary or trustee of such Current Registered Holder or any child, stepchild, descendant, parent, stepparent, spouse, widow, widower, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of any such person, and any person (other than a tenant or employee) sharing the household of such person (the “Family Members”), (c) any estate of a Family Member, or any trust of which any Family Member is a trustee or any trust established by or for the benefit of one or more Family Members, (d) any charitable organizations which qualify as exempt organizations under Section 501(c) of the Internal Revenue Code of 1986, as amended, which is established and controlled by one or more Family Members (a “Family Charitable Organization”); (e) any corporation of which a majority of the voting power or a majority of the equity interest is held, directly or indirectly, by or for the benefit of one or more Family Members, estates or trusts described in clause (c) above, or Family Charitable Organizations; or (f) any partnership, limited liability company or other entity or arrangement of which a majority of the voting interest or a majority of the economic interest is held, directly or indirectly, by or for the benefit of one or more Family Members, estates or trusts described in clause (c) above, or Family Charitable Organizations.

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Section 2.10 Stockholder List. The officer who has charge of the stock ledger of the corporation shall prepare and, at least ten (10) days before every meeting of stockholders, make a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours at the principal place of business of the corporation. In the event that the corporation determines to make the list available on an electronic network, the corporation may take reasonable steps to ensure that such information is available only to stockholders of the corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the place of the meeting during the whole time thereof, and may be inspected by any stockholder that is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

Section 2.11 Record Date. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders, or entitled to receive payment of any dividend or other distribution or allotment of any rights or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action, except in each case as otherwise required by the DGCL. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

If no record date is fixed by the Board of Directors:

(a) The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

(b) The record date for determining stockholders entitled to receive payment of a dividend or other distribution or allotment of any rights or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

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ARTICLE 3

DIRECTORS

Section 3.1 Duties. The business and affairs of the corporation shall be under the direction of, and managed by, the Board of Directors, which may exercise all such powers of the corporation and do all such lawful acts and things as are not required by law, the Certificate of Incorporation or these By-laws to be done by the stockholders. Notwithstanding the foregoing, in accordance with Section 141(a) of the DGCL, certain powers and authority of the Board of Directors shall also be exercised by and require the further approval of the Executive Committee in accordance with the provisions of Article FIFTH of the Certificate of Incorporation. Directors and Executive Committee members need not be residents of the State of Delaware or stockholders of the corporation.

Section 3.2 Number; Election and Term of Office. The number of Directors which shall constitute the whole Board of the corporation shall be not less than eleven (11) and not more than thirteen (13), as determined from time by resolution adopted by the affirmative vote of a majority of the Directors in office at the time of adoption of such resolution. In accordance with Article FIFTH of the Certificate of Incorporation, the unanimous approval of Executive Committee shall be required in order for the Board to amend these By-Laws to decrease the size of the Board to fewer than eleven (11) members or increase the size of the Board to greater than thirteen (13) members. Subject to the terms of any series of preferred stock then outstanding, Directors shall be elected by the corporation’s stockholders at the annual meeting of the stockholders, and each Director elected shall hold office until the annual meeting of stockholders in the year in which his or her term expires and until a successor is duly elected and qualified or until his or her earlier death, resignation or removal.

Section 3.3 Compensation. Unless otherwise restricted by the Certificate of Incorporation or these By-laws, the Board of Directors shall have the authority to fix the compensation of Directors. The Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors. No such payment shall preclude any Director from serving the corporation in any other capacity and receiving compensation therefor. Members of the Executive Committee and any special or standing committees of the Board of Directors may be allowed compensation for attending meetings of such committees.

Section 3.4 Reliance on Books. A member of the Board of Directors, the Executive Committee or a member of any committee designated by the Board of Directors shall, to the fullest extent permitted by law, in the performance of his duties, be fully protected in relying in good faith upon the books of account or reports made to the corporation by any of its officers, or any other person as to matters the Board of Directors believes are within such person’s professional or expert confidence and who has been selected with reasonable care by or on behalf of the corporation.

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ARTICLE 4

MEETINGS OF THE BOARD OF DIRECTORS

Section 4.1 Place. The Board of Directors of the corporation may hold meetings, both regular and special, at such place or places within or without the State of Delaware as the Board of Directors may from time to time determine, or as may be specified or fixed in the respective notices or waivers of notice of such meeting.

Section 4.2 Annual Meeting. The annual meeting of the Board of Directors shall be held immediately following the annual meeting of stockholders each year or any special meeting held in lieu thereof, or at such other time as the Board of Directors may from time to time determine or as maybe specified or fixed in the notices or waivers of notice of such meeting.

Section 4.3 Regular Meetings. Regular meetings of the Board of Directors may be held without notice, except as otherwise required pursuant to Section 9.1 of these Bylaws, at such time and at such place as shall from time to time be determined by the Board.

Section 4.4 Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board, the Chief Executive Officer or the President of the Corporation on at least one day’s notice to each Director, either personally, or by mail, overnight courier, electronic mail, facsimile or other means of electronic transmission to each director. Special meetings shall be called by the Chairman, the Chief Executive Officer or the President in like manner and on like notice at the written request of any two Directors unless the Board consists of only one Director, in which case special meetings shall be called by the Chairman of the Board, the Chief Executive Officer, the President or the Secretary in like manner and on like notice on the written request of the sole Director. Notice of any meeting of the Board of Directors for which a notice is required may be waived if given by the person or persons entitled to such notice, whether before or after the time of such meeting, and such waiver shall be equivalent to the giving of such notice. Attendance of a Director at any such meeting shall constitute a waiver of notice thereof, except where the director attends a meeting for the express purpose of objecting to the transaction of any business because such meeting is not lawfully convened. Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors for which a notice is required need be specified in the notice, or waiver of notice, of such meeting. The Chairman shall preside at all meetings of the Board of Directors. In the absence or inability to act of the Chairman, then the Chief Executive Officer, if then a member of the Board of Directors, shall preside, and in his or her absence or inability to act, another Director designated by the Board of Directors shall preside.

Section 4.5 Quorum; Voting. At all meetings of the Board, a majority of the Directors then in office shall constitute a quorum for the transaction of business and the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation or by these By-laws. Common or interested Directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

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Section 4.6 Action Without Meeting. Unless otherwise restricted by the Certificate of Incorporation or these By-laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, or by facsimile, electronic mail or other means of electronic transmission, and the writing or writings, or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or committee. Such filings shall be in paper form if the minutes are maintained in paper form or in electronic form if the minutes are maintained in electronic form.

Section 4.7 Telephone Meetings. Unless otherwise restricted by the Certificate of Incorporation or these By-laws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

Section 4.8 Interested Directors.

(a) No contract or transaction between a corporation and one or more of its Directors or officers, or between a corporation and any other corporation, partnership, association, or other organization in which one or more of its Directors or officers are Directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the Director or officer is present at or participates in the meeting of the Board or committee which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if:

1. the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested Directors, even though the disinterested Directors be less than a quorum; or

2. the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

3. the contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee or the stockholders.

(b) Interested Directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

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ARTICLE 5

COMMITTEES OF DIRECTORS

Section 5.1 Designation.

(a) The Board of Directors may by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the Directors of the corporation or such other persons who are directors of Cole Taylor Bank (the “Bank”). The Board may designate one or more Directors or directors of the Bank as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

(b) In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

(c) Subject to applicable limitations contained in Article FIFTH of the Certificate of Incorporation, any such committee, to the extent provided in the resolution of the Board of Directors designating the committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, to the extent such powers and authority are permitted by the DGCL as such may be amended from time to time. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

Section 5.2 Records of Meetings. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

ARTICLE 6

NOTICES

Section 6.1 Method of Giving Notice. Whenever, under any provision of the DGCL or of the Certificate of Incorporation or of these By-laws, notice is required to be given to any Director or stockholder, such notice shall be given in writing by the Secretary or the person or persons calling the meeting by leaving such notice with such Director or stockholder at his residence or usual place of business or by mailing it addressed to such Director or stockholder, at his address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be personally delivered or deposited in the United States mail. Notice to Directors may also be given by overnight courier, email or facsimile. Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders by the corporation under any provision of these By-laws, the Certificate of Incorporation or by law shall be effective if given by a form of electronic transmission in accordance with applicable law.

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Section 6.2 Waiver of Notice. Whenever any notice is required to be given under any provision of the DGCL or of the Certificate of Incorporation or of these By-laws, a waiver thereof given by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends the meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, Directors or members of a committee of Directors need be specified in any written waiver of notice.

ARTICLE 7

OFFICERS

Section 7.1 In General. The officers of the corporation shall be chosen by the Board of Directors and shall include a Chairman of the Board, a Chief Executive Officer, a President, a Chief Financial Officer, a Secretary and a Treasurer. The Board of Directors may also choose one or more Vice Presidents, Assistant Secretaries and Assistant Treasurers. Such officer selection authority of the Board of Directors shall, except in the case of the selection of the Chief Executive Officer and President, be subject to the authorization and approval of the Executive Committee pursuant to Article FIFTH of the Certificate of Incorporation, as applicable. Any number of offices may be held by the same person, unless the Certificate of Incorporation or these By-laws otherwise provide.

Section 7.2 Election of Chairman of the Board, Chief Executive Officer, President, Chief Financial Officer, Secretary and Treasurer. The Board of Directors at its first meeting after each annual meeting of stockholders shall choose a Chairman of the Board, a Chief Executive Officer, a President, a Chief Financial Officer, a Secretary and a Treasurer.

Section 7.3 Election of Other Officers. Subject to the authorization and approval of the Executive Committee pursuant to Article FIFTH of the Certificate of Incorporation, as applicable, the Board of Directors may appoint such other officers and agents as it shall deem appropriate who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

Section 7.4 Salaries. The salaries of all officers and agents of the corporation may be fixed by the Board of Directors.

Section 7.5 Term of Office. The officers of the corporation shall hold office until their successors are elected and qualified or until their earlier resignation or removal. Any officer elected or appointed by the Board of Directors may be removed at any time in the manner specified in Section 8.2.

Section 7.6 Duties of Chairman of the Board. The Chairman of the Board shall preside at all meetings of the stockholders and of the Board of Directors, shall advise and counsel with the President shall assume such other duties as from time to time may be assigned to him by the Board of Directors.

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Section 7.7 Duties of Chief Executive Officer. The Chief Executive Officer shall be the principal executive officer of the corporation and shall, in general, supervise and control all of the business and affairs of the corporation, unless otherwise provided by the Board of Directors. In the absence of the Chairman of the Board, the Chief Executive Officer shall preside at all meetings of the stockholders and, if he or she is a director, at all meetings of the Board of Directors, and shall see that orders and resolutions of the Board of Directors are carried into effect. The Chief Executive Officer may sign bonds, mortgages, certificates for shares and all other contracts and documents, whether or not under the seal of the corporation, except in cases where the signing and execution thereof shall be expressly delegated by law, the Board of Directors or these By-laws to some other officer or agent of the corporation. The Chief Executive Officer shall have general powers of supervision and shall be the final arbiter of all differences between officers of the corporation, and the Chief Executive Officer’s decision as to any matter affecting the corporation shall be final and binding as between the officers of the corporation, subject only to the Board of Directors and the powers and authority of the Executive Committee pursuant to Article FIFTH of the Certificate of Incorporation. The Chief Executive Officer shall perform such other duties as the Board of Directors may from time to time prescribe.

Section 7.8 Duties of President. Unless another party has been designated as Chief Operating Officer, the President shall be the Chief Operating Officer of the corporation, responsible for the day-to-day active management of the business of the corporation, under the general supervision of the Chief Executive Officer. In the absence of the Chief Executive Officer, the President shall perform the duties of the Chief Executive Officer and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the Chief Executive Officer. The President shall have concurrent power with the Chief Executive Officer to sign bonds, mortgages, certificates for shares and other contracts and documents, whether or not under the seal of the corporation, except in cases where the signing and execution thereof shall be expressly delegated by law, the Board of Directors or these By-laws to some other officer or agent of the corporation. In general, the President shall perform all duties incident to the office of the President and such other duties as the Chief Executive Officer or the Board of Directors may from time to time prescribe.

Section 7.9 Duties of Chief Financial Officer. The Chief Financial Officer shall perform such duties and have such other powers as the Board of Directors, the Chairman of the Board or the President may from time to time prescribe.

Section 7.10 Duties of Vice President. In the absence of the Chairman of the Board, the President or in the event of their inability or refusal to act, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated by the Directors, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Vice President shall perform such other duties and have such other powers as the Board of Directors, the Chairman of the Board or the President may from time to time prescribe.

Section 7.11 Duties of Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings of the

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meetings of the corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, except as otherwise provided in these By-laws, and shall perform such other duties as may be prescribed by the Board of Directors, the Chairman of the Board or the President, under whose supervision he or she shall be. The Secretary shall have charge of the stock ledger (which may, however, be kept by any transfer agent or agents of the corporation under his direction) and of the corporate seal of the corporation.

Section 7.12 Duties of Assistant Secretary. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election) shall, in the absence of the Secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors or the Chairman of the Board may from time to time prescribe.

Section 7.13 Duties of Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse or supervise the disbursement of the funds of the corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all of his transactions as Treasurer and of the financial condition of the corporation. If required by the Board of Directors, he or she shall give the corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of this office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

Section 7.14 Duties of Assistant Treasurer. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors or the Chairman of the Board may from time to time prescribe.

ARTICLE 8

RESIGNATIONS, REMOVALS AND VACANCIES

Section 8.1 Directors.

(a) Resignations. Any Director may resign at any time by giving written notice to the Board of Directors, the Chairman of the Board, the President or the Secretary. Such resignation shall take effect at the time specified therein; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

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(b) Removals. Subject to any provisions of the Certificate of Incorporation, the holders of stock entitled to vote generally in the election of Directors may, at any meeting called for that purpose, by the affirmative vote of a majority of the shares of such stock outstanding and entitled to vote thereat, remove any Director or the entire Board of Directors, with or without cause.

Whenever the holders of any class or series are entitled to elect one or more Directors pursuant to the Certificate of Incorporation, this subsection shall apply, in respect to the removal of a Director or Directors so elected, to the vote of the holders of the outstanding shares of that class or series and not to the vote of the outstanding shares as a whole.

(c) Vacancies. Except as otherwise provided in the Certificate of Incorporation, vacancies occurring in the office of Director and newly created Directorships resulting from any increase in the authorized number of Directors shall be filled by a majority of the Directors then in office, though less than a quorum, and the Directors so chosen shall hold office, subject to the By-laws, until the next election of the class for which such Directors shall have been chosen, and until their successors are duly elected and qualified or until their earlier resignation or removal. Whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more Directors pursuant to the Certificate of Incorporation, vacancies and newly created Directorships of such class or classes or series may be filled by a majority of the Directors elected by such class or classes or series thereof then in office, or by a sole remaining Director so elected.

If there are no Directors in office, then an election of Directors may be held in the manner provided under the DGCL.

Unless otherwise provided in the Certificate of Incorporation or these By-laws, when one or more Directors shall resign from the Board, effective at a future date, a majority of the Directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each Director so chosen shall hold office as provided in this section in the filling of other vacancies.

Section 8.2 Officers. Any officer may resign at any time by giving written notice to the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President or the Secretary. Such resignation shall take effect at the time specified therein; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. The Board of Directors may, at any meeting called for that purpose, remove from office any officer of the corporation. Any vacancy occurring in the office of Chairman of the Board, President, Secretary or Treasurer shall be filled by the Board of Directors and the officers so chosen shall hold office subject to the By-laws for the unexpired term in respect of which the vacancy occurred and until their successors shall be elected and qualify or until their earlier resignation or removal. The foregoing officer removal and appointment authorities of the Board of Directors shall be subject to any applicable right of the Executive Committee to authorize and approve the removal and appointment of certain officers of the corporation in accordance with Article FIFTH of the Certificate of Incorporation.

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ARTICLE 9

CERTIFICATES OF STOCK, TRANSFERS AND RECORD DATES

Section 9.1 Form of Certificates. The shares of the corporation shall be represented by certificates; provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolutions shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock in the corporation shall be entitled to have a certificate, signed by, or in the name of, the corporation by (a) the Chairman of the Board, the Vice-Chairman of the Board or the President of the corporation, and (b) the Secretary, the Treasurer, an Assistant Secretary or an Assistant Treasurer of the corporation, certifying the number of shares owned by such holder in the corporation.

Section 9.2 Facsimile Signatures. Where a certificate is countersigned (i) by a transfer agent other than the corporation or its employee or (ii) by a registrar other than the corporation or its employee, any other signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed, or whose facsimile signature has been placed upon, a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

Section 9.3 Lost Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation with respect to certificated stock alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or such owner’s legal representative, to advertise the same in such manner as the corporation shall require and/or give the corporation or its transfer agent or registrar a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation or its transfer agent or registrar with respect to the certificate alleged to have been lost, stolen or destroyed.

Section 9.4 Transfers of Shares. All transfers of shares of capital stock of the corporation are subject to the terms, conditions and restrictions, if any, of the Certificate of Incorporation. Transfers of shares of capital stock of the corporation shall be made on the books of the corporation by the registered holder thereof, or by his attorney thereunder authorized by power of attorney duly executed and filed with the Secretary of the corporation, or with a transfer agent appointed as provided in Section 9.5, and, if certificated shares, on surrender of the certificate or certificates for the shares properly endorsed and the payment of all transfer taxes thereon. The person in whose names shares of stock are registered on the books of the corporation shall be considered the owner thereof for all purposes as regards the corporation, but

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whenever any transfer of shares is made for collateral security, and not absolutely, that fact, if known to the Secretary, shall be stated in the entry of transfer. The Board of Directors may, from time to time, make any additional rules and regulations as it may deem expedient, not inconsistent with these By-laws, concerning the issue, transfer and registration of certificates for shares of the stock of the corporation.

Section 9.5 Transfer Agents and Registrants. The Board of Directors may appoint one or more transfer agents and one or more registrars for the stock of the corporation.

Section 9.6 Registered Stockholders. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to, or interest in, such share or shares on the part of any other person, whether or not the corporation shall have express or other notice thereof, except as otherwise provided by the law of the State of Delaware.

ARTICLE 10

INDEMNIFICATION

Section 10.1 Right to Indemnification. The corporation shall indemnify, to the fullest extent permitted by the DGCL, any present or former Director or member of the Executive Committee as agent of the corporation, and may indemnify any present or former officer, employee or agent of the corporation selected by, and to the extent determined by, the Board of Directors for indemnification, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that such person is or was a Director, Executive Committee member, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding; provided, however, that the corporation shall not indemnify any present or former Director or Executive Committee Member in connection with any proceeding (or part thereof) initiated by such person unless (x) the corporation has joined in or the Board of Directors has consented to the initiation of such proceeding; or (y) the proceeding is one to enforce indemnification rights granted by the corporation.

Section 10.2 Derivative Actions. The corporation shall indemnify any present or former Director or Executive Committee member of the corporation, and may indemnify any present or former officer, employee or agent of the corporation selected by, and to the extent determined by, the Board of Directors for indemnification, who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a Director, Executive Committee member, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another

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corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys” fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 10.3 Expenses. The corporation shall indemnify any present or former Director or Executive Committee member of the corporation, and may indemnify any present or former officer, employee or agent of the corporation selected by, and to the extent determined by, the Board of Directors for indemnification, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith, to the extent that a present or former Director, Executive Committee member, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 10.1 or 10.2, or in defense of any claim, issue or matter therein.

Section 10.4 Authorization. The corporation shall make any indemnification under Section 10.1 or 10.2 (unless ordered by a court) only as authorized in the specific case upon a determination that indemnification of the present or former Director, Executive Committee member, officer, employee or agent of the corporation is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section (a) or (b) of this Article 10. Such determination shall be made, with respect to a person who is a Director, Executive Committee member or officer at the time of such determination, (1) by a majority vote of Directors who were not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such Directors designated by majority vote of such directors, even if less than a quorum, or (3) if there are no such Directors, or if such Directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders of the corporation.

Section 10.5 Advance Payment of Expenses. The corporation shall pay expenses (including attorneys’ fees) incurred by a present or former Director or Executive Committee member, and may pay expenses (including attorneys’ fees) incurred by any present or former officer, employee or agent of the corporation, in defending a civil or criminal action, suit or proceeding in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Director, Executive Committee member or officer to repay such amount if it shall ultimately be determined that such Director, Executive Committee member or officer is not entitled to be indemnified by the corporation as authorized in Article 10 herein.

Section 10.6 Non-Exclusiveness. The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this Article 10 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under these By-laws, any agreement, any vote of stockholders or disinterested Directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office or position.

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Section 10.7 Insurance. The corporation shall have the right, power and authority to purchase and maintain insurance on behalf of any person who is or was a Director, Executive Committee member, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of this Article 10 and the DGCL.

For purposes of this Article 10, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a Director, Executive Committee member, board committee member, officer, employee or agent of the corporation which imposes duties on, or involves services by, such Director, Executive Committee member, board committee member, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

Section 10.8 General. The corporation shall continue the indemnification and advancement of expenses provided by, or granted pursuant to, Article 10 herein, unless otherwise provided when authorized or ratified, as to a person who has ceased to be a Director, Executive Committee member, officer, employee or agent of the corporation, and the indemnification and advancement of expenses provided by, or granted pursuant to this Article 10 shall inure to the benefit of the heirs, executors and administrators of such a person. The provisions of this Article 10 shall be considered a contract between the corporation and each Director or Executive Committee member, or appropriately designated officer, employee or agent, who serves in such capacity at any time while this Article 10 is in effect, and any repeal or modification of this Article 10 shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon such state of facts; provided, however, that the provisions of this Article 10 shall not be deemed to be a contract between the corporation and any Directors, officers, employees or agents of any other corporation (the “Second Corporation”) that shall merge into or consolidate with the corporation where the corporation shall be the surviving or resulting corporation, and any such directors, officers, employees or agents of the Second Corporation, in their capacity as such, shall be indemnified only at the discretion of the Board of Directors.

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ARTICLE 11

EXECUTION OF PAPERS

Except as otherwise provided in these By-laws or as the Board of Directors may generally or in particular cases otherwise determine, all deeds, leases, transfers, contracts, bonds, notes, checks, drafts and other instruments authorized to be executed on behalf of the corporation shall be executed by any officer, agent or agents as may be authorized by the Board of Directors from time to time.

ARTICLE 12

FISCAL YEAR

The fiscal year of the corporation shall end on the 31st day of December of each year.

ARTICLE 13

DEPOSITORIES

The Board of Directors or an officer designated by the Board shall appoint banks, trust companies, or other depositories in which shall be deposited from time to time the money or securities of the corporation.

ARTICLE 14

SEAL

The Corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the word “Delaware.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

ARTICLE 15

OFFICES

Section 15.1 Registered Office. The registered office in the State of Delaware shall be located at 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the corporation’s registered agent at such address shall be The Corporation Trust Company.

Section 15.2 Principal Office. The corporation may also have offices within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the corporation may require.

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ARTICLE 16

AMENDMENTS

Except to the extent otherwise provided in the Certificate of Incorporation, these By-laws may be amended or repealed by the vote of a majority of the Directors present at any meeting at which a quorum is present or by the vote of the holders of a majority of the total outstanding voting stock of the corporation, present in person or represented by proxy, at a meeting of stockholders at which a quorum is present.

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